Filed pursuant to Rule 433(d)
Registration Statement No. 333-131727

FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you are encouraged to read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, the underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-800-503-4611.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Free Writing Prospectus dated January 19, 2007 (to Prospectus dated April 18, 2006)

$834,163,000 (Approximate)

ACE SECURITIES CORP. Home Equity Loan Trust, Series 2007-WM1

Asset Backed Pass-Through Certificates

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1
Issuing Entity

DB Structured Products, Inc.
Sponsor

ACE Securities Corp.
Depositor

Countrywide Home Loans Servicing LP
Servicer

Wells Fargo Bank, National Association
Master Servicer

You should consider carefully the risk factors beginning on page 12 in this free writing prospectus.
This free writing prospectus may be used to offer and sell the Offered Certificates only if accompanied by the prospectus. The Offered Certificates represent an interest solely in the Issuing Entity and do not represent interests in or obligations of the Sponsor, the Depositor, or any of their affiliates.
Distributions on the Offered Certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in February 2007.

Offered Certificates    The trust created for the Series 2007-WM1 certificates will hold a pool of first and second lien fixed-rate and adjustable-rate, one- to four-family, residential mortgage loans. The trust will issue fifteen classes of Offered Certificates. You can find a list of these classes, together with their initial certificate principal balances and pass-through rates, in the table below. Credit enhancement for all of the Offered Certificates will be provided in the form of excess interest, overcollateralization, and subordination. In addition, the Offered Certificates may benefit from a series of net swap payments pursuant to an interest rate swap agreement and interest rate cap payments pursuant to two separate cap agreements, in each case, which are intended partially to mitigate interest rate risk.

Class	Initial Certificate Principal Balance(1)	Pass-Through Rate	The Assumed Final Distribution Date
A-1	$ 219,104,000	One-Month LIBOR + ___%(2)(3)	November 2036
A-2A	$ 250,390,000	One-Month LIBOR + ___% (2)(3)	November 2036
A-2B	$ 75,222,000	One-Month LIBOR + ___% (2)(3)	November 2036
A-2C	$ 67,016,000	One-Month LIBOR + ___% (2)(3)	November 2036
A-2D	$ 81,626,000	One-Month LIBOR + ___% (2)(3)	November 2036
M-1	$ 28,161,000	One-Month LIBOR + ___% (2)(3)	November 2036
M-2	$ 24,321,000	One-Month LIBOR + ___% (2)(3)	November 2036
M-3	$ 15,361,000	One-Month LIBOR + ___% (2)(3)	November 2036
M-4	$ 13,654,000	One-Month LIBOR + ___% (2)(3)	November 2036
M-5	$ 13,654,000	One-Month LIBOR + ___% (2)(3)	November 2036
M-6	$ 12,800,000	One-Month LIBOR + ___% (2)(3)	November 2036
M-7	$ 11,520,000	One-Month LIBOR + ___% (2)(3)	November 2036
M-8	$ 6,400,000	One-Month LIBOR + ___% (2)(3)	November 2036
M-9	$ 6,400,000	One-Month LIBOR + ___% (2)(3)	November 2036
M-10	$ 8,534,000	One-Month LIBOR + ___% (2)(3)	November 2036
______________________
(1)	Approximate. Subject to a permitted variance of plus or minus 10%.
(2)
The pass-through rate for each class of Offered Certificates will be subject to the applicable Net WAC Pass-Through Rate as described in this free writing prospectus under “Description of the Certificates-Pass-Through Rates.”

(3)
After the first possible optional termination date, the margins applicable to the Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates will increase by 100% and the margins applicable to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will increase by the lesser of (i) the product of the applicable margin and 50% and (ii) 0.50%.

The certificates offered by this free writing prospectus will be purchased by Deutsche Bank Securities Inc. from the Depositor, and are being offered by Deutsche Bank Securities Inc. from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately _____% of their initial Certificate Principal Balance before deducting expenses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Offered Certificates or determined that this free writing prospectus or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Deutsche Bank Securities

Important notice about information in this free writing prospectus and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the Offered Certificates in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

•	this free writing prospectus, which describes the specific terms of this series of certificates.

ACE Securities Corp.’s principal offices are located at 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211, and its telephone number is 704-365-0569.

Table of Contents

Free Writing Prospectus

SUMMARY OF FREE WRITING PROSPECTUS	1
TRANSACTION STRUCTURE	11
RISK FACTORS	12
USE OF PROCEEDS	22
THE MORTGAGE POOL	22
YIELD ON THE CERTIFICATES	70
DESCRIPTION OF THE CERTIFICATES	104
STATIC POOL INFORMATION	144
ISSUING ENTITY	145
THE DEPOSITOR	145
THE SPONSOR	146
SERVICING OF THE MORTGAGE LOANS	146
THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE CUSTODIAN	154
THE TRUSTEE	156
THE CREDIT RISK MANAGER	158
POOLING AND SERVICING AGREEMENT	159
FEDERAL INCOME TAX CONSEQUENCES	164
METHOD OF DISTRIBUTION	167
SECONDARY MARKET	168
LEGAL MATTERS	168
RATINGS	168
LEGAL PROCEEDINGS	170
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS	170
LEGAL INVESTMENT	170
CONSIDERATIONS FOR BENEFIT PLAN INVESTORS	172
AVAILABLE INFORMATION	174
REPORTS TO CERTIFICATEHOLDERS	174
INCORPORATION OF INFORMATION BY REFERENCE	175
ANNEX I	1

ii

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)           to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)           to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)           in any other circumstances which do not require the publication by the Issuing Entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The Underwriter has represented and agreed that:

(a)           it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuing Entity; and

(b)           it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

iii

SUMMARY OF FREE WRITING PROSPECTUS

The following summary is a brief discussion of the important features of the certificates offered by this free writing prospectus and the accompanying prospectus but does not contain all of the information that you should consider in making your investment decision. To understand the terms of the Offered Certificates, carefully read this entire free writing prospectus and the entire accompanying prospectus.

Issuing Entity	ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1.

Title of Series	ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1 Asset Backed Pass-Through Certificates.

Cut-off Date	January 1, 2007.

Closing Date	On or about January 29, 2007.

Depositor	ACE Securities Corp., a Delaware corporation. See “The Depositor” in this free writing prospectus.

Originator	WMC Mortgage Corp., a California corporation. See “The Mortgage Pool—Underwriting Standards” in this free writing prospectus.

Sponsor	DB Structured Products, Inc., a Delaware corporation. See “The Sponsor” in this free writing prospectus.

Master Servicer	Wells Fargo Bank, National Association, a national banking association. See “The Securities Administrator, The Master Servicer and The Custodian” in this free writing prospectus.

Servicer	Countrywide Home Loans Servicing LP, a Texas limited partnership. See “Servicing of the Mortgage Loans” in this free writing prospectus.

Trustee	HSBC Bank USA, National Association, a national banking association, will be the trustee of the trust and the supplemental interest trust. See “The Trustee” in this free writing prospectus.

Securities Administrator	Wells Fargo Bank, National Association. See “The Securities Administrator, The Master Servicer and The Custodian” in this free writing prospectus.

Custodian	Wells Fargo Bank, National Association. See “The Securities Administrator, The Master Servicer and The Custodian” in this free writing prospectus.

Distribution Dates
Distributions on the Offered Certificates will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in February 2007. The Assumed Final Distribution Date for the Offered Certificates is the Distribution Date in November 2036.

Credit Risk Manager	Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company). See “The Credit Risk Manager” in this free writing prospectus.

Offered Certificates
Only the certificates listed on the cover of this free writing prospectus are being offered by this free writing prospectus. Each class of Offered Certificates will have the initial certificate principal balance and pass-through rate set forth or described in the table appearing on the cover of this free writing prospectus.

The Trust

The Depositor will establish a trust with respect to the certificates under the pooling and servicing agreement dated as of the Cut-off Date among the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee. There are eighteen classes of certificates representing the trust. See “Description of the Certificates” in this free writing prospectus.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. In general, distributions of interest and principal, if applicable, on the Offered Certificates will be made only from payments received or advanced in respect of the mortgage loans, payments made by the swap provider under the interest rate swap agreement and payments made by the related cap provider under the cap agreements.

The Mortgage Loans

References to percentages of the mortgage loans under this section are calculated based on the aggregate principal balance of the mortgage loans as of the Cut-off Date.

All dollar amounts and percentages with respect to the characteristics of the Mortgage Loans shown in this free writing prospectus are subject to a permitted variance of plus or minus 10%.

The trust will contain 4,591 conventional, one- to four-family, first and second lien, fixed-rate and adjustable-rate mortgage loans on residential real properties (the “Mortgage Loans”).

For purposes of calculating interest and principal distributions on the Class A-1 Certificates and the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Class A-2 Certificates”; and together with the Class A-1 Certificates, the “Class A Certificates”), the Mortgage Loans have been divided into two loan groups, designated as the “Group I Mortgage Loans” and the “Group II Mortgage Loans.” The Group I Mortgage Loans consist of first and second lien, fixed-rate and adjustable-rate mortgage loans with principal balances at origination that conformed to Freddie Mac loan limits. The Group II Mortgage Loans consist of first and second lien, fixed-rate and adjustable-rate mortgage loans with principal balances at origination that may or may not have conformed to Freddie Mac loan limits.

The Class A-1 Certificates represent interests in the Group I Mortgage Loans. The Class A-2 Certificates represent interests in the Group II Mortgage Loans. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (collectively, the “Mezzanine Certificates”) represent interests in all of the Mortgage Loans.

The Group I Mortgage Loans consist of 1,721 mortgage loans and have an aggregate principal balance of approximately $269,666,888 as of the Cut-off Date. The Group I Mortgage Loans have original terms to maturity of not greater than approximately 30 years and have the following characteristics as of the Cut-off Date:

Range of mortgage rates:	5.950% to 13.710%.
Weighted average mortgage rate:	8.341%.
*Range of gross margins:	3.327% to 8.000%.
*Weighted average gross margin:	6.323%.
*Range of minimum mortgage rates:	5.950% to 11.245%.
*Weighted average minimum mortgage rate:	8.167%.
*Range of maximum mortgage rates:	12.450% to 17.745%.
*Weighted average maximum mortgage rate:	14.668%.
Weighted average remaining term to stated maturity:	348 months.
Range of principal balances:	$14,233 to $583,410.
Average principal balance:	$156,692.
Range of original combined loan-to-value ratios:	25.95% to 100.00%.
Weighted average original combined loan-to value ratio:	81.60%.
*Weighted average next adjustment date:	September 2, 2008.
___________
*For ARM Loans Only.

The Group II Mortgage Loans consist of 2,870 mortgage loans and have an aggregate principal balance of approximately $583,697,375 as of the Cut-off Date. The Group II Mortgage Loans have original terms to maturity of not greater than approximately 30 years and have the following characteristics as of the Cut-off Date:

Range of mortgage rates:	5.550% to 12.875%.
Weighted average mortgage rate:	8.213%.
*Range of gross margins:	2.000% to 8.000%.
*Weighted average gross margin:	6.387%.
*Range of minimum mortgage rates:	2.750% to 11.450%.
*Weighted average minimum mortgage rate:	7.772%.
*Range of maximum mortgage rates:	11.850% to17.950%.
*Weighted average maximum mortgage rate:	14.283%.
Weighted average remaining term to stated maturity:	346 months.
Range of principal balances:	$14,973 to $944,777.
Average principal balance:	$203,379.
Range of original combined loan-to-value ratios:	23.87% to 100.00%.
Weighted average original combined loan-to value ratio:	82.66%.
*Weighted average next adjustment date: December 5, 2009
___________
*For ARM Loans Only.

The Mortgage Loans consist of 4,591 mortgage loans and in the aggregate have a principal balance of approximately $853,364,263 as of the Cut-off Date and have the following characteristics as of the Cut-off Date:

Range of mortgage rates:	5.550% to 13.710%.
Weighted average mortgage rate:	8.253%.
*Range of gross margins:	2.000% to 8.000%.
*Weighted average gross margin:	6.367%.
*Range of minimum mortgage rates:	2.750% to 11.450%.
*Weighted average minimum mortgage rate:	7.894%.
*Range of maximum mortgage rates:	11.850% to 17.950%.
*Weighted average maximum mortgage rate:	14.402%.
Weighted average remaining term to stated maturity:	346 months.
Range of principal balances:	$14,233 to $944,777.
Average principal balance:	$185,878.
Range of original combined loan-to-value ratios:	23.87% to 100.00%.
Weighted average original combined loan-to value ratio:	82.32%.
*Weighted average next adjustment date:	July 17, 2009.
__________
*For ARM Loans Only.

The mortgage rate on each adjustable-rate Mortgage Loan will adjust semi-annually or annually each adjustment date to equal the sum of (A) Six-Month LIBOR or One-Year CMT (each as defined in this free writing prospectus) and (B) the related gross margin, subject to periodic and lifetime limitations, as described under “The Mortgage Pool” in this free writing prospectus. See also “The Mortgage Pool-The Index” in this free writing prospectus.

The first adjustment date on the adjustable-rate Mortgage Loans will occur after an initial period of approximately six months or two, three, five or ten years from the date of origination, as more fully described under “The Mortgage Pool” in this free writing prospectus.

For additional information regarding the Mortgage Loans, see “The Mortgage Pool” in this free writing prospectus.

Removal and Substitution of a Mortgage Loan

The Trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the Depositor and receipt of, subject to further review and the exceptions, the Mortgage Loans. If the Trustee has actual knowledge that any Mortgage Loan is defective on its face due to a breach of the representations and warranties with respect to that Mortgage Loan made in the transaction agreements, the Trustee shall promptly notify the Sponsor of such defect. The Sponsor must then correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if the Sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Sponsor will, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, repurchase such Mortgage Loan or provide the Trustee with a substitute Mortgage Loan (if within two years of the Closing Date); provided that, if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered.

The Certificates

Offered Certificates. The Class A Certificates and the Mezzanine Certificates are the only classes of certificates offered by this free writing prospectus and are referred to in this free writing prospectus as the “Offered Certificates”. The Offered Certificates will have the characteristics shown in the table on the cover of this free writing prospectus and as described in this free writing prospectus.

The pass-through rate on each class of Offered Certificates is variable and will be calculated for each Distribution Date as described below and under “Description of the Certificates- Pass-Through Rates” in this free writing prospectus. The pass-through rate on each class of Offered Certificates is a rate per annum based on one-month LIBOR plus an applicable spread, subject to a rate cap, in the case of the Class A-1 Certificates and Class A-2 Certificates, calculated as the weighted average mortgage rate of the Mortgage Loans in the related loan group, less the fee rates payable to the Servicer, the Master Servicer and the Credit Risk Manager (collectively, the “Administration Costs”) and an amount, expressed as a per annum rate, equal to (x) the product of (i) the sum of the net swap payment payable to the swap provider and any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event allocable to the related loan group and (ii) 12, divided by (y) the aggregate principal balance of the Mortgage Loans in the related loan group as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period which were distributed on the immediately preceding Distribution Date, in each case, adjusted for the actual number of days which have elapsed in the related interest accrual period and, in the case of the Mezzanine Certificates, calculated as the weighted average of the rate caps of the Class A-1 Certificates and Class A-2 Certificates, weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the certificate principal balance of the related Class A Certificates. The initial spread relating to the Class A-1 Certificates is ____% per annum. The initial spread relating to the Class A-2A Certificates is ____% per annum. The initial spread relating to the Class A-2B Certificates is ____% per annum. The initial spread relating to the Class A-2C Certificates is _____% per annum. The initial spread relating to the Class A-2D Certificates is ____% per annum. The initial spread relating to the Class M-1 Certificates is _____% per annum. The initial spread relating to the Class M-2 Certificates is ____% per annum. The initial spread relating to the Class M-3 Certificates is ____% per annum. The initial spread relating to the Class M-4 Certificates is _____% per annum. The initial spread relating to the Class M-5 Certificates is _____% per annum. The initial spread relating to the Class M-6 Certificates is ____% per annum. The initial spread relating to the Class M-7 Certificates is _____% per annum. The initial spread relating to the Class M-8 Certificates is ____% per annum. The initial spread relating to the Class M-9 Certificates is _____% per annum. The initial spread relating to the Class M-10 Certificates is _____% per annum. Each spread is subject to increase as more fully described under “Description of the Certificates-Pass-Through Rates” in this free writing prospectus.

The Offered Certificates will be sold by the Depositor to Deutsche Bank Securities Inc. (the “Underwriter”) on the Closing Date.

The Offered Certificates will be represented initially by one or more global certificates registered in the name of a nominee of the Depository Trust Company in the United States, or of Clearstream and the Euroclear System (each, as defined in this free writing prospectus) in Europe and will be issued in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof. See “Description of the Certificates-Book-Entry Certificates” in this free writing prospectus.

Class CE Certificates. The Class CE Certificates are not offered by this free writing prospectus. The Class CE Certificates will have an initial certificate principal balance of approximately $19,201,163 (subject to a permitted variance of plus or minus 10%), which represents approximately 2.25% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Class P Certificates. The Class P Certificates are not offered by this free writing prospectus. The Class P Certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans.

Residual Certificates. The Class R Certificates (the “Residual Certificates”) which are not offered by this free writing prospectus, represent the residual interests in the trust.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Offered Certificates consists of excess interest, overcollateralization and subordination, each as described in this section and under “Description of the Certificates-Credit Enhancement” and “-Overcollateralization Provisions” in this free writing prospectus.

Excess Interest. The Mortgage Loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the Class A Certificates and Mezzanine Certificates and to pay certain fees and expenses of the trust and the supplemental interest trust (including any net swap payment payable to the swap provider and any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event). Any excess interest from the Mortgage Loans each month will be available to absorb realized losses on the Mortgage Loans and to maintain or restore overcollateralization at required levels.

Subordination. The rights of the holders of the Mezzanine Certificates and the Class CE Certificates to receive distributions will be subordinated, to the extent described in this free writing prospectus, to the rights of the holders of the Class A Certificates.

In addition, to the extent described under “Description of the Certificates—Allocation of Losses; Subordination” in this free writing prospectus,

•           the rights of the holders of the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE Certificates will be subordinated to the rights of the holders of the Class M-1 Certificates;

•           the rights of the holders of the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE Certificates will be subordinated to the rights of the holders of the Class M-2 Certificates;

•           the rights of the holders of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE Certificates will be subordinated to the rights of the holders of the Class M-3 Certificates;

•           the rights of the holders of the Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE Certificates will be subordinated to the rights of the holders of the Class M-4 Certificates;

•           the rights of the holders of the Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE Certificates will be subordinated to the rights of the holders of the Class M-5 Certificates;

•           the rights of the holders of the Class M-7, Class M-8, Class M-9, Class M-10 and Class CE Certificates will be subordinated to the rights of the holders of the Class M-6 Certificates;

•           the rights of the holders of the Class M-8, Class M-9, Class M-10 and Class CE Certificates will be subordinated to the rights of the holders of the Class M-7 Certificates;

•           the rights of the holders of the Class M-9, Class M-10 and Class CE Certificates will be subordinated to the rights of the holders of the Class M-8 Certificates;

•           the rights of the holders of the Class M-10 Certificates and Class CE Certificates will be subordinated to the rights of the holders of the Class M-9 Certificates; and

•           the rights of the holders of the Class CE Certificates will be subordinated to the rights of the holders of the Class M-10 Certificates.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford the more senior certificates protection against realized losses on the Mortgage Loans, as described under “Description of the Certificates—Allocation of Losses; Subordination” in this free writing prospectus.

Overcollateralization. The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate certificate principal balance of the Class A, Mezzanine and Class P Certificates on the Closing Date by approximately $19,201,163 (subject to a permitted variance of plus or minus 10%), which is equal to the initial Certificate Principal Balance of the Class CE Certificates. This amount represents approximately 2.25% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and is the initial amount of overcollateralization required to be provided by the mortgage pool under the pooling and servicing agreement. See “Description of the Certificates-Overcollateralization Provisions” in this free writing prospectus.

Allocation of Losses. If, on any Distribution Date, there is not sufficient excess interest, overcollateralization (represented by the Class CE Certificates) or net swap payments to absorb realized losses on the Mortgage Loans as described under “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus, then realized losses on the Mortgage Loans will be allocated to the Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the certificate principal balance of each such class has been reduced to zero. The pooling and servicing agreement does not permit the allocation of realized losses on the Mortgage Loans to the Class A Certificates; however, investors in the Class A Certificates should realize that under certain loss scenarios, there will not be enough principal and interest on the Mortgage Loans to pay the Class A Certificates all interest and principal amounts to which these certificates are then entitled. See “Description of the Certificates—Allocation of Losses; Subordination” in this free writing prospectus.

Unless the Servicer collects subsequent recoveries on Mortgage Loans for which realized losses were allocated to the Mezzanine Certificates, once realized losses are allocated to the Mezzanine Certificates, their certificate principal balances will be permanently reduced by the amount so allocated. However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of those certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement” in this free writing prospectus.

Cap Agreements.

For each Distribution Date commencing in February 2007 and terminating immediately following the Distribution Date in July 2007, the Class A-1 Certificates and the Mezzanine Certificates will have the benefit of a cap agreement (the “Group I Cap Agreement”) provided by a cap provider having a long-term credit rating of at least “A+” (or the equivalent) from at least one of the rating agencies rating the Offered Certificates (the “Cap Provider”), which is intended partially to mitigate interest rate risk. The Group I Cap Agreement requires the Cap Provider to make a cap payment in an amount as described in this free writing prospectus.

For each Distribution Date commencing in February 2007 and terminating immediately following the Distribution Date in July 2007, the Class A-2 Certificates and the Mezzanine Certificates will have the benefit of a cap agreement (the “Group II Cap Agreement”) provided by the Cap Provider, which is intended partially to mitigate interest rate risk. The Group II Cap Agreement requires the Cap Provider to make a cap payment in an amount as described in this free writing prospectus.

Cap payments, if any, made by the Cap Provider will be deposited into a reserve fund and will be available for distribution on the related Class A Certificates and Mezzanine Certificates, in respect of any interest shortfall amounts resulting from the application of the applicable rate cap, to the limited extent described in this free writing prospectus. See “Description of the Certificates” and “The Cap Agreements” in this free writing prospectus.

Interest Rate Swap Agreement.

The Offered Certificates will have the benefit of an Interest Rate Swap Agreement (the “Interest Rate Swap Agreement”) provided by a swap provider having a long-term credit rating of at least “A+” (or the equivalent) from at least one of the rating agencies rating the Offered Certificates (the “Swap Provider”) for each Distribution Date commencing in August 2007 and terminating immediately following the Distribution Date in January 2012, unless terminated earlier in accordance with the provisions of the Interest Rate Swap Agreement.

Pursuant to the Interest Rate Swap Agreement, on each Distribution Date, (i) the Securities Administrator (on behalf of a supplemental interest trust and from funds of such trust) will be obligated to pay to the Swap Provider, a fixed amount as described in this free writing prospectus (the “Securities Administrator Swap Payment”); and (ii) the Swap Provider will be obligated to pay to the supplemental interest trust for the benefit of the holders of the Offered Certificates (the “Swap Provider Payment”), a floating amount as described in this free writing prospectus.

A net payment will be required to be made on each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the Securities Administrator to the Swap Provider, to the extent that the Securities Administrator Payment exceeds the corresponding Swap Provider Payment, or (b) by the Swap Provider to the Securities Administrator, to the extent Swap Provider Payment exceeds the corresponding Securities Administrator Payment.

On each Distribution Date, if the Swap Provider is required to make a Net Swap Payment, such amount will be deposited into a reserve fund and will be available for distribution to the Offered Certificates in respect of any interest and principal shortfall amounts and any realized losses allocated to the Offered Certificates as described in this free writing prospectus. If, on any Distribution Date, the Net Swap Payment with respect to the Offered Certificates exceeds the amount of the interest and principal shortfall amounts and any realized losses allocated to the Offered Certificates for such Distribution Date, after making the distributions set forth under “Description of the Certificates—The Interest Rate Swap Agreement” in this free writing prospectus, any remaining amounts will be distributed to the Class CE Certificates. See “Description of the Certificates—The Interest Rate Swap Agreement” in this free writing prospectus.

Upon early termination of the Interest Rate Swap Agreement, the Securities Administrator (on behalf of a supplemental interest trust and from funds of such trust) or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Securities Administrator is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to any distribution to certificateholders. See “Description of the Certificates—The Interest Rate Swap Agreement” in this free writing prospectus.

Amounts payable by the Securities Administrator in respect of Net Swap Payments and Swap Termination Payments which are not payable as a result of the occurrence of a Swap Provider trigger event will be paid to the Swap Provider on each Distribution Date before distributions to certificateholders and will first be deposited to the supplemental interest trust before payment to the Swap Provider.

P&I Advances

The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans, subject to the limitations described under “Description of the Certificates—P&I Advances” in this free writing prospectus. A successor servicer will be obligated to make any required delinquency advance if the Servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. The Servicer or any successor servicer, as the case may be, is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. See “Servicing of the Mortgage Loans—P&I Advances” in this free writing prospectus and “Description of the Securities—Advances in Respect of Delinquencies” in the prospectus.

Servicing Fee

With respect to each Mortgage Loan, the amount of the annual servicing fee that shall be paid to the Servicer is, for a period of one full month, equal to one-twelfth of the product of (a) 0.50% and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on such Mortgage Loan is computed. The obligation to pay the servicing fee is limited to, and the servicing fee is payable from the interest portion of such monthly payments collected; provided, however, that accrued and unpaid servicing fees applicable to liquidated mortgage loans may be payable out of amounts on deposit in the collection account as further described in the pooling and servicing agreement.

Master Servicing Fee

With respect to each Mortgage Loan, the amount of the annual master servicing fee that shall be paid to the Master Servicer is, for a period of one full month, equal to one-twelfth of the product of (a) 0.0040% and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on such Mortgage Loan is computed. The obligation to pay the master servicing fee is limited to, and the master servicing fee is payable from, the interest portion of such monthly payments collected. The Master Servicer will pay the trustee fee from its fee.

Credit Risk Manager’s Fee

With respect to each Mortgage Loan, the amount of the annual credit risk manager’s fee that shall be paid to the credit risk manager is a fee, for a period of one full month, equal to one-twelfth of the product of (a) 0.0135% and (b) the outstanding principal balance of such Mortgage Loan. Such fee will be payable monthly, computed on the basis of the same principal amount and period with respect to which any related interest payment on such Mortgage Loan is computed. The obligation to pay the credit risk manager’s fee will be limited to, and the credit risk manager’s fee will be payable from the interest portion of such monthly payments collected.

Optional Termination

At its option and subject to certain conditions, the Master Servicer may purchase all of the Mortgage Loans in the mortgage pool, together with any properties in respect of the Mortgage Loans acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the Mortgage Loans (and properties acquired in respect of the Mortgage Loans), remaining in the trust as of the last day of the related due period has been reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus and “Description of the Securities—Termination” in the prospectus.

Federal Income Tax Consequences

Multiple elections will be made to treat designated portions of the trust (exclusive of the reserve fund, the Interest Rate Swap Agreement, the Cap Agreements, payments from the supplemental interest trust or the obligation to make payments to the supplemental interest trust) as real estate mortgage investment conduits (each a “REMIC”) for federal income tax purposes. See “Material Federal Income Tax Considerations—REMICs —Characterization of Investments in REMIC Securities” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Considerations” in the prospectus.

Ratings

It is a condition to the issuance of the certificates that the Offered Certificates receive at least the following ratings from Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Dominion Bond Rating Service (“DBRS”):

Offered Certificates	S&P	Moody’s	DBRS
Class A-1	AAA	Aaa	AAA
Class A-2A	AAA	Aaa	AAA
Class A-2B	AAA	Aaa	AAA
Class A-2C	AAA	Aaa	AAA
Class A-2D	AAA	Aaa	AAA
Class M-1	AA+	Aa1	AA (high)
Class M-2	AA	Aa2	AA
Class M-3	AA	Aa3	AA (low)
Class M-4	AA-	A1	A (high)
Class M-5	A+	A2	A
Class M-6	A	A3	A (low)
Class M-7	BBB+	Baa1	BBB (high)
Class M-8	BBB	Baa2	BBB
Class M-9	BBB	Baa3	BBB
Class M-10	BBB-	Ba1	BBB (low)

A security rating does not address the frequency of prepayments on the Mortgage Loans or the corresponding effect on yield to investors. See “Yield on the Certificates” and “Ratings” in this free writing prospectus and “Yield Considerations” in the prospectus.

Legal Investment

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See “Legal Investment” in this free writing prospectus and in the prospectus.

Considerations for Benefit Plan Investors

It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements (each, a “Plan”) subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”). Prior to the termination of the supplemental interest trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors are encouraged to consult with their counsel with respect to the consequences under ERISA and the Code of a Plan’s acquisition and ownership of the Offered Certificates. See “Considerations for Benefit Plan Investors” in this free writing prospectus and “ERISA Considerations” in the prospectus.

TRANSACTION STRUCTURE

RISK FACTORS

The following information, which you should consider carefully, identifies significant risks associated with an investment in the certificates.

The Mortgage Loans were underwritten to standards which do not conform to the standards of Fannie Mae or Freddie Mac.

The underwriting standards of the Originator are intended to assess the ability and willingness of the mortgagor to repay the debt and to evaluate the adequacy of the property as collateral for the mortgage loan. The Originator considers, among other things, a mortgagor’s credit history, repayment ability and debt service-to-income ratio, as well as the value, type and use of the mortgaged property. As further described in this free writing prospectus, the underwriting standards of the Originator do not conform to Fannie Mae and Freddie Mac guidelines.

In addition, mortgage loans originated by the Originator generally bear higher rates of interest than mortgage loans originated in accordance with Fannie Mae and Freddie Mac guidelines and may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac guidelines.

Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans than on mortgage loans originated in accordance with Fannie Mae and Freddie Mac guidelines. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. See “The Mortgage Pool—Underwriting Standards” in this free writing prospectus.

Mortgage Loans with high combined loan-to-value ratios leave the related mortgagor with little or no equity in the related mortgaged property.

Approximately 32.29% of the Group I Mortgage Loans and approximately 25.14% of the Group II Mortgage Loans, in each case by the related aggregate principal balance as of the Cut-off Date, had a combined loan-to-value ratio at origination in excess of 80.00%.

An overall decline in the residential real estate market, a rise in interest rates over a period of time and the condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the mortgaged property from the appraised value at the time the Mortgage Loan was originated. If there is a reduction in the value of the mortgaged property, the combined loan-to-value ratio may increase over what it was at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the Mortgage Loan, and any losses to the extent not covered by the credit enhancement may affect the yield to maturity of your certificates. There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review. Investors should note that the values of the mortgaged properties may be insufficient to cover the outstanding principal balance of the Mortgage Loans. There can be no assurance that the combined loan-to-value ratio of any Mortgage Loan determined at any time after origination will be less than or equal to its combined loan-to-value ratio at origination.

Developments in specified states could have a disproportionate effect on the Mortgage Loans due to the geographic concentration of the mortgaged properties.

Approximately 20.41%, 10.52%, 9.39% 8.19% and 6.87% of the Group I Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by mortgaged properties located in the States of California, Iilinois, Florida, Maryland and New York, respectively.  Approximately 44.86%, 10.30% and 9.82% of the Group II Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by mortgaged properties located in the States of California, Florida and New York, respectively. Approximately 0.39% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, are located in a single California zip code. If the New York residential real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the Mortgage Loans may increase over historical levels of comparable type loans, and may increase substantially. In addition, properties located in Florida and California may be more susceptible than homes located in other parts of the country to certain types of uninsured hazards, such as earthquakes, hurricanes, as well as floods, mudslides and other natural disasters.

Second Lien Mortgage Loans Risk.

Approximately 7.22% of the Group I Mortgage Loans and approximately 12.63% of the Group II Mortgage Loans, in each case by the related aggregate principal balance as of the Cut-off Date, are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Mortgage Loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the Servicer may write off the entire balance of such Mortgage Loan as a bad debt. The foregoing considerations will be particularly applicable to Mortgage Loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the Servicer would determine foreclosure to be uneconomical in the case of such Mortgage Loans. The rate of default of second lien Mortgage Loans may be greater than that of mortgage loans secured by first liens on comparable properties.

Balloon Mortgage Loan Risk.

Mortgage Loans that are balloon loans pose a risk because a borrower must make a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, the Servicer will not be obligated to advance the principal portion of that lump sum payment, you may suffer a loss. Approximately 60.37% of the Group I Mortgage Loans and approximately 59.10% of the Group II Mortgage Loans, in each case by related aggregate principal balance as of the Cut-off Date, are balloon loans.

Interest Only Mortgage Loan Risk.

Approximately 5.64% of the Group I Mortgage Loans and approximately 13.56% of the Group II Mortgage Loans, in each case by the related aggregate principal balance as of the Cut-off Date, require the borrowers to make monthly payments only of accrued interest for the first five or ten years following origination. After such interest-only period, the borrower’s monthly payment will be recalculated to cover both interest and principal so that the Mortgage Loan will amortize fully prior to its final payment date. If the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related Mortgage Loan to avoid the higher payment. Because no principal payments may be made or advanced on such Mortgage Loans for five or ten years following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such Mortgage Loans. This slower rate of principal distributions may reduce the return on an investment in the Offered Certificates that are purchased at a discount.

The Mezzanine Certificates will be more sensitive to losses on the Mortgage Loans than the Class A Certificates because they are subordinate to the Class A Certificates.

The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by an investor in these certificates, the actual yield to maturity of these certificates may be lower than the yield anticipated by the investor based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the Mortgage Loans, to the extent they exceed the amount of excess interest, overcollateralization and Net Swap Payments received from the Swap Provider in respect of the Interest Rate Swap Agreement, will reduce the certificate principal balances of the Mezzanine Certificates beginning with the class of Mezzanine Certificates then outstanding with the lowest payment priority. As a result of such reductions, less interest will accrue on each such class of Mezzanine Certificates than would otherwise be the case. However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of those certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement” in this free writing prospectus.

The Mezzanine Certificates generally will not be entitled to receive principal payments until February 2010 which may result in a greater risk of loss relating to these certificates.

Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least February 2010 or a later date as provided in this free writing prospectus or during any period in which delinquencies on the Mortgage Loans exceed the levels set forth under “Description of the Certificates—Principal Distributions on the Certificates” in this free writing prospectus. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of these certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if the delinquency levels set forth under “Description of the Certificates—Principal Distributions on the Certificates” in this free writing prospectus are exceeded, it is possible for such certificates to receive no principal distributions on a particular Distribution Date even if no losses have occurred on the mortgage pool.

The Offered Certificates will be limited obligations solely of the Issuing Entity and not of any other party.

The Offered Certificates will not represent an interest in or obligation of the Sponsor, the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Originator, the Trustee or any of their respective affiliates. Neither the Offered Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Sponsor, the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Originator, the Trustee or any of their respective affiliates. Proceeds of the assets included in the trust and the supplemental interest trust will be the sole source of payments on the Offered Certificates, and there will be no recourse to the Sponsor, the Depositor, the Servicer, the Originator, the Master Servicer, the Securities Administrator, the Trustee or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Certificates.

The difference between the pass-through rates on the Class A Certificates and Mezzanine Certificates and the mortgage rates on the Mortgage Loans may result in interest shortfalls on such certificates.

The yield to maturity on the Class A Certificates and the Mezzanine Certificates may be affected by the resetting of the mortgage rates on the adjustable-rate Mortgage Loans included in the mortgage pool on their related adjustment dates. In addition, because the mortgage rate for approximately 76.74% and 0.14% of the adjustable-rate Mortgage Loans, by aggregate principal balance as of the Cut-off Date, adjusts based on Six-Month LIBOR or One-Year CMT, respectively, plus a fixed percentage amount, such rate could be higher than prevailing market interest rates, and this may result in an increase in the rate of prepayments on such Mortgage Loans after their adjustments. Finally, the mortgage rates on such adjustable-rate Mortgage Loans are based on Six-Month LIBOR or One-Year CMT while the pass-through rates on the Class A Certificates and the Mezzanine Certificates are based on One-Month LIBOR. Consequently, the application to such certificates of the rate cap, which is generally equal to the weighted average coupon on the Mortgage Loans, net of certain fees of the trust and the supplemental interest trust (including any Net Swap Payment payable to the Swap Provider and any swap termination payment payable to the Swap Provider which is not payable as a result of the occurrence of a Swap Provider trigger event), could adversely affect the yield to maturity on such certificates. In addition, the rate cap will decrease if Mortgage Loans with relatively high mortgage rates prepay at a faster rate than Mortgage Loans with relatively low mortgage rates.

If the pass-through rates on the Class A Certificates or the Mezzanine Certificates are limited for any Distribution Date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same Distribution Date or on future Distribution Dates on a subordinated basis to the extent that the Cap Provider is required to make any cap payments on such Distribution Date, to the extent of any Net Swap Payments made by the Swap Provider and available for this purpose and to the extent that on such Distribution Date or future Distribution Dates there are available funds remaining after certain other distributions on the Class A Certificates and Mezzanine Certificates and the payment of certain fees and expenses of the trust and the supplemental interest trust (including any Net Swap Payment payable to the Swap Provider and any swap termination payment payable to the Swap Provider which is not payable as a result of the occurrence of a Swap Provider trigger event). The ratings on the Offered Certificates will not address the likelihood of any recovery of interest shortfalls by holders of the Offered Certificates from amounts collected on the Mortgage Loans. See “Yield on the Certificates—Special Yield Considerations” in this free writing prospectus.

As further described in this free writing prospectus, amounts used to pay such interest shortfalls on the Class A Certificates and Mezzanine Certificates may be supplemented by the Interest Rate Swap Agreement to the extent that the floating payment required to be made by the Swap Provider exceeds the fixed payment required to be made by the Securities Administrator (on behalf of the supplemental interest trust) on any Distribution Date and such amount is available in the priority described in this free writing prospectus. However, the amount received from the Swap Provider under the Interest Rate Swap Agreement may be insufficient to pay the holders of the Class A Certificates and Mezzanine Certificates the full amount of interest which they would have received absent the limitations of the rate cap.

The rate and timing of principal distributions on the Class A Certificates and the Mezzanine Certificates will be affected by prepayment speeds and by the priority of payment on such certificates.

The rate and timing of distributions allocable to principal on the Class A Certificates and the Mezzanine Certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the Mortgage Loans and the allocation thereof to pay principal on such certificates as described in “Description of the Certificates—Principal Distributions on the Certificates” in this free writing prospectus. As is the case with mortgage backed pass-through certificates generally, the Class A Certificates and Mezzanine Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time. However, with respect to approximately 65.15% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date, a prepayment may subject the related mortgagor to a prepayment charge. A prepayment charge may or may not act as a deterrent to prepayment of the related Mortgage Loan. See “The Mortgage Pool” in this free writing prospectus.

Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the Mortgage Loans will result in a reduced rate of return of principal to investors in the Class A Certificates and the Mezzanine Certificates at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the Mortgage Loans will result in a greater rate of return of principal to investors in the Class A Certificates and the Mezzanine Certificates at a time when reinvestment at comparable yields may not be possible.

Distributions of principal will be made to the holders of the Mezzanine Certificates according to the priorities described in this free writing prospectus. The timing of commencement of principal distributions and the weighted average life of each such class of certificates will be affected by the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on such classes. For further information regarding the effect of principal prepayments on the weighted average lives of the Offered Certificates, see “Yield on the Certificates” in this free writing prospectus, including the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption.”

The yield to maturity on the Offered Certificates will depend on a variety of factors.

The yield to maturity on the Offered Certificates will depend on:

•	the applicable pass-through rate thereon;

•	the applicable purchase price;

•
the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) and the allocation thereof to reduce the certificate principal balance of the Offered Certificates;

•
the rate, timing and severity of realized losses on the Mortgage Loans, adjustments to the mortgage rates on the adjustable-rate Mortgage Loans included in the mortgage pool, the amount of excess interest generated by the Mortgage Loans and the allocation to the Offered Certificates of certain interest shortfalls; and

•	payments due from the supplemental interest trust in respect of payments received from the Swap Provider under the Interest Rate Swap Agreement.

In general, if the Offered Certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Offered Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the Depositor from the sale of the Offered Certificates were determined based on a number of assumptions, including a prepayment assumption of 100% PPC (based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this free writing prospectus) with respect to the adjustable-rate Mortgage Loans and a prepayment assumption of 100% PPC (based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this free writing prospectus) with respect to the fixed-rate Mortgage Loans, and weighted average lives corresponding thereto. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. The yield assumptions for the Offered Certificates will vary as determined at the time of sale.

The yield to maturity on the Mezzanine Certificates will be particularly sensitive to the rate of prepayments on the Mortgage Loans.

The multiple class structure of the Mezzanine Certificates causes the yield of these classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent these losses are not covered by excess cashflow otherwise payable to the Class CE Certificates, Net Swap Payments received under the Interest Rate Swap Agreement or allocated to a class of Mezzanine Certificates with a lower payment priority. Furthermore, as described in this free writing prospectus, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if these classes of certificates do not ultimately bear such loss.

Violation of consumer protection laws may result in losses on the Mortgage Loans and your certificates.

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the Originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

The Mortgage Loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the Mortgage Loans;

•
the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience; and

•	the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the related Mortgage Loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the Originator to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’ rescinding the Mortgage Loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in Mortgage Loans that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the Mortgage Loans and restrict the Servicer’s ability to foreclose in response to mortgagor defaults. The failure of the Originator to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the Mortgage Loans against the trust and/or limit the Servicer’s ability to foreclose upon the related mortgaged properties in the event of mortgagor defaults.

Under the anti-predatory lending laws of some states, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the Originator reasonably believed that the test was satisfied. Any determination by a court that a Mortgage Loan included in the trust fund does not meet the test will result in a violation of the state anti-predatory lending law, in which case the Sponsor will be required to purchase that Mortgage Loan from the trust fund.

The Sponsor will represent that, as of the Closing Date, each Mortgage Loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the Sponsor will be obligated to cure such breach or repurchase or replace the affected Mortgage Loan in the manner described in the prospectus. If the Sponsor is unable or otherwise fails to satisfy such obligations, the yield on the Offered Certificates may be materially and adversely affected.

Your distributions could be adversely affected by the bankruptcy or insolvency of certain parties.

The Sponsor will treat the transfer of the Mortgage Loans to the Depositor as a sale of the Mortgage Loans. However, if the Sponsor becomes bankrupt, the trustee in bankruptcy may argue that the Mortgage Loans were not sold but were only pledged to secure a loan to the Sponsor. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the Mortgage Loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if the Master Servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the Mortgage Loans.

Interest generated by the Mortgage Loans may be insufficient to maintain or restore overcollateralization.

The Mortgage Loans are expected to generate more interest than is needed to pay interest owed on the Class A Certificates and Mezzanine Certificates and to pay certain fees and expenses of the trust and the supplemental interest trust (including any Net Swap Payment payable to the Swap Provider and any swap termination payment payable to the Swap Provider which is not payable as a result of the occurrence of a Swap Provider trigger event). Any remaining interest generated by the Mortgage Loans will then be used to absorb losses that occur on the Mortgage Loans. After these financial obligations of the trust are covered, available excess interest generated by the Mortgage Loans will be used to maintain or restore the required level of overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain or restore the required level of overcollateralization. The factors described below will affect the amount of excess interest that the Mortgage Loans will generate:

•
Every time a Mortgage Loan is prepaid in full, excess interest may be reduced because such Mortgage Loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a Mortgage Loan is liquidated or written off, excess interest may be reduced because such Mortgage Loan will no longer be outstanding and generating interest.

•
If the rates of delinquencies, defaults or losses on the Mortgage Loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Class A Certificates and Mezzanine Certificates.

•
The adjustable-rate Mortgage Loans have mortgage rates that adjust less frequently than, and on the basis of indices that are different from, the index used to determine the pass-through rates on the Class A Certificates and Mezzanine Certificates, and the fixed-rate Mortgage Loans have mortgage rates that do not adjust. As a result, the pass-through rates on the Class A Certificates and Mezzanine Certificates may increase relative to mortgage rates on the Mortgage Loans, requiring that a greater portion of the interest generated by the Mortgage Loans be applied to cover interest on such certificates.

Interest payments on the Mortgage Loans may be insufficient to pay interest on your certificates.

When a Mortgage Loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next Distribution Date. The Servicer is required to cover a portion of the shortfall in interest collections that are attributable to voluntary prepayments in full on the Mortgage Loans received from the 16th day of the month prior to the month of the related Distribution Date to the last day of such prior month, but only up to the servicing fee payable to the Servicer for the related interest accrual period. In addition, if the Servicer fails to pay all or a portion of these amounts, the Master Servicer is required to pay such amounts up to the master servicing fee payable to the Master Servicer for the related interest accrual period. If the credit enhancement is insufficient to cover this shortfall in excess of the amount the Servicer or the Master Servicer covers, you may incur a loss. In addition, the Servicer will not be required to cover shortfalls in interest collections due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act (the “Relief Act”) or similar state or local laws.

On any Distribution Date, any shortfalls resulting from the application of the Relief Act or similar state or local laws and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the Servicer or the Master Servicer will be allocated, first, to the Class CE Certificates, second, to the Class M-10 Certificates, third, to the Class M-9 Certificates, fourth, to the Class M-8 Certificates, fifth, to the Class M-7 Certificates, sixth, to the Class M-6 Certificates, seventh, to the Class M-5 Certificates, eighth, to the Class M-4 Certificates, ninth, to the Class M-3 Certificates, tenth, to the Class M-2 Certificates, eleventh, to the Class M-1 Certificates and twelfth, to the Class A Certificates, on a pro rata basis, based on their respective senior interest distribution amounts for such Distribution Date before such reduction. The holders of the Class A Certificates and Mezzanine Certificates will be entitled to reimbursement for any such interest shortfalls but only to the extent of available funds, and in the order of priority set forth under “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus. If these shortfalls are allocated to the Class A Certificates or Mezzanine Certificates the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment.

The liquidity of your certificates may be limited.

The Underwriter has no obligation to make a secondary market in the classes of Offered Certificates. There is therefore no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The Cap Agreements are Subject to Counterparty Risk.

The assets of the trust include the Cap Agreements which will require the Cap Provider to make certain payments for the benefit of the holders of the Class A Certificates and Mezzanine Certificates. To the extent that distributions on the Class A Certificates or Mezzanine Certificates depend in part on payments to be received by the Securities Administrator under the Cap Agreements, the ability of the Securities Administrator to make such distributions on the Class A Certificates and Mezzanine Certificates will be subject to the credit risk of the Cap Provider. Although there is a mechanism in place to facilitate replacement of the Cap Agreements upon the default or credit impairment of the Cap Provider, there can be no assurance that any such mechanism will result in the ability of the Trustee to obtain suitable replacement cap agreements.

The Interest Rate Swap Agreement and the Swap Provider.

Any amounts received from the Swap Provider under the Interest Rate Swap Agreement will be applied as described in this free writing prospectus to pay current and carryforward interest, maintain or restore the required level of overcollateralization, cover realized losses on the Mortgage Loans allocated to the Mezzanine Certificates and pay any Net WAC Rate Carryover Amounts (as defined in this free writing prospectus under “Description of the Certificates—Glossary”) to the Class A Certificates and Mezzanine Certificates. However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a Distribution Date exceeds the fixed amount owed to the Swap Provider on such Distribution Date. This will generally not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) exceeds ___% per annum. No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement, or that any such amounts that are received will be sufficient to pay current and carryforward interest, maintain or restore the required level of overcollateralization, cover realized losses on the Mortgage Loans allocated to the Mezzanine Certificates or pay any Net WAC Rate Carryover Amounts. Any Net Swap Payment payable to the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Class A Certificates and Mezzanine Certificates. In addition, any swap termination payment payable to the Swap Provider in the event of early termination of the Interest Rate Swap Agreement which was not caused by the occurrence of a Swap Provider trigger event will reduce amounts available for distribution to certificateholders.

Upon early termination of the Interest Rate Swap Agreement, the Securities Administrator (on behalf of the supplemental interest trust) or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Securities Administrator (on behalf of the supplemental interest trust) is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates, until paid in full, generally prior to distributions to certificateholders. This feature may result in losses on the certificates. Due to the priority of the application of the available distribution amount, the Mezzanine Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the Securities Administrator before such effects are borne by the Class A Certificates and therefore, one or more classes of Mezzanine Certificates may suffer a loss as a result of such payment.

To the extent that distributions on the Class A Certificates and Mezzanine Certificates depend in part on payments to be received by the Securities Administrator (on behalf of the supplemental interest trust) under the Interest Rate Swap Agreement, the ability of the Securities Administrator to make such distributions on the Class A Certificates and Mezzanine Certificates will be subject to the credit risk of the Swap Provider. Although there is a mechanism in place to facilitate replacement of the Interest Rate Swap Agreement upon the default or credit impairment of the Swap Provider, there can be no assurance that any such mechanism will result in the ability of the trustee to obtain a suitable replacement interest rate swap agreement. The credit ratings of the Swap Provider may be lower than the ratings assigned to the Class A Certificates. See “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this free writing prospectus.

The return on your certificates could be reduced by shortfalls due to the application of the Relief Act.

The Relief Act and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws could result in an interest shortfall because the Master Servicer and the Servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such Mortgage Loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the Master Servicer or the Servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent Distribution Dates. We do not know how many Mortgage Loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local law.

Possible reduction or withdrawal of ratings on the Offered Certificates.

Each rating agency rating the Offered Certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the Offered Certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Suitability of the Offered Certificates as investments.

The Offered Certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The Offered Certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

FICO scores are not an indicator of future performance of mortgagors.

Investors are encouraged to be aware that FICO scores are based on past payment history of the mortgagor. Investors are encouraged not to rely on FICO scores as an indicator of future borrower performance. See “The Mortgage Pool—Underwriting Standards” in this free writing prospectus.

All capitalized terms used in this free writing prospectus will have the meanings assigned to them under “Description of the Certificates—Glossary” or in the prospectus under “Index of Defined Terms.”

USE OF PROCEEDS

DB Structured Products, Inc. (the “Sponsor”), will sell the Mortgage Loans to ACE Securities Corp. (the “Depositor”) and the Depositor will convey the Mortgage Loans to the trust fund in exchange for and concurrently with the delivery of the certificates. Net proceeds from the sale of the Offered Certificates will be applied by the Depositor to the purchase of the Mortgage Loans from the Sponsor. Such net proceeds together with certain classes of certificates not offered by this free writing prospectus will represent the purchase price to be paid by the Depositor to the Sponsor for the Mortgage Loans. The Mortgage Loans were previously purchased by the Sponsor directly from the Originator.

THE MORTGAGE POOL

General

All percentages and amounts with respect to the characteristics of the Mortgage Loans shown in this free writing prospectus are subject to a permitted variance of plus or minus 10%.

The pool of mortgage loans (the “Mortgage Pool”) will consist of 4,591 conventional, one- to four-family, first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”) on residential real properties (the “Mortgaged Properties”) having an aggregate principal balance as of the Cut-off Date of approximately $853,364,263 after application of scheduled payments due on or before the Cut-off Date whether or not received. The Mortgage Loans have original terms to maturity of not greater than 30 years. For purposes of calculating interest and principal distributions on the Class A Certificates, the Mortgage Loans have been divided into two loan groups, designated as the “Group I Mortgage Loans” and the “Group II Mortgage Loans.” The Group I Mortgage Loans consist of 1,721 fixed-rate and adjustable-rate mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $269,666,888 after application of scheduled payments due on or before the Cut-off Date whether or not received. The principal balances of the Group I Mortgage Loans at origination conformed to Freddie Mac loan limits. The Group II Mortgage Loans consist of 2,870 fixed-rate and adjustable-rate mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $583,697,375 after application of scheduled payments due on or before the Cut-off Date whether or not received. The principal balances of the Group II Mortgage Loans at origination may or may not have conformed to Freddie Mac loan limits.

Approximately 29.44% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, provide for level monthly payments in an amount sufficient fully to amortize the Mortgage Loans over their terms or, in the case of adjustable rate Mortgage Loans, monthly payments that will be adjusted to an amount that will amortize such Mortgage Loans fully over their terms. Approximately 59.50% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are balloon loans (the “Balloon Loans”), which require the related mortgagors to make balloon payments on the maturity date of such Balloon Loans that are larger than the monthly payments made by such mortgagors on prior due dates in order to amortize such Balloon Loans fully over their terms. Approximately 11.06% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are interest only loans (the “Interest Only Loans”) which require the related mortgagors to make monthly payments of only accrued interest for the first five or ten years following origination. After such interest-only period, the mortgagor’s monthly payment will be recalculated to cover both interest and principal so that such Mortgage Loan will amortize fully on or prior to its final payment date.

Approximately 89.08% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties (“First Lien Mortgage Loans”). Approximately 10.92% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by second mortgages or deeds of trust or other similar security instruments creating second liens on residential properties (“Second Lien Mortgage Loans”). The Mortgaged Properties generally consist of attached, detached or semi detached, one to four family dwelling units, planned unit developments and individual condominium units.

References to percentages of the Mortgage Loans, unless otherwise noted, are calculated based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

The mortgage rate (the “Mortgage Rate”) on each Mortgage Loan is the per annum rate of interest specified in the related mortgage note as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments. Approximately 23.12% of the Mortgage Loans are fixed-rate mortgage loans and approximately 76.88% of the Mortgage Loans are adjustable-rate mortgage loans, in each case, by aggregate principal balance as of the Cut-off Date. The adjustable-rate mortgage loans are referred to in this free writing prospectus as “ARM Loans”. All of the ARM Loans provide for semi-annual or annual adjustment to the Mortgage Rates applicable thereto based on Six-Month LIBOR or One-Year CMT (each as described below). The first adjustment with respect to each ARM Loan will not occur until after an initial period of six months or two, three, five or ten years from the date of origination thereof (each, a “Delayed First Adjustment Mortgage Loan”). In connection with each Mortgage Rate adjustment, the ARM Loans have corresponding adjustments to their monthly payment amount, in each case on each applicable adjustment date (each such date, an “Adjustment Date”). As to each Mortgage Loan, the Servicer will be responsible for calculating and implementing Mortgage Rate adjustments. On each Adjustment Date, the Mortgage Rate on each ARM Loan will be adjusted generally to equal the sum of the applicable Index, as applicable and a fixed percentage amount (the “Gross Margin”) for that ARM Loan specified in the related mortgage note. The Mortgage Rate on each ARM Loan, however, including each Delayed First Adjustment Mortgage Loan, will not increase or decrease by more than the initial periodic rate cap (the “Initial Periodic Rate Cap”) specified in the related mortgage note on the initial Adjustment Date or increase or decrease by more than the subsequent periodic rate cap (the “Subsequent Periodic Rate Cap”) specified in the related mortgage note on any subsequent Adjustment Date and will not exceed a specified maximum mortgage rate (the “Maximum Mortgage Rate”) over the life of the ARM Loan or be less than a specified minimum mortgage rate (the “Minimum Mortgage Rate”) over the life of the ARM Loan. The weighted average Initial Periodic Rate Cap and Subsequent Periodic Rate Cap for the ARM Loans is approximately 3.208% per annum and 1.002% per annum, respectively. Effective with the first monthly payment due on each ARM Loan (other than any ARM Loan which is a Balloon Loan) after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will fully amortize the outstanding principal balance of the related ARM Loan over its remaining term and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each ARM Loan, as adjusted on any related Adjustment Date, may be less than the sum of the related Index, calculated as described in this free writing prospectus, and the related Gross Margin. See “—The Indices of the Mortgage Loans” in this free writing prospectus. None of the ARM Loans permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

Substantially all of the Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, the “Due Date”). Each Mortgage Loan will contain a customary “due-on-sale” clause which provides that the Mortgage Loan must be repaid at the time of a sale of the related Mortgaged Property or assumed by a creditworthy purchaser of the related Mortgaged Property.

Approximately 65.15% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, provide for payment by the mortgagor of a prepayment charge (a “Prepayment Charge”) in limited circumstances on certain prepayments as provided in the related mortgage note. Each such Mortgage Loan provides for payment of a Prepayment Charge on certain partial prepayments and all prepayments in full made within a certain period of time from the date of origination of the Mortgage Loan, as provided in the related mortgage note. The amount of the Prepayment Charge is as provided in the related mortgage note. The holders of the Class P Certificates will be entitled to all Prepayment Charges received on the Mortgage Loans, and these amounts will not be available for distribution on the other classes of certificates. Under the limited instances described under the terms of the pooling and servicing agreement, the Servicer may waive the payment of any otherwise applicable Prepayment Charge with respect to the related Mortgage Loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of originators to impose prepayment charges, was amended, and as a result, the Originator will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The Depositor makes no representations as to the effect that the Prepayment Charges and the amendment of the Parity Act may have on the prepayment performance of the Mortgage Loans. However, the amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges, decisions by the Servicer with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representation as to the effect that the Prepayment Charges, decisions by the Servicer with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act, may have on the prepayment performance of the Mortgage Loans. See “Certain Legal Aspects of the Mortgage Loans- Prepayment Charges and Late Fees; Debt-Acceleration Clauses” in the prospectus.

In addition, the Servicer may waive the collection of any otherwise applicable Prepayment Charge, but only if: (i) such waiver is standard and customary in servicing similar Mortgage Loans and such waiver is related to a default or reasonably foreseeable default and would, in the reasonable judgment of the Servicer maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default, (ii) such Prepayment Charge is unenforceable in accordance with applicable law or the collection of such related Prepayment Charge would otherwise violate applicable law or (iii) the collection of such Prepayment Charge would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters.

No Mortgage Loan will be more than 60 days delinquent as of the Cut-off Date. The following table sets forth the historical delinquency experience of the Mortgage Loans. A Mortgage Loan is considered to be delinquent when a payment due on any Due Date remains unpaid as of the close of business on the next monthly Due Date. The determination as to whether a Mortgage Loan falls into this category is made as of the close of business on the last business day of each month.

The following table sets forth the historical delinquency experience of the Mortgage Loans. The historical delinquency information is based on the delinquency of each Mortgage Loan since origination of such Mortgage Loan. However, with respect to approximately 7.40% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, the Sponsor has provided delinquency information as of September 1, 2006. The Sponsor and the Depositor are unable to provide the delinquency information as of origination with respect to such Mortgage Loans without unreasonable effort or expense because neither the Sponsor nor the Depositor was the owner of the Mortgage Loans prior to the date such Mortgage Loans were purchased by the Sponsor, the prior owner of such Mortgage Loans is not affiliated with the Sponsor or the Depositor and neither Depositor nor the Sponsor was the servicer of such Mortgage Loans and therefore, was not in a position to track or monitor the delinquency status of such Mortgage Loans.

Historical Delinquency Since Origination*

Historical Delinquency	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance
Never Delinquent	4,426	$819,056,580	95.98%
30 Days Delinquent	165	34,307,683	4.02
Total:	4,591	$853,364,263	100.00%
*With respect to approximately 7.40% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, the delinquency information in this table is based on delinquency information provided by the Sponsor since September 1, 2006.

For a further description of the underwriting or selection criteria used to purchase the mortgage pool assets, please see “The Mortgage Pool — Underwriting Standards” and “The Sponsor” in this free writing prospectus.

Mortgage Loan Characteristics

The average principal balance of the Mortgage Loans at origination was approximately $186,168. No Mortgage Loan had a principal balance at origination greater than approximately $950,000 or less than approximately $14,250. The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $185,878. No Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $944,777 or less than approximately $14,233.

The Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 5.550% per annum to approximately 13.710% per annum, and the weighted average Mortgage Rate was approximately 8.253% per annum. As of the Cut-off Date, the ARM Loans had Gross Margins ranging from approximately 2.000% per annum to approximately 8.000% per annum, Minimum Mortgage Rates ranging from approximately 2.750% per annum to approximately 11.450% per annum and Maximum Mortgage Rates ranging from approximately 11.850% per annum to approximately 17.950% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 6.367% the weighted average Minimum Mortgage Rate was approximately 7.894% per annum and the weighted average Maximum Mortgage Rate was approximately 14.402% per annum. The latest first Adjustment Date following the Cut-off Date on any ARM Loan occurs on October 1, 2016 and the weighted average next Adjustment Date for all of the ARM Loans following the Cut-off Date is July 17, 2009.

The weighted average combined loan-to-value ratio of the Mortgage Loans at origination was approximately 82.32%. At origination, no Mortgage Loan had a combined loan-to-value ratio greater than approximately 100.00% or less than approximately 23.87%.

The weighted average remaining term to stated maturity of the Mortgage Loans was approximately 346 months as of the Cut-off Date. None of the Mortgage Loans will have a first due date prior to January 1, 2006 or after November 1, 2006 or will have a remaining term to stated maturity of less than 168 months or greater than 357 months as of the Cut-off Date. The latest maturity date of any Mortgage Loan is October 1, 2036.

As of the Cut-off Date, the weighted average FICO Score for the Mortgage Loans that were scored is approximately 643. No Mortgage Loan which was scored had a FICO Score as of the Cut-off Date greater than 819 or less than 500.

The Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Originator of the Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
WMC	4,591	$853,364,263	100.00%
Total:	4,591	$853,364,263	100.00%

Collateral Type of the Mortgage Loans

Collateral Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Fixed - 15 Year	51	$4,219,067	0.49%
Fixed - 20 Year	3	339,547	0.04
Fixed - 30 Year	1,120	106,285,105	12.45
Fixed - 30 Year IO	24	6,906,626	0.81
Balloon - 15/30	655	38,572,851	4.52
Balloon - 30/40	116	25,165,745	2.95
Balloon - 30/50	58	15,811,734	1.85
ARM - 6 Month	2	286,859	0.03
ARM - 2 Year/6 Month	632	121,405,066	14.23
ARM - 2 Year/6 Month IO	143	41,665,873	4.88
ARM - 2 Year/6 Month 30/40 Balloon	897	227,630,923	26.67
ARM - 2 Year/6 Month 30/50 Balloon	539	158,033,124	18.52
ARM - 3 Year/6 Month	23	4,181,306	0.49
ARM - 3 Year/6 Month IO	8	2,104,524	0.25
ARM - 3 Year/6 Month 30/40 Balloon	31	8,008,387	0.94
ARM - 3 Year/6 Month 30/50 Balloon	14	4,968,338	0.58
ARM - 5 Year/6 Month	20	4,550,592	0.53
ARM - 5 Year/6 Month IO	24	7,099,837	0.83
ARM - 5 Year/6 Month 30/40 Balloon	18	4,927,212	0.58
ARM - 5 Year/6 Month 30/50 Balloon	23	8,367,685	0.98
ARM - 10 Year/6 Month	26	9,053,985	1.06
ARM - 10 Year/6 Month IO	106	36,475,543	4.27
ARM - 10 Year/6 Month 30/40 Balloon	35	9,645,727	1.13
ARM - 10 Year/6 Month 30/50 Balloon	19	6,430,738	0.75
ARM - 10 Year/1 Year	2	920,484	0.11
ARM - 10 Year/1 Year IO	1	116,000	0.01
ARM - 10 Year/1 Year 30/40 Balloon	1	191,385	0.02
Total:	4,591	$853,364,263	100.00%

Lien Priority of the Mortgage Loans

Lien Priority	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
First Lien	3,072	$760,166,753	89.08%
Second Lien	1,519	93,197,511	10.92
Total:	4,591	$853,364,263	100.00%

Principal Balances of the Mortgage Loans at Origination

Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
0.01-50,000.00	663	$22,705,199	2.66%
50,000.01-100,000.00	984	72,386,755	8.47
100,000.01-150,000.00	675	83,403,950	9.76
150,000.01-200,000.00	531	93,717,905	10.97
200,000.01-250,000.00	419	94,290,358	11.03
250,000.01-300,000.00	380	104,377,866	12.21
300,000.01-350,000.00	302	97,715,640	11.43
350,000.01-400,000.00	224	83,768,474	9.80
400,000.01-450,000.00	169	72,169,863	8.44
450,000.01-500,000.00	130	62,173,151	7.27
500,000.01-550,000.00	45	23,515,740	2.75
550,000.01-600,000.00	30	17,197,520	2.01
600,000.01-650,000.00	16	10,073,375	1.18
650,000.01-700,000.00	10	6,723,700	0.79
700,000.01-750,000.00	4	2,909,000	0.34
750,000.01-800,000.00	2	1,541,000	0.18
800,000.01-850,000.00	5	4,158,000	0.49
900,000.01-950,000.00	2	1,870,000	0.22
Total:	4,591	$854,697,496	100.00%

Principal Balances of the Mortgage Loans
as of the Cut-off Date

Principal Balance as of the Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.01-50,000.00	663	$22,657,949	2.66%
50,000.01-100,000.00	988	72,623,671	8.51
100,000.01-150,000.00	673	83,143,749	9.74
150,000.01-200,000.00	529	93,258,896	10.93
200,000.01-250,000.00	419	94,147,913	11.03
250,000.01-300,000.00	382	104,826,656	12.28
300,000.01-350,000.00	304	98,379,609	11.53
350,000.01-400,000.00	221	82,662,720	9.69
400,000.01-450,000.00	168	71,670,578	8.40
450,000.01-500,000.00	131	62,596,841	7.34
500,000.01-550,000.00	44	22,984,071	2.69
550,000.01-600,000.00	30	17,176,196	2.01
600,000.01-650,000.00	17	10,710,785	1.26
650,000.01-700,000.00	9	6,064,899	0.71
700,000.01-750,000.00	4	2,905,753	0.34
750,000.01-800,000.00	2	1,540,247	0.18
800,000.01-850,000.00	5	4,149,539	0.49
900,000.01-950,000.00	2	1,864,189	0.22
Total:	4,591	$853,364,263	100.00%

Geographic Distribution of the Mortgaged Properties of the Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
California	1,262	$316,848,193	37.13%
Florida	538	85,429,422	10.01
New York	278	75,820,131	8.88
Maryland	240	47,669,789	5.59
Illinois	310	44,250,912	5.19
New Jersey	180	38,503,683	4.51
Massachusetts	176	37,520,604	4.40
Texas	326	30,855,197	3.62
Washington	156	26,518,255	3.11
Virginia	120	22,775,803	2.67
Arizona	122	17,853,760	2.09
Connecticut	66	11,961,620	1.40
Nevada	66	10,912,747	1.28
Georgia	84	8,862,215	1.04
Louisiana	91	7,847,471	0.92
Tennessee	84	7,477,670	0.88
Pennsylvania	54	6,107,762	0.72
Hawaii	18	4,713,722	0.55
Colorado	32	4,578,343	0.54
Maine	27	4,422,153	0.52
Oregon	35	4,385,141	0.51
District of Columbia	19	3,900,833	0.46
Rhode Island	15	3,609,482	0.42
New Hampshire	24	3,257,581	0.38
Idaho	27	2,984,008	0.35
Delaware	14	2,755,545	0.32
Michigan	23	2,277,210	0.27
Minnesota	15	2,005,945	0.24
New Mexico	21	1,975,633	0.23
North Carolina	20	1,886,763	0.22
Utah	13	1,858,002	0.22
Ohio	23	1,788,637	0.21
Indiana	17	1,718,068	0.20
Oklahoma	18	1,700,520	0.20
Mississippi	22	1,554,648	0.18
South Carolina	12	1,147,739	0.13
Vermont	5	853,831	0.10
Wisconsin	9	646,024	0.08
Arkansas	9	524,340	0.06
Kentucky	7	502,752	0.06
Missouri	5	458,108	0.05
Iowa	3	245,067	0.03
Wyoming	2	185,568	0.02
West Virginia	1	123,444	0.01
Kansas	2	89,924	0.01
Total:	4,591	$853,364,263	100.00%

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5.500-5.999	18	$6,977,443	0.82%
6.000-6.499	91	32,080,597	3.76
6.500-6.999	327	100,642,690	11.79
7.000-7.499	422	122,076,654	14.31
7.500-7.999	788	199,352,667	23.36
8.000-8.499	445	102,455,789	12.01
8.500-8.999	556	115,163,233	13.50
9.000-9.499	262	47,160,026	5.53
9.500-9.999	336	35,957,595	4.21
10.000-10.499	101	9,755,247	1.14
10.500-10.999	413	30,481,887	3.57
11.000-11.499	298	21,714,692	2.54
11.500-11.999	150	8,524,048	1.00
12.000-12.499	162	8,269,849	0.97
12.500-12.999	220	12,644,756	1.48
13.000-13.499	1	71,935	0.01
13.500-13.999	1	35,158	0.00
Total:	4,591	$853,364,263	100.00%

Original Term of the Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
180	706	$42,791,918	5.01%
240	3	339,547	0.04
300	1	301,946	0.04
360	3,881	809,930,852	94.91
Total:	4,591	$853,364,263	100.00%

Remaining Term to Stated Maturity of
the Mortgage Loans as of the Cut-off Date

Remaining Term to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
121-180	706	$42,791,918	5.01%
181-240	3	339,547	0.04
241-300	1	301,946	0.04
301-360	3,881	809,930,852	94.91
Total:	4,591	$853,364,263	100.00%

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Single Family Residence	3,134	$577,333,670	67.65%
PUD	578	102,816,605	12.05
2-4 Family	367	93,666,328	10.98
Condominium	512	79,547,660	9.32
Total:	4,591	$853,364,263	100.00%

Original Combined Loan-to-Value Ratios of the Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Less than or equal to 50.00	56	$9,950,452	1.17%
50.01 -55.00	24	5,831,802	0.68
55.01 -60.00	28	5,839,962	0.68
60.01 -65.00	40	9,855,140	1.15
65.01 -70.00	85	20,556,118	2.41
70.01 -75.00	100	26,484,730	3.10
75.01 -80.00	2,146	541,021,102	63.40
80.01 -85.00	151	36,735,624	4.30
85.01 -90.00	226	51,502,538	6.04
90.01 -95.00	299	55,723,943	6.53
95.01 -100.00	1,436	89,862,853	10.53
Total:	4,591	$853,364,263	100.00%

Documentation Type of the Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Stated Documentation	2,293	$448,627,427	52.57%
Full Documentation	1,502	236,264,362	27.69
Limited Documentation	796	168,472,474	19.74
Total:	4,591	$853,364,263	100.00%

FICO Score for the Mortgage Loans

FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
500 - 524	75	$13,656,309	1.60%
525 - 549	91	18,253,563	2.14
550 - 574	210	42,820,235	5.02
575 - 599	564	83,599,325	9.80
600 - 624	1,060	181,557,980	21.28
625 - 649	896	171,408,332	20.09
650 - 674	623	120,864,276	14.16
675 - 699	418	84,580,888	9.91
700 - 724	320	65,154,939	7.64
725 - 749	173	37,532,098	4.40
750 - 774	106	22,558,654	2.64
775 - 799	41	8,325,338	0.98
800 - 824	14	3,052,326	0.36
Total:	4,591	$853,364,263	100.00%

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	3,153	$527,206,370	61.78%
Refinance - Cashout	1,340	306,996,127	35.97
Refinance - Rate Term	98	19,161,766	2.25
Total:	4,591	$853,364,263	100.00%

Occupancy Status of the Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Primary	4,383	$817,712,033	95.82%
Second Home	138	20,684,998	2.42
Investment	70	14,967,232	1.75
Total:	4,591	$853,364,263	100.00%

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Next Adjustment Dates for the ARM Loans included in the Mortgage Pool

Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
February 2007	1	$201,487	0.03%
March 2007	1	85,372	0.01
December 2007	1	51,523	0.01
January 2008	2	471,446	0.07
March 2008	1	67,684	0.01
April 2008	3	571,259	0.09
May 2008	7	1,380,176	0.21
June 2008	38	7,942,010	1.21
July 2008	144	33,751,566	5.14
August 2008	557	136,517,666	20.81
September 2008	1,454	366,893,908	55.92
October 2008	4	1,087,747	0.17
May 2009	1	91,653	0.01
June 2009	3	428,991	0.07
July 2009	4	893,794	0.14
August 2009	24	6,109,424	0.93
September 2009	44	11,738,693	1.79
July 2011	2	390,777	0.06
August 2011	7	2,002,096	0.31
September 2011	76	22,552,452	3.44
April 2016	1	202,492	0.03
June 2016	1	486,646	0.07
July 2016	7	2,451,638	0.37
August 2016	44	15,135,922	2.31
September 2016	136	44,089,164	6.72
October 2016	1	468,000	0.07
Total:	2,564	$656,063,588	100.00%

Gross Margins of the ARM Loans Included in the Mortgage Pool

Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2.000 - 2.499	1	$122,337	0.02%
2.500 - 2.999	5	1,523,106	0.23
3.000 - 3.499	15	2,764,879	0.42
3.500 - 3.999	1	124,777	0.02
4.500 - 4.999	5	906,528	0.14
5.000 - 5.499	281	71,950,294	10.97
5.500 - 5.999	445	117,562,230	17.92
6.000 - 6.499	790	205,487,727	31.32
6.500 - 6.999	442	115,842,331	17.66
7.000 - 7.499	334	80,939,431	12.34
7.500 - 7.999	155	35,477,016	5.41
8.000 - 8.499	90	23,362,932	3.56
Total:	2,564	$656,063,588	100.00%

Maximum Mortgage Rates of the ARM Loans included in the Mortgage Pool

Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
11.500 - 11.999	1	$486,646	0.07%
12.000 - 12.499	19	7,373,906	1.12
12.500 - 12.999	82	29,312,490	4.47
13.000 - 13.499	258	81,716,590	12.46
13.500 - 13.999	340	99,743,693	15.20
14.000 - 14.499	664	173,024,333	26.37
14.500 - 14.999	381	91,658,938	13.97
15.000 - 15.499	445	99,889,854	15.23
15.500 - 15.999	183	40,012,321	6.10
16.000 - 16.499	129	24,036,928	3.66
16.500 - 16.999	35	5,135,800	0.78
17.000 - 17.499	23	3,147,315	0.48
17.500 - 17.999	4	524,772	0.08
Total:	2,564	$656,063,588	100.00%

Minimum Mortgage Rates of the ARM Loans included in the Mortgage Pool

Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2.500-2.999	4	$1,227,869	0.19%
5.500-5.999	17	6,748,684	1.03
6.000-6.499	84	29,740,095	4.53
6.500-6.999	259	82,501,291	12.58
7.000-7.499	338	99,674,706	15.19
7.500-7.999	665	172,476,532	26.29
8.000-8.499	376	90,382,421	13.78
8.500-8.999	445	100,054,883	15.25
9.000-9.499	183	40,470,626	6.17
9.500-9.999	131	24,391,290	3.72
10.000-10.499	36	4,785,596	0.73
10.500-10.999	22	3,084,822	0.47
11.000-11.499	4	524,772	0.08
Total:	2,564	$656,063,588	100.00%

Initial Periodic Rate Caps of the ARM Loans included in the Mortgage Pool

Initial Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.000	8	$1,487,649	0.23%
3.000	2,342	584,359,384	89.07
3.025	1	407,443	0.06
5.000	213	69,809,112	10.64
Total:	2,564	$656,063,588	100.00%

Subsequent Periodic Rate Caps of the ARM Loans included in the Mortgage Pool

Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.000	2,560	$654,835,719	99.81%
2.000	4	1,227,869	0.19
Total:	2,564	$656,063,588	100.00%
Lifetime Rate Caps of the ARM Loans included in the Mortgage Pool

Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5.000 - 5.499	4	$1,227,869	0.19%
6.000 - 6.499	25	4,233,769	0.65
6.500 - 6.999	2,526	648,235,699	98.81
7.000 - 7.499	9	2,366,251	0.36
Total:	2,564	$656,063,588	100.00%

Prepayment Penalty Months of the Mortgage Loans at Origination

Prepayment Penalty Months at Origination	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	1,761	$297,374,451	34.85%
12	128	28,559,838	3.35
18	6	2,376,374	0.28
24	2,168	403,753,994	47.31
36	528	121,299,606	14.21
Total:	4,591	$853,364,263	100.00%

Original Interest Only Term of the Mortgage Loans

Original Interest Only Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	4,285	$758,995,861	88.94%
60	149	43,488,525	5.10
120	157	50,879,877	5.96
Total:	4,591	$853,364,263	100.00%

Group I Mortgage Loan Characteristics

Approximately 25.08% of the Group I Mortgage Loans are fixed-rate mortgage loans and approximately 74.92% of the Group I Mortgage Loans are ARM Loans (the “Group I ARM Loans”), in each case, by aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Approximately 92.78% of the Group I Mortgage Loans are First Lien Mortgage Loans and approximately 7.22% of the Group I Mortgage Loans are Second Lien Mortgage Loans, in each case, by aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Approximately 60.37% of the Group I Mortgage Loans are Balloon Loans and approximately 5.64% of the Group I Mortgage Loans are Interest Only Loans, in each case, by aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

The average principal balance of the Group I Mortgage Loans at origination was approximately $156,966. No Group I Mortgage Loan had a principal balance at origination greater than approximately $584,000 or less than approximately $14,250. The average principal balance of the Group I Mortgage Loans as of the Cut-off Date was approximately $156,692. No Group I Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $583,410 or less than approximately $14,233.

The Group I Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 5.950% per annum to approximately 13.710% per annum, and the weighted average Mortgage Rate was approximately 8.341% per annum. As of the Cut-off Date, the Group I ARM Loans had Gross Margins ranging from approximately 3.327% per annum to approximately 8.000% per annum, Minimum Mortgage Rates ranging from approximately 5.950% per annum to approximately 11.245% per annum and Maximum Mortgage Rates ranging from approximately 12.450% per annum to approximately 17.745% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 6.323%, the weighted average Minimum Mortgage Rate was approximately 8.167% per annum and the weighted average Maximum Mortgage Rate was approximately 14.668% per annum. The latest first Adjustment Date following the Cut-off Date on any Group I ARM Loan occurs on September 1, 2009 and the weighted average next Adjustment Date for all of the Group I Mortgage Loans following the Cut-off Date is September 2, 2008.

The weighted average combined loan-to-value ratio of the Group I Mortgage Loans at origination was approximately 81.60%. At origination, no Group I Mortgage Loan had a combined loan-to-value ratio greater than approximately 100.00% or less than approximately 25.95%.

The weighted average remaining term to stated maturity of the Group I Mortgage Loans was approximately 348 months as of the Cut-off Date. None of the Group I Mortgage Loans will have a first due date prior to May 1, 2006 or after October 1, 2006 or will have a remaining term to stated maturity of less than 173 months or greater than 356 months as of the Cut-off Date. The latest maturity date of any Group I Mortgage Loan is September 1, 2036.

As of the Cut-off Date, the weighted average FICO Score for the Group I Mortgage Loans that were scored is approximately 622. No Group I Mortgage Loan which was scored had a FICO Score as of the Cut-off Date greater than 815 or less than 500.

The Group I Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding:

Originator of the Group I Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
WMC	1,721	$269,666,888	100.00%
Total:	1,721	$269,666,888	100.00%

Collateral Type of the Group I Mortgage Loans

Collateral Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of The Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Fixed - 15 Year	23	$1,687,739	0.63%
Fixed - 20 Year	1	133,893	0.05
Fixed - 30 Year	393	36,290,141	13.46
Fixed - 30 Year IO	13	3,128,485	1.16
Balloon - 15/30	220	8,713,301	3.23
Balloon - 30/40	60	12,063,380	4.47
Balloon - 30/50	22	5,621,461	2.08
ARM - 6 Month	2	286,859	0.11
ARM - 2 Year/6 Month	305	50,992,165	18.91
ARM - 2 Year/6 Month IO	47	11,032,356	4.09
ARM - 2 Year/6 Month 30/40 Balloon	386	83,382,525	30.92
ARM - 2 Year/6 Month 30/50 Balloon	205	47,033,417	17.44
ARM - 3 Year/6 Month	13	2,267,078	0.84
ARM - 3 Year/6 Month IO	5	1,056,524	0.39
ARM - 3 Year/6 Month 30/40 Balloon	21	4,727,557	1.75
ARM - 3 Year/6 Month 30/50 Balloon	5	1,250,007	0.46
Total:	1,721	$269,666,888	100.00%

Lien Priority of the Group I Mortgage Loans

Lien Priority	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
First Lien	1,242	$250,194,162	92.78%
Second Lien	479	19,472,726	7.22
Total:	1,721	$269,666,888	100.00%

Principal Balances of the Group I Mortgage Loans at Origination

Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
0.01-50,000.00	351	$11,231,772	4.16%
50,000.01-100,000.00	279	20,232,432	7.49
100,000.01-150,000.00	291	36,414,440	13.48
150,000.01-200,000.00	256	44,966,682	16.65
200,000.01-250,000.00	190	42,752,755	15.83
250,000.01-300,000.00	154	42,409,341	15.70
300,000.01-350,000.00	99	31,960,187	11.83
350,000.01-400,000.00	67	25,040,210	9.27
400,000.01-450,000.00	24	10,034,100	3.71
450,000.01-500,000.00	4	1,941,500	0.72
500,000.01-550,000.00	5	2,571,500	0.95
550,000.01-600,000.00	1	584,000	0.22
Total:	1,721	$270,138,919	100.00%

Principal Balances of the Group I Mortgage Loans
as of the Cut-off Date

Principal Balance as of the Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.01-50,000.00	351	$11,208,184	4.16%
50,000.01-100,000.00	280	20,282,238	7.52
100,000.01-150,000.00	292	36,540,101	13.55
150,000.01-200,000.00	254	44,590,526	16.54
200,000.01-250,000.00	190	42,683,278	15.83
250,000.01-300,000.00	154	42,345,575	15.70
300,000.01-350,000.00	100	32,262,900	11.96
350,000.01-400,000.00	67	25,050,942	9.29
400,000.01-450,000.00	23	9,616,116	3.57
450,000.01-500,000.00	5	2,437,493	0.90
500,000.01-550,000.00	4	2,066,124	0.77
550,000.01-600,000.00	1	583,410	0.22
Total:	1,721	$269,666,888	100.00%

Geographic Distribution of the Mortgaged Properties of the Group I Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
California	214	$55,027,190	20.41%
Illinois	203	28,358,480	10.52
Florida	161	25,313,836	9.39
Maryland	122	22,098,331	8.19
New York	78	18,512,906	6.87
Massachusetts	77	13,487,636	5.00
Washington	79	13,276,846	4.92
Texas	144	11,794,182	4.37
New Jersey	64	11,468,163	4.25
Virginia	45	7,253,221	2.69
Arizona	49	6,673,822	2.47
Connecticut	34	5,124,505	1.90
Georgia	53	4,577,717	1.70
Tennessee	45	4,291,039	1.59
Nevada	20	3,823,224	1.42
Colorado	23	3,401,606	1.26
Pennsylvania	25	2,962,955	1.10
Louisiana	36	2,817,502	1.04
Maine	19	2,753,445	1.02
Oregon	19	2,364,443	0.88
Hawaii	8	2,162,036	0.80
New Hampshire	16	1,951,279	0.72
District of Columbia	11	1,928,038	0.71
Rhode Island	9	1,793,662	0.67
Idaho	16	1,727,667	0.64
Minnesota	12	1,573,028	0.58
Delaware	7	1,513,816	0.56
Michigan	13	1,282,091	0.48
New Mexico	12	1,215,663	0.45
Ohio	16	1,135,392	0.42
North Carolina	12	1,107,696	0.41
Utah	8	1,024,069	0.38
Mississippi	13	935,607	0.35
Oklahoma	12	898,595	0.33
Indiana	7	665,282	0.25
South Carolina	7	565,537	0.21
Wisconsin	8	564,957	0.21
Vermont	2	479,411	0.18
Arkansas	7	446,237	0.17
Kentucky	4	357,156	0.13
Missouri	4	351,169	0.13
Iowa	2	208,522	0.08
Wyoming	2	185,568	0.07
West Virginia	1	123,444	0.05
Kansas	2	89,924	0.03
Total:	1,721	$269,666,888	100.00%

Mortgage Rates of the Group I Mortgage Loans as of the Cut-Off Date

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5.500-5.999	2	$714,614	0.26%
6.000-6.499	15	4,538,759	1.68
6.500-6.999	100	23,862,223	8.85
7.000-7.499	140	33,883,029	12.56
7.500-7.999	334	69,757,797	25.87
8.000-8.499	178	35,436,000	13.14
8.500-8.999	246	43,542,953	16.15
9.000-9.499	120	19,752,619	7.32
9.500-9.999	160	15,260,736	5.66
10.000-10.499	43	4,832,498	1.79
10.500-10.999	122	6,826,857	2.53
11.000-11.499	60	2,827,583	1.05
11.500-11.999	63	2,584,973	0.96
12.000-12.499	70	2,823,624	1.05
12.500-12.999	66	2,915,530	1.08
13.000-13.499	1	71,935	0.03
13.500-13.999	1	35,158	0.01
Total:	1,721	$269,666,888	100.00%

Original Term of the Group I Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
180	243	$10,401,040	3.86%
240	1	133,893	0.05
300	1	301,946	0.11
360	1,476	258,830,010	95.98
Total:	1,721	$269,666,888	100.00%

Remaining Term to Stated Maturity of
the Group I Mortgage Loans as of the Cut-off Date

Remaining Term to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
121-180	243	$10,401,040	3.86%
181-240	1	133,893	0.05
241-300	1	301,946	0.11
301-360	1,476	258,830,010	95.98
Total:	1,721	$269,666,888	100.00%

Property Types of the Group I Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Single Family Residence	1,194	$182,806,999	67.79%
PUD	211	33,318,433	12.36
Condominium	210	29,057,994	10.78
2-4 Family	106	24,483,462	9.08
Total:	1,721	$269,666,888	100.00%

Original Combined Loan-to-Value Ratios of the Group I Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Less than or equal to 50.00	27	$5,516,982	2.05%
50.01-55.00	10	1,857,606	0.69
55.01-60.00	16	3,703,083	1.37
60.01-65.00	21	4,277,872	1.59
65.01-70.00	52	11,123,663	4.12
70.01-75.00	57	13,667,381	5.07
75.01-80.00	733	142,442,241	52.82
80.01-85.00	80	17,258,556	6.40
85.01-90.00	114	23,934,593	8.88
90.01-95.00	160	27,008,022	10.02
95.01-100.00	451	18,876,889	7.00
Total:	1,721	$269,666,888	100.00%

Documentation Type of the Group I Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Stated Documentation	655	$108,815,464	40.35%
Full Documentation	759	106,239,156	39.40
Limited Documentation	307	54,612,269	20.25
Total:	1,721	$269,666,888	100.00%

FICO Score for the Group I Mortgage Loans

FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
500 - 524	44	$8,251,702	3.06%
525 - 549	53	10,783,123	4.00
550 - 574	134	24,974,284	9.26
575 - 599	269	34,378,800	12.75
600 - 624	451	67,914,537	25.18
625 - 649	324	56,398,017	20.91
650 - 674	200	32,644,528	12.11
675 - 699	103	14,645,454	5.43
700 - 724	73	9,564,472	3.55
725 - 749	42	6,530,786	2.42
750 - 774	14	2,078,048	0.77
775 - 799	12	1,021,024	0.38
800 - 824	2	482,115	0.18
Total:	1,721	$269,666,888	100.00%

Loan Purpose of the Group I Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Refinance - Cashout	803	$166,111,574	61.60%
Purchase	858	94,241,663	34.95
Refinance - Rate Term	60	9,313,652	3.45
Total:	1,721	$269,666,888	100.00%

Occupancy Status of the Group I Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Primary	1,618	$248,782,817	92.26%
Second Home	63	12,013,558	4.45
Investment	40	8,870,513	3.29
Total:	1,721	$269,666,888	100.00%

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Next Adjustment Dates for the Group I ARM Loans

Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
February 2007	1	$201,487	0.10%
March 2007	1	85,372	0.04
April 2008	2	386,489	0.19
May 2008	1	370,479	0.18
June 2008	22	3,865,391	1.91
July 2008	70	13,793,725	6.83
August 2008	249	49,629,816	24.57
September 2008	599	124,394,563	61.57
June 2009	2	318,147	0.16
July 2009	1	146,596	0.07
August 2009	16	3,518,832	1.74
September 2009	25	5,317,591	2.63
Total:	989	$202,028,489	100.00%

Gross Margins of the Group I ARM Loans

Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
3.000 - 3.499	10	$1,496,193	0.74%
3.500 - 3.999	1	124,777	0.06
4.500 - 4.999	3	538,208	0.27
5.000 - 5.499	137	28,956,825	14.33
5.500 - 5.999	173	35,878,280	17.76
6.000 - 6.499	279	58,413,464	28.91
6.500 - 6.999	161	34,342,949	17.00
7.000 - 7.499	120	22,354,717	11.07
7.500 - 7.999	70	12,675,675	6.27
8.000 - 8.499	35	7,247,399	3.59
Total:	989	$202,028,489	100.00%

Maximum Mortgage Rates of the Group I ARM Loans

Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
12.000 - 12.499	2	$714,614	0.35%
12.500 - 12.999	15	4,538,759	2.25
13.000 - 13.499	64	15,348,404	7.60
13.500 - 13.999	102	24,500,821	12.13
14.000 - 14.499	256	53,957,045	26.71
14.500 - 14.999	153	32,191,697	15.93
15.000 - 15.499	197	36,905,311	18.27
15.500 - 15.999	89	17,094,999	8.46
16.000 - 16.499	71	11,214,330	5.55
16.500 - 16.999	24	3,574,370	1.77
17.000 - 17.499	14	1,849,872	0.92
17.500 - 17.999	2	138,267	0.07
Total:	989	$202,028,489	100.00%

Minimum Mortgage Rates of the Group I ARM Loans

Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5.500-5.999	2	$714,614	0.35%
6.000-6.499	16	4,690,759	2.32
6.500-6.999	64	15,348,404	7.60
7.000-7.499	100	24,165,953	11.96
7.500-7.999	258	54,455,744	26.95
8.000-8.499	152	31,920,533	15.80
8.500-8.999	196	36,719,795	18.18
9.000-9.499	91	17,596,312	8.71
9.500-9.999	69	10,747,247	5.32
10.000-10.499	26	3,743,480	1.85
10.500-10.999	13	1,787,379	0.88
11.000-11.499	2	138,267	0.07
Total:	989	$202,028,489	100.00%

Initial Periodic Rate Caps of the Group I ARM Loans

Initial Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.000	6	$1,100,996	0.54%
3.000	983	200,927,493	99.46
Total:	989	$202,028,489	100.00%

Subsequent Periodic Rate Caps of the Group I ARM Loans

Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.000	989	$202,028,489	100.00%
Total:	989	$202,028,489	100.00%

Lifetime Rate Caps of the Group I ARM Loans

Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
6.000 - 6.499	10	$1,518,922	0.75%
6.500 - 6.999	972	199,172,230	98.59
7.000 - 7.499	7	1,337,336	0.66
Total:	989	$202,028,489	100.00%

Prepayment Penalty Months of the Group I Mortgage Loans at Origination

Prepayment Penalty Months at Origination	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	811	$112,310,631	41.65%
12	52	11,134,755	4.13
24	701	117,779,829	43.68
36	157	28,441,673	10.55
Total:	1,721	$269,666,888	100.00%

Original Interest Only Term of the Group I Mortgage Loans

Original Interest Only Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	1,656	$254,449,523	94.36%
60	45	10,821,260	4.01
120	20	4,396,105	1.63
Total:	1,721	$269,666,888	100.00%

Group II Mortgage Loan Characteristics

Approximately 22.21% of the Group II Mortgage Loans are fixed-rate mortgage loans and approximately 77.79% of the Group II Mortgage Loans are ARM Loans (the “Group II ARM Loans”), in each case, by aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

Approximately 87.37% of the Group II Mortgage Loans are First Lien Mortgage Loans and approximately 12.63% of the Group II Mortgage Loans are Second Lien Mortgage Loans, in each case, by aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

Approximately 59.10% of the Group II Mortgage Loans are Balloon Loans and approximately 13.56% of the Group II Mortgage Loans are Interest Only Loans, in each case, by aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

The average principal balance of the Group II Mortgage Loans at origination was approximately $203,679. No Group II Mortgage Loan had a principal balance at origination greater than approximately $950,000 or less than approximately $15,000. The average principal balance of the Group II Mortgage Loans as of the Cut-off Date was approximately $203,379. No Group II Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $944,777 or less than approximately $14,973.

The Group II Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 5.550% per annum to approximately 12.875% per annum, and the weighted average Mortgage Rate was approximately 8.213% per annum. As of the Cut-off Date, the Group II ARM Loans had Gross Margins ranging from approximately 2.000% per annum to approximately 8.000% per annum, Minimum Mortgage Rates ranging from approximately 2.750% per annum to approximately 11.450% per annum and Maximum Mortgage Rates ranging from approximately 11.850% per annum to approximately 17.950% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 6.387% the weighted average Minimum Mortgage Rate was approximately 7.772% per annum and the weighted average Maximum Mortgage Rate was approximately 14.283% per annum. The latest first Adjustment Date following the Cut-off Date on any Group II ARM Loan occurs on October 1, 2016, and the weighted average next Adjustment Date for all of the Group II ARM Loans following the Cut-off Date is December 5, 2009.

The weighted average combined loan-to-value ratio of the Group II Mortgage Loans at origination was approximately 82.66%. At origination, no Group II Mortgage Loan had a combined loan-to-value ratio greater than approximately 100.00% or less than approximately 23.87%.

The weighted average remaining term to stated maturity of the Group II Mortgage Loans was approximately 346 months as of the Cut-off Date. None of the Group II Mortgage Loans will have a first due date prior to January 1, 2006 or after November 1, 2006 or will have a remaining term to stated maturity of less than 168 months or greater than 357 months as of the Cut-off Date. The latest maturity date of any Group II Mortgage Loan is October 1, 2036.

As of the Cut-off Date, the weighted average FICO Score for the Group II Mortgage Loans that were scored is approximately 652. No Group II Mortgage Loan had a FICO Score as of the Cut-off Date greater than 819 or less than 500.

The Group II Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Originator of the Group II Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
WMC	2,870	$583,697,375	100.00%
Total:	2,870	$583,697,375	100.00%

Collateral Type of the Group II Mortgage Loans

Collateral Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Fixed - 15 Year	28	$2,531,328	0.43%
Fixed - 20 Year	2	205,654	0.04
Fixed - 30 Year	727	69,994,965	11.99
Fixed - 30 Year IO	11	3,778,141	0.65
Balloon - 15/30	435	29,859,550	5.12
Balloon - 30/40	56	13,102,365	2.24
Balloon - 30/50	36	10,190,273	1.75
ARM - 2 Year/6 Month	327	70,412,901	12.06
ARM - 2 Year/6 Month IO	96	30,633,517	5.25
ARM - 2 Year/6 Month 30/40 Balloon	511	144,248,398	24.71
ARM - 2 Year/6 Month 30/50 Balloon	334	110,999,707	19.02
ARM - 3 Year/6 Month	10	1,914,228	0.33
ARM - 3 Year/6 Month IO	3	1,048,000	0.18
ARM - 3 Year/6 Month 30/40 Balloon	10	3,280,830	0.56
ARM - 3 Year/6 Month 30/50 Balloon	9	3,718,331	0.64
ARM - 5 Year/6 Month	20	4,550,592	0.78
ARM - 5 Year/6 Month IO	24	7,099,837	1.22
ARM - 5 Year/6 Month 30/40 Balloon	18	4,927,212	0.84
ARM - 5 Year/6 Month 30/50 Balloon	23	8,367,685	1.43
ARM - 10 Year/6 Month	26	9,053,985	1.55
ARM - 10 Year/6 Month IO	106	36,475,543	6.25
ARM - 10 Year/6 Month 30/40 Balloon	35	9,645,727	1.65
ARM - 10 Year/6 Month 30/50 Balloon	19	6,430,738	1.10
ARM - 10 Year/1 Year	2	920,484	0.16
ARM - 10 Year/1 Year IO	1	116,000	0.02
ARM - 10 Year/1 Year 30/40 Balloon	1	191,385	0.03
Total:	2,870	$583,697,375	100.00%

Lien Priority of the Group II Mortgage Loans

Lien Priority	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
First Lien	1,830	$509,972,590	87.37%
Second Lien	1,040	73,724,785	12.63
Total:	2,870	$583,697,375	100.00%

Principal Balances of the Group II Mortgage Loans at Origination

Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
0.01-50,000.00	312	$11,473,427	1.96%
50,000.01-100,000.00	705	52,154,323	8.92
100,000.01-150,000.00	384	46,989,510	8.04
150,000.01-200,000.00	275	48,751,223	8.34
200,000.01-250,000.00	229	51,537,603	8.82
250,000.01-300,000.00	226	61,968,525	10.60
300,000.01-350,000.00	203	65,755,453	11.25
350,000.01-400,000.00	157	58,728,264	10.05
400,000.01-450,000.00	145	62,135,763	10.63
450,000.01-500,000.00	126	60,231,651	10.30
500,000.01-550,000.00	40	20,944,240	3.58
550,000.01-600,000.00	29	16,613,520	2.84
600,000.01-650,000.00	16	10,073,375	1.72
650,000.01-700,000.00	10	6,723,700	1.15
700,000.01-750,000.00	4	2,909,000	0.50
750,000.01-800,000.00	2	1,541,000	0.26
800,000.01-850,000.00	5	4,158,000	0.71
900,000.01-950,000.00	2	1,870,000	0.32
Total:	2,870	$584,558,577	100.00%

Principal Balances of the Group II Mortgage Loans
as of the Cut-off Date

Principal Balance as of the Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.01- 50,000.00	312	$11,449,766	1.96%
50,000.01-100,000.00	708	52,341,433	8.97
100,000.01-150,000.00	381	46,603,647	7.98
150,000.01-200,000.00	275	48,668,370	8.34
200,000.01-250,000.00	229	51,464,635	8.82
250,000.01-300,000.00	228	62,481,081	10.70
300,000.01-350,000.00	204	66,116,709	11.33
350,000.01-400,000.00	154	57,611,778	9.87
400,000.01-450,000.00	145	62,054,462	10.63
450,000.01-500,000.00	126	60,159,348	10.31
500,000.01-550,000.00	40	20,917,947	3.58
550,000.01-600,000.00	29	16,592,785	2.84
600,000.01-650,000.00	17	10,710,785	1.83
650,000.01-700,000.00	9	6,064,899	1.04
700,000.01-750,000.00	4	2,905,753	0.50
750,000.01-800,000.00	2	1,540,247	0.26
800,000.01-850,000.00	5	4,149,539	0.71
900,000.01-950,000.00	2	1,864,189	0.32
Total:	2,870	$583,697,375	100.00%

Geographic Distribution of the Mortgaged Properties of the Group II Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
California	1,048	$261,821,003	44.86%
Florida	377	60,115,586	10.30
New York	200	57,307,225	9.82
New Jersey	116	27,035,520	4.63
Maryland	118	25,571,458	4.38
Massachusetts	99	24,032,968	4.12
Texas	182	19,061,015	3.27
Illinois	107	15,892,432	2.72
Virginia	75	15,522,582	2.66
Washington	77	13,241,409	2.27
Arizona	73	11,179,939	1.92
Nevada	46	7,089,523	1.21
Connecticut	32	6,837,115	1.17
Louisiana	55	5,029,969	0.86
Georgia	31	4,284,498	0.73
Tennessee	39	3,186,631	0.55
Pennsylvania	29	3,144,806	0.54
Hawaii	10	2,551,686	0.44
Oregon	16	2,020,698	0.35
District of Columbia	8	1,972,795	0.34
Rhode Island	6	1,815,820	0.31
Maine	8	1,668,708	0.29
New Hampshire	8	1,306,302	0.22
Idaho	11	1,256,341	0.22
Delaware	7	1,241,729	0.21
Colorado	9	1,176,736	0.20
Indiana	10	1,052,787	0.18
Michigan	10	995,119	0.17
Utah	5	833,933	0.14
Oklahoma	6	801,925	0.14
North Carolina	8	779,066	0.13
New Mexico	9	759,970	0.13
Ohio	7	653,246	0.11
Mississippi	9	619,041	0.11
South Carolina	5	582,203	0.10
Minnesota	3	432,917	0.07
Vermont	3	374,420	0.06
Kentucky	3	145,597	0.02
Missouri	1	106,939	0.02
Wisconsin	1	81,067	0.01
Arkansas	2	78,103	0.01
Iowa	1	36,545	0.01
Total:	2,870	$583,697,375	100.00%

Mortgage Rates of the Group II Mortgage Loans as of the Cut-Off Date

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5.500-5.999	16	$6,262,829	1.07%
6.000-6.499	76	27,541,837	4.72
6.500-6.999	227	76,780,467	13.15
7.000-7.499	282	88,193,624	15.11
7.500-7.999	454	129,594,870	22.20
8.000-8.499	267	67,019,789	11.48
8.500-8.999	310	71,620,279	12.27
9.000-9.499	142	27,407,408	4.70
9.500-9.999	176	20,696,859	3.55
10.000-10.499	58	4,922,749	0.84
10.500-10.999	291	23,655,030	4.05
11.000-11.499	238	18,887,109	3.24
11.500-11.999	87	5,939,075	1.02
12.000-12.499	92	5,446,224	0.93
12.500-12.999	154	9,729,226	1.67
Total:	2,870	$583,697,375	100.00%
Original Term of the Group II Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
180	463	$32,390,878	5.55%
240	2	205,654	0.04
360	2,405	551,100,843	94.42
Total:	2,870	$583,697,375	100.00%

Remaining Term to Stated Maturity of
the Group II Mortgage Loans as of the Cut-off Date

Remaining Term to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
121 - 180	463	$32,390,878	5.55%
181 - 240	2	205,654	0.04
301 - 360	2,405	551,100,843	94.42
Total:	2,870	$583,697,375	100.00%

Property Types of the Group II Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Single Family Residence	1,940	$394,526,671	67.59%
PUD	367	69,498,172	11.91
2-4 Family	261	69,182,866	11.85
Condominium	302	50,489,666	8.65
Total:	2,870	$583,697,375	100.00%

Original Combined Loan-to-Value Ratios of the Group II Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Less than or equal to 50.00	29	$4,433,470	0.76%
50.01-55.00	14	3,974,196	0.68
55.01-60.00	12	2,136,879	0.37
60.01-65.00	19	5,577,268	0.96
65.01-70.00	33	9,432,455	1.62
70.01-75.00	43	12,817,349	2.20
75.01-80.00	1,413	398,578,861	68.29
80.01-85.00	71	19,477,068	3.34
85.01-90.00	112	27,567,945	4.72
90.01-95.00	139	28,715,921	4.92
95.01-100.00	985	70,985,964	12.16
Total:	2,870	$583,697,375	100.00%

Documentation Type of the Group II Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Stated Documentation	1,638	$339,811,963	58.22%
Full Documentation	743	130,025,206	22.28
Limited Documentation	489	113,860,205	19.51
Total:	2,870	$583,697,375	100.00%

FICO Score for the Group II Mortgage Loans

FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
500 - 524	31	$5,404,607	0.93%
525 - 549	38	7,470,440	1.28
550 - 574	76	17,845,951	3.06
575 - 599	295	49,220,525	8.43
600 - 624	609	113,643,444	19.47
625 - 649	572	115,010,315	19.70
650 - 674	423	88,219,748	15.11
675 - 699	315	69,935,434	11.98
700 - 724	247	55,590,468	9.52
725 - 749	131	31,001,312	5.31
750 - 774	92	20,480,606	3.51
775 - 799	29	7,304,314	1.25
800 - 824	12	2,570,211	0.44
Total:	2,870	$583,697,375	100.00%

Loan Purpose of the Group II Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	2,295	$432,964,708	74.18%
Refinance - Cashout	537	140,884,554	24.14
Refinance - Rate Term	38	9,848,114	1.69
Total:	2,870	$583,697,375	100.00%

Occupancy Status of the Group II Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Primary	2,765	$568,929,216	97.47%
Second Home	75	8,671,439	1.49
Investment	30	6,096,720	1.04
Total:	2,870	$583,697,375	100.00%

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Next Adjustment Dates for the Group II ARM Loans

Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
December 2007	1	$51,523	0.01%
January 2008	2	471,446	0.10
March 2008	1	67,684	0.01
April 2008	1	184,771	0.04
May 2008	6	1,009,697	0.22
June 2008	16	4,076,618	0.90
July 2008	74	19,957,840	4.40
August 2008	308	86,887,850	19.14
September 2008	855	242,499,345	53.41
October 2008	4	1,087,747	0.24
May 2009	1	91,653	0.02
June 2009	1	110,843	0.02
July 2009	3	747,198	0.16
August 2009	8	2,590,592	0.57
September 2009	19	6,421,102	1.41
July 2011	2	390,777	0.09
August 2011	7	2,002,096	0.44
September 2011	76	22,552,452	4.97
April 2016	1	202,492	0.04
June 2016	1	486,646	0.11
July 2016	7	2,451,638	0.54
August 2016	44	15,135,922	3.33
September 2016	136	44,089,164	9.71
October 2016	1	468,000	0.10
Total:	1,575	$454,035,099	100.00%

Gross Margins of the Group II ARM Loans

Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2.000 - 2.499	1	$122,337	0.03%
2.500 - 2.999	5	1,523,106	0.34
3.000 - 3.499	5	1,268,686	0.28
4.500 - 4.999	2	368,320	0.08
5.000 - 5.499	144	42,993,468	9.47
5.500 - 5.999	272	81,683,950	17.99
6.000 - 6.499	511	147,074,264	32.39
6.500 - 6.999	281	81,499,382	17.95
7.000 - 7.499	214	58,584,713	12.90
7.500 - 7.999	85	22,801,341	5.02
8.000 - 8.499	55	16,115,532	3.55
Total:	1,575	$454,035,099	100.00%

Maximum Mortgage Rates of the Group II ARM Loans

Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
11.500 - 11.999	1	$486,646	0.11%
12.000 - 12.499	17	6,659,292	1.47
12.500 - 12.999	67	24,773,731	5.46
13.000 - 13.499	194	66,368,186	14.62
13.500 - 13.999	238	75,242,872	16.57
14.000 - 14.499	408	119,067,289	26.22
14.500 - 14.999	228	59,467,241	13.10
15.000 - 15.499	248	62,984,542	13.87
15.500 - 15.999	94	22,917,323	5.05
16.000 - 16.499	58	12,822,598	2.82
16.500 - 16.999	11	1,561,430	0.34
17.000 - 17.499	9	1,297,443	0.29
17.500 - 17.999	2	386,505	0.09
Total:	1,575	$454,035,099	100.00%

Minimum Mortgage Rates of the Group II ARM Loans

Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2.500-2.999	4	$1,227,869	0.27%
5.500-5.999	15	6,034,069	1.33
6.000-6.499	68	25,049,335	5.52
6.500-6.999	195	67,152,887	14.79
7.000-7.499	238	75,508,753	16.63
7.500-7.999	407	118,020,788	25.99
8.000-8.499	224	58,461,887	12.88
8.500-8.999	249	63,335,089	13.95
9.000-9.499	92	22,874,314	5.04
9.500-9.999	62	13,644,044	3.01
10.000-10.499	10	1,042,116	0.23
10.500-10.999	9	1,297,443	0.29
11.000-11.499	2	386,505	0.09
Total:	1,575	$454,035,099	100.00%

Initial Periodic Rate Caps of the Group II ARM Loans

Initial Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.000	2	$386,653	0.09%
3.000	1,359	383,431,892	84.45
3.025	1	407,443	0.09
5.000	213	69,809,112	15.38
Total:	1,575	$454,035,099	100.00%

Subsequent Periodic Rate Caps of the Group II ARM Loans

Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.000	1,571	$452,807,230	99.73%
2.000	4	1,227,869	0.27
Total:	1,575	$454,035,099	100.00%

Lifetime Rate Caps of the Group II ARM Loans

Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5.000 - 5.499	4	$1,227,869	0.27%
6.000 - 6.499	15	2,714,847	0.60
6.500 - 6.999	1,554	449,063,469	98.91
7.000 - 7.499	2	1,028,914	0.23
Total:	1,575	$454,035,099	100.00%

Prepayment Penalty Months of the Group II Mortgage Loans at Origination

Prepayment Penalty Months at Origination	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	950	$185,063,820	31.71%
12	76	17,425,084	2.99
18	6	2,376,374	0.41
24	1,467	285,974,165	48.99
36	371	92,857,933	15.91
Total:	2,870	$583,697,375	100.00%

Original Interest Only Term of the Group II Mortgage Loans

Original Interest Only Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	2,629	$504,546,338	86.44%
60	104	32,667,265	5.60
120	137	46,483,772	7.96
Total:	2,870	$583,697,375	100.00%

The Indices of the Mortgage Loans

As of any Adjustment Date, the index applicable to the determination of the Mortgage Rate on each ARM Loan will generally be (A) with respect to approximately 76.74% of the ARM, the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in The Wall Street Journal and as most recently available either (i) as of the first business day 45 days prior to that Adjustment Date or (ii) as of the first business day of the month preceding the month of the Adjustment Date, as specified in the related mortgage note (“Six-Month LIBOR” or an “Index”) and (B) with respect to approximately 0.14% of the ARM Loans, by aggregate principal balance as of the Cut-off Date, the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as published in the Federal Reserve Statistical Release H.15 (519) as most recently announced as of a date 45 days prior to that Adjustment Date (“One-Year CMT” or an “Index”).

In the event that the related Index becomes unavailable or otherwise unpublished, the Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

Underwriting Standards

General. The information set forth in the following paragraphs has been provided by WMC Mortgage Corp. (“WMCMC”), and none of the depositor, the underwriters, the servicer, the trustee, or any other person has participated in the preparation of such information.

WMCMC is a mortgage banking company incorporated in the State of California. Established in 1955, WMCMC has developed a national mortgage origination franchise, with special emphasis on originating single-family, alternative non-prime mortgage loans in each of the regions in which it competes. WMCMC historically originated both prime-quality mortgage loans and non-prime-quality mortgage loans. WMCMC sold its prime mortgage loan origination business in 1998 and, since April of 2000, originates prime mortgage loans only on a very limited basis. WMCMC was owned by a subsidiary of Weyerhaeuser Company until May 1997 when it was sold to WMC Finance Co., a company owned principally by affiliates of a private investment firm. On June 14, 2004, a subsidiary of the General Electric Company (“GE”) acquired WMC Finance Co.

Until March 2000, WMCMC originated mortgage loans through both wholesale and retail channels, with wholesale originations accounting for approximately 85% of total origination volume prior to March 2000. As of March 2000, WMCMC changed its business model to underwrite and process 100% of its loans on the Internet via “WMC Direct” resulting in a substantial reduction in employees, underwriting centers and closing centers, and the elimination of all retail branches. In April 2005, WMCMC’s headquarters relocated to Burbank, California from Woodland Hills, California. A majority of its business operations are presently conducted at Burbank. WMCMC also has eight (8) regional offices in Addison, Texas, Orangeburg, New York, Costa Mesa, California, San Ramon, California, Jacksonville, Florida, Woburn, Massachusetts, Schaumburg, Illinois, and Bellevue, Washington. WMCMC’s originations come primarily through its broker relationships. As of December 15, 2006, WMCMC had approximately 2344 employees, including approximately 745 business development representatives and associates who are responsible for recruiting and managing the independent broker network. In 2004, 2005 and 2006, WMCMC originated $19,127,701,750, $31,794,995,806 and $33,169,005,879 of non-prime mortgage loans, respectively, including loans acquired by WMCMC from correspondent lenders.

As of January 1, 2007, WMCMC assigned substantially all of its mortgage origination operations, including its broker relationships to GE Money Bank and transferred all of its employees to WMC-GEMB Mortgage Corp., a wholly owned operating subsidiary of GE Money Bank. GE Money Bank is an FDIC-insured federal savings bank that is regulated, supervised and examined by the Office of Thrift Supervision. The predecessor to GE Money Bank, GE Capital Consumer Card Co., was established in 1988 as a limited purpose credit card bank and converted to a federal savings bank in 2003. On February 7, 2005, Monogram Credit Card Bank of Georgia was merged with and into GE Capital Consumer Card Co., and the surviving entity changed its name to GE Money Bank. On February 5, 2006, all of the common stock of GE Money Bank was contributed by General Electric Capital Corporation to GE Consumer Finance, Inc., a newly created holding company. In addition to its mortgage activities, GE Money Bank is engaged in various other consumer lending activities including retail sales financing programs, private label credit cards, bank cards, consumer installment loans, and home improvement loans. In addition, GE Money Bank provides small business lines of credit to several of its retail clients. GE Money Bank is a wholly owned subsidiary of GE Consumer Finance, Inc., which is in turn a wholly owned subsidiary of General Electric Capital Corporation, which is in turn a wholly owned subsidiary of GE.

On January 2, 2007, GE Money Bank commenced doing business as “WMC Mortgage” and began originating and acquiring mortgage loans. Such mortgage loans will be sold by GE Money Bank to WMCMC from time to time, but no less than once per month. WMCMC will sell or securitize such mortgage loans. WMCMC continues to originate or acquire a small amount of mortgage loans through its broker network. GE Money Bank and WMCMC originate or acquire mortgage loans based on the same underwriting guidelines.

As used in the description of the Underwriting Standards below, “WMC” shall refer collectively to GE Money Bank and WMCMC.

Underwriting Standards. The mortgage loans have been either (i) originated generally in accordance with the underwriting guidelines established by WMC (collectively, the “Underwriting Guidelines”) or (ii) purchased by GE Money Bank after re-underwriting the mortgage loans generally in accordance with the Underwriting Guidelines. WMC also originates certain other mortgage loans that are underwritten to the guidelines of specific investors, however, such mortgage loans are not included among those sold to the trust as described in this free writing prospectus. The Underwriting Guidelines are primarily intended to (a) determine that the borrower has the ability to repay the mortgage loan in accordance with its terms and (b) determine that the related mortgaged property will provide sufficient value to recover the investment if the borrower defaults. On a case-by-case basis WMC may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category or other guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low debt-to-income ratio (“Debt Ratio”), good mortgage payment history, an abundance of cash reserves, excess disposable income, stable employment and time in residence at the applicant’s current address. It is expected that a substantial number of the mortgage loans to be included in the trust will represent such underwriting exceptions.

On July 15, 2005, WMCMC launched a program called WMC Select. Using new credit matrices, WMC Select allows a borrower to choose loan features (such as rate, term, prepayment options, and other important features) based on the borrower’s mortgage/housing history, credit depth, loan-to-value ratio (“LTV”) and Debt Ratio. WMC Select allows WMC greater flexibility in qualifying the borrower for a loan since the borrower selects the loan features most important to him. WMC Select is offered by GE Money Bank.

The mortgage loans in the trust will fall within the following documentation categories established by WMC: Full Documentation, Full-Alternative Documentation, Limited Documentation, Lite Documentation, Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation. In addition to single-family residences, certain of the mortgage loans will have been underwritten (in many cases, as described above, subject to exceptions for compensating factors) in accordance with programs established by WMC for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing, two- to four-family properties and other property types. In addition, WMC has established specific parameters for jumbo loans, which are designated in the Underwriting Guidelines as mortgage loans with original principal balances in excess of $650,000 ($850,000 under WMC Select). However, WMC sometimes increases the original principal balance limits if borrowers meet other compensating credit factors.

Under the Underwriting Guidelines, WMC verifies the loan applicant’s eligible sources of income for all products, calculates the amount of income from eligible sources indicated on the loan application, reviews the credit and mortgage payment history of the applicant and calculates the Debt Ratio to determine the applicant’s ability to repay the loan, and reviews the mortgaged property for compliance with the Underwriting Guidelines. The Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and require, among other things, (1) an appraisal of the mortgaged property which conforms to Uniform Standards of Professional Appraisal Practice and (2) an audit of such appraisal by a WMC-approved appraiser or by WMC’s in-house collateral auditors (who may be licensed appraisers) and such audit may in certain circumstances consist of a second appraisal, a field review, a desk review or an automated valuation model.

The Underwriting Guidelines permit mortgage loans with LTVs and CLTVs (in the case of mortgaged properties which secure more than one mortgage loan) of up to 100% (which is subject to reduction depending upon credit-grade, loan amount and property type). In general, loans with greater documentation standards are eligible for higher LTV and CLTV limits across all risk categories. Under the Underwriting Guidelines, cash out on refinance mortgage loans is generally available, but the amount is restricted for C grade loans and stated income interest only loans.

All mortgage loans originated or purchased under the Underwriting Guidelines are based on loan application packages submitted through mortgage brokerage companies or on loan files (which include loan application documentation) submitted by correspondents. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to WMC for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made and/or a yield-spread premium for services provided to the borrower. No single mortgage brokerage company accounts for more than 3%, measured by outstanding principal balance, of the mortgage loans originated by WMC

The Underwriting Guidelines require that the documentation accompanying each mortgage loan application include, among other things, a tri-merge credit report on the related applicant from a credit reporting company aggregator. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In most instances, WMC obtains a tri-merge credit score independent from the mortgage loan application from a credit reporting company aggregator. In the case of purchase money mortgage loans, WMC generally validates the source of funds for the down payment. In the case of mortgage loans originated under the Full Documentation category, the Underwriting Guidelines require documentation of income (which may consist of (1) a verification of employment form covering a specified time period which varies with LTV, (2) two most recent pay stubs and two years of tax returns or W-2s, (3) verification of deposits and/or (4) bank statements) and telephonic verification. Under the Full-Alternative Documentation category, only 24 months of bank statements are required (depending upon the LTV) and telephonic verification of employment, under the Limited Documentation category only 12 months of bank statements (or a W-2 for the most current year and a current pay stub) are required, and under the Lite Documentation category only six months of bank statements (or a current pay stub covering the six month period) are required. For mortgage loans originated under the Stated Income/Verified Assets (Streamlined) Documentation category, WMC requires verification of funds equal to two months of principal, interest, taxes and insurance, sourced and seasoned for at least sixty days. In the case of mortgage loans originated under the Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation categories, the Underwriting Guidelines require (1) that income be stated on the application, accompanied by proof of self employment in the case of self-employed individuals, (2) that a WMC pre-funding auditor conduct telephonic verification of employment, or in the case of self-employed individuals, telephonic verification of business line and (3) that stated income be consistent with type of work listed on the application.

The general collateral requirements in the Underwriting Guidelines specify that a mortgaged property not have a condition rating of lower than “average.” Each appraisal includes a market data analysis based on recent sales of comparable homes in the area. The general collateral requirements in the Underwriting Guidelines specify conditions and parameters relating to zoning, land-to-improvement ratio, special hazard zones, neighborhood property value trends, whether the property site is too isolated, whether the property site is too close to commercial businesses, whether the property site is rural, city or suburban, whether the property site is typical for the neighborhood in which it is located and whether the property site is sufficient in size and shape to support all improvements.

The Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the mortgagor’s credit standing, Debt Ratios, documentation programs, and in certain other respects. Mortgagors who qualify under the Underwriting Guidelines may have payment histories and Debt Ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Underwriting Guidelines establish the maximum permitted LTV for each loan type based upon these and other risk factors.

WMC requires that mortgage loans have title insurance (which can be a short form title insurance policy for certain second lien mortgage loans acquired from correspondent lenders) and be secured by liens on real property. Some second lien mortgage loans purchased from correspondent lenders and which have an original principal balance of $50,000 or less do not have title insurance. WMC also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount equal to the greater of full replacement or the amount of all mortgage liens on such mortgaged property. In addition, flood insurance is obtained where applicable and a tax service is used to monitor the payment of property taxes on all loans.

Risk Categories. Under the Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted LTV, maximum loan amount and the allowed use of loan proceeds given the borrower’s mortgage payment history, the borrower’s consumer credit history, the borrower’s liens/charge-offs/bankruptcy history, the borrower’s Debt Ratio, the borrower’s use of proceeds (purchase or refinance), the documentation type and other factors. In general, higher credit risk mortgage loans are graded in categories that require lower Debt Ratios and permit more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies. Tax liens are not considered in determining risk category (but must be paid off or subordinated by the taxing authority in all circumstances); and derogatory medical collections are not considered in determining risk category and are not required to be paid off. The Underwriting Guidelines specify the following risk categories and associated criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan. However, as described above, the following are guidelines only, and exceptions are made on a case-specific basis. In addition, variations of the following criteria are applicable under the programs established by WMC for the origination of jumbo loans in excess of $650,000 ($850,000 under WMC Select (for other than interest only loans); $950,000 for interest only loans under WMC Select) and for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing and two- to four-family properties. Jumbo loans are originated under all documentation programs to borrowers with minimum Credit Scores of 620 (600 under WMC Select), a maximum Debt Ratio of 50%and who satisfy other requirements as set forth in the Underwriting Guidelines. WMC sometimes has special loan programs which increase the maximum principal balance limit for jumbo loans provided the borrowers meet other credit criteria.

Risk Category “AA”.

Maximum loan amount:

•
$650,000 ($850,000 for WMC Select; $950,000 for Interest Only Full Documentation, Full- Alternative, Limited Documentation and Lite Documentation) for Full Documentation, Full-Alternative Documentation, and Limited Documentation (owner-occupied mortgaged property);

•	$550,000 ($850,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

•	$500,000 ($850,000 for WMC Select) for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

•	$550,000 ($700,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

•	$500,000 ($650,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

•	$450,000 ($650,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

•	$400,000 for Stated Income Documentation (Self-Employed) and Stated Income (Wage Earner) Documentation (non-owner-occupied mortgaged property).

•	WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Mortgage payment history: No delinquency during the preceding 12 months.

Consumer credit history: Minimum Credit Score of 640 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months.

Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 24 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is allowed). Under WMC Select, a prior bankruptcy is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior bankruptcy is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

Notice of default (“NOD”)/foreclosures: Permitted if discharged or cured two years or more prior to loan application. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

Maximum LTV:

•	100% for Full Documentation and Full-Alternative Documentation with a maximum loan amount of $500,000 and a Credit Score of 620 and above (owner-occupied Single Family Residence mortgaged property);

•
100% for Limited Documentation, Lite Documentation and Express Documentation with a maximum loan amount of $333,700 ($337,000 for WMC Select) and a Credit Score of 640 and above (500 and above for WMC Select) (owner-occupied Single Family Residence mortgaged property);

•
100% for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) with a maximum loan amount of $333,700 ($337,000 for WMC Select) and a Credit Score of 660 and above (owner-occupied Single Family Residence mortgaged property);

•
95% for Full Documentation, Full-Alternative Documentation, Limited Documentation and Lite Documentation with a maximum loan amount of $650,000 ($700,000 for WMC Select) and a minimum Credit Score of 640 (owner-occupied mortgaged property);

•
95% for Stated Income Documentation (Self-Employed) and 90% for Stated Income Documentation (Wage Earner) with a maximum loan amount of $500,000 ($700,000 for WMC Select) and a minimum Credit Score of 640 (500 and above for WMC Select) (owner-occupied mortgaged property);

•	90% for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

•	85% for Limited Documentation (non-owner-occupied mortgaged property); and

•	80% (85% for WMC Select for Lite Documentation) for Lite Documentation and Stated Income Documentation (Self-Employed).

•	Stated Income Documentation (Wage Earner) is not available on non-owner-occupied mortgaged property.

•	WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

Risk Category “A”.

Maximum loan amount:

•	$650,000 ($850,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

•	$550,000 ($850,00 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

•	$500,000 ($850,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

•	$450,000 ($850,000 for WMC Select) for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

•	$375,000 ($650,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

•	$325,000 ($600,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

•	$300,000 ($600,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

•	$200,000 for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

•	Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

•	WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Mortgage payment history: Not more than one 30-day delinquency during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months (no 30-day delinquencies during preceding 12 months permitted for LTV of 95% or greater). For WMC Select, not more than one 30-day delinquency during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months (no 30-day delinquencies during preceding 12 months permitted for a LTV of 90% or greater).

Consumer credit history: Minimum Credit Score of 600 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months. For loans with a LTV over 90%, at least three reported tradelines with one open account must be active in the last 12 months.

Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 24 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is permitted). Under WMC Select, a prior bankruptcy is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior bankruptcy is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

NODs/foreclosures: Permitted if discharged or cured two years or more prior to loan application. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

Maximum LTV:

•	95% (90% for WMC Select) for Full Documentation, Full-Alternative Documentation and Limited Documentation, (owner-occupied mortgaged property);

•	90% for Lite Documentation, Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

•	80% (75% for WMC Select) Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

•	85% for Full Documentation, Express Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

•	85% for Lite Documentation (non-owner-occupied mortgaged property); and

•	75% for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

•	Stated Income Documentation (Wage Earner) is not permitted on non-owner-occupied mortgaged property.

•	WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

Risk Category “A-”.

Maximum loan amount:

•	$650,000 ($550,000 for WMC Select) for Full Documentation, Full-Alternative Documentation (owner-occupied mortgaged property);

•	$475,000 ($550,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

•	$450,000 ($550,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

•	$400,000 ($550,000 for WMC Select) for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

•	$350,000 ($475,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

•	$325,000 ($425,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

•	$300,000 ($425,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

•	$200,000 for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

•	WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Mortgage payment history: Not more than two 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency). No 30-day delinquencies permitted for LTVs of 90% or higher. For WMC Select, not more than two 30-day delinquencies during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months for a mortgage loan with a LTV of 90% or greater.

Consumer credit history: Minimum Credit Score of 580 (500 for WMC Select); minimum 2 year credit history with activity on at least one trade account in the last 12 months.

Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is allowed).

NODs/foreclosures: Permitted if discharged or cured two years or more prior to application.

Maximum LTV:

•	95% (90% for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

•	95% (90% for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

•	90% (90% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

•	80% (80% for WMC Select also) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

•	70% (70% for WMC Select also) for Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

•	80% (80% for WMC Select also) for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

•	80% (80% for WMC Select also) for Lite Documentation (non-owner-occupied mortgaged property); and

•	75% for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

•	Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

•	WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

Risk Category “B+”.

Maximum loan amount:

•	$650,000 ($525,000 for WMC Select) for Full Documentation, Express Documentation, and Full-Alternative Documentation (owner-occupied mortgaged property);

•	$425,000 ($525,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

•	$375,000 ($525,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

•	$350,000 ($525,000 for WMC Select) for Stated Income Documentation (Self Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

•	$300,000 ($425,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

•	$250,000 ($375,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

•	$225,000 ($375,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

•	$200,000 for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

•	Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

•	WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Mortgage payment history: Not more than three 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency). For any loan with an LTV of 85% or greater, no 30-day delinquencies during the preceding 12 months is permitted. For WMC Select, not more than three 30-day delinquencies during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months for a mortgage loan with a LTV of 85% or greater.

Consumer credit history: Minimum Credit Score of 550 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months.

Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

Bankruptcy: Permitted if discharged 18 months or more prior to loan application.

NODs/foreclosures: Permitted if cured or discharged 18 months or more prior to application.

Maximum LTV:

•	90% (85% for WMC Select) for Full Documentation, Full-Alternative Documentation, and Limited Documentation (owner-occupied mortgaged property);

•	80% (85% for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

•	75% (70% for WMC Select also) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

•	70% (70% for WMC Select also) Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

•	75% (75% for WMC Select also) for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

•	70% (75% for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

•	65% for Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation (non-owner-occupied mortgaged property).

•	WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

Risk Category “B”.

Maximum loan amount:

•	$500,000 for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

•	$375,000 ($500,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

•	$350,000 ($500,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

•	$335,000 ($500,000 for WMC Select) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

•	$275,000 for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

•	$225,000 for Limited Documentation (non-owner-occupied mortgaged property); and

•	$200,000 for Lite Documentation and Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

•	Stated Income Documentation (Wage Earner) is not permitted for owner or non-owner-occupied mortgaged property.

•	WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

Mortgage payment history: One 60-day delinquency during the preceding 12 months. For WMC Select, not more than four 30-day delinquencies during the preceding 12 months, and one 60-day delinquency during the preceding 12 months.

Consumer credit history: Minimum Credit Score of 500 with a minimum credit history of 2 years and minimum of one reported trade account with activity in last 12 months (minimum score of 520 required for LTVs of 85%). For WMC Select, the borrower must have a minimum Credit Score of 520 with a minimum credit history of 2 years and a minimum of one reported trade account with activity in last 12 months .

Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

Bankruptcy: Permitted if discharged 12 months or more prior to loan application.

NODs/foreclosures: Permitted if cured or discharged 12 months or more prior to loan application.

Maximum LTV:

•
80% (80% for WMC Select also) for Full Documentation, Full-Alternative Documentation and Limited Documentation (85% maximum LTV if the borrower has no 60-day late payments on a mortgage loan in the preceding 12 months and a minimum Credit Score of 520) (owner-occupied mortgaged property);

•	80% (80% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

•	75% (70% for WMC Select) for Stated Income Documentation (Self-Employed) only (owner-occupied mortgaged property);

•	70% for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property); and

•	65% for Lite Documentation (non-owner-occupied mortgaged property).

•	Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) are not available on non-owner-occupied mortgaged property.

•	WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

Risk Category “C”.

Maximum Loan Amount:

•	$500,000 ($350,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

•	$335,000 ($350,000 for WMC Select) for Limited Documentation, Lite Documentation and Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

•	$250,000 for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property); and

•	$200,000 for Limited Documentation and Lite Documentation (non-owner-occupied mortgaged property).

•	No Stated Income Documentation (Wage Earner) or Stated Income/Verified Assets (Streamlined) Documentation program is available for non-owner-occupied mortgaged property.

Mortgage payment history: No more than two 60-day delinquencies and one 90-day delinquency are allowed in the preceding 12 months (rolling 30-day lates are accepted). For WMC Select, not more than two 60-day delinquencies during the preceding 12 months or one 90-day delinquency are allowed in the preceding 12 months.

Consumer credit history: Minimum Credit Score of 500 with 2 year credit history and one reported trade account with activity in the last 12 months.

Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

Bankruptcy: Permitted if discharged 12 months or more prior to loan application.

NODs/foreclosures: Permitted if discharged or cured 12 months or more prior to loan application.

Maximum LTV:

•
85% (80% for WMC Select) for Full Documentation, Full-Alternative Documentation and Limited Documentation (80% maximum LTV if the borrower has no 90-day late payments and no more than two 60-day late payments on a mortgage loan in the preceding 12 months) (owner-occupied mortgaged property);

•	80% (80% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property),

•	75% (70% for WMC Select) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

•	70% for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property); and

•	60% for Lite Documentation (non-owner-occupied mortgaged property).

•	No Stated Income Documentation (Wage Earner) or Stated Income/Verified Assets (Streamlined) Documentation program is available for non-owner-occupied mortgaged property.

•	WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

The Underwriting Guidelines described above are a general summary of WMC’s underwriting guidelines and do not purport to be a complete description of the underwriting standards of WMC.

Additional Information Concerning the Mortgage Loans

The description in this free writing prospectus of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the certificates unless including these mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this free writing prospectus. The Depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the certificates are issued, although the range of Mortgage Rates and maturities and other characteristics of the Mortgage Loans may vary.

YIELD ON THE CERTIFICATES

General Prepayment Considerations

The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on such certificates and the yield to maturity of such certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans as they change from time to time to accommodate changes in the Mortgage Rates and by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor, the Servicer or the Sponsor). The Mortgage Loans may be prepaid by the mortgagors at any time; however, as described under “The Mortgage Pool” in this free writing prospectus, with respect to approximately 65.15% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date, a prepayment may subject the related mortgagor to a Prepayment Charge.

Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions in respect of principal to the holders of the class or classes of Offered Certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of the Mortgage Loans. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Offered Certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the Mortgage Loans. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any Offered Certificate purchased at a premium, there is a risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier prepayments of principal are made on the Mortgage Loans, the greater the effect on the yield to maturity of the Offered Certificates. As a result, the effect on an investors’ yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. The prepayment experience of the Delayed First Adjustment Mortgage Loans may differ from that of the other Mortgage Loans. The Delayed First Adjustment Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on the Delayed First Adjustment Mortgage Loans as mortgagors seek to avoid changes in their monthly payments. In addition, the existence of the applicable Periodic Rate Cap, Maximum Mortgage Rate and Minimum Mortgage Rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the certificates. See “Yield Considerations” in the prospectus.

Because principal distributions are paid to certain classes of Offered Certificates before other classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal. This is because the certificates having a later priority of payment will represent an increasing percentage interest in the trust fund during the period prior to the commencement of distributions of principal on these certificates. As described under “Description of the Certificates—Principal Distributions on the Certificates” in this free writing prospectus, prior to the Stepdown Date, all principal payments on the Mortgage Loans will be allocated to the Class A Certificates. Thereafter, as further described in this free writing prospectus, during certain periods, subject to certain delinquency triggers described in this free writing prospectus, all principal payments on the Mortgage Loans will be allocated among the Class A Certificates and all classes of the Mezzanine Certificates in the priorities described under “Description of the Certificates—Principal Distributions on the Certificates” in this free writing prospectus.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a Mortgage Loan, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment. See “The Mortgage Pool—Underwriting Standards” in this free writing prospectus.

Special Yield Considerations

The Mortgage Rates on approximately 23.12% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are fixed and will not vary with any index. The Mortgage Rates on approximately 76.74% and 0.14% of the ARM Loans, by aggregate principal balance as of the Cut-off Date, adjust based upon Six-Month LIBOR or One-Year CMT, respectively, subject to periodic and lifetime limitations and after an initial period of six months or two, three, five or ten years with respect to Delayed First Adjustment Mortgage Loans. The Pass-Through Rate on the Class A Certificates and Mezzanine Certificates adjusts monthly based upon One-Month LIBOR, subject to the applicable Net WAC Pass-Through Rate (as defined under “Description of the Certificates—Glossary” in this free writing prospectus), with the result that increases in the Pass-Through Rates on such certificates may be limited for extended periods in a rising interest rate environment. Investors should note that all of the ARM Loans are Delayed First Adjustment Mortgage Loans. The interest due on the Mortgage Loans during any Due Period, net of the expenses of the trust and the supplemental interest trust (including any Net Swap Payment and any Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event), may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable spread on the Class A Certificates and Mezzanine Certificates during the related Interest Accrual Period; however, any shortfall of this kind will be payable to the holders of such certificates, but only to the extent and in the priority described under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement” and “Description of the Certificates—The Cap Agreements” in this free writing prospectus. In addition, Six-Month LIBOR, One-Year CMT and One-Month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both One-Month LIBOR and the related Index rise during the same period, One-Month LIBOR may rise more rapidly than the related Index, potentially resulting in the application of the applicable Net WAC Pass-Through Rate on the Class A Certificates and Mezzanine Certificates, which would adversely affect the yield to maturity on such certificates.

If the pass-through rates on the Class A Certificates or Mezzanine Certificates are limited by the applicable Net WAC Pass-Through Rate for any Distribution Date, the resulting interest shortfalls, which are referred to in this free writing prospectus as “Net WAC Rate Carryover Amounts”, may be recovered by the holders of such certificates on such Distribution Date or on future Distribution Dates, to the extent that the Cap Provider is required to make any cap payments on such Distribution Date and to the extent that on such Distribution Date or future Distribution Dates there are any available funds remaining after certain other distributions on the Class A Certificates and Mezzanine Certificates and the payment of certain fees and expenses of the trust and the supplemental interest trust (including any Net Swap Payment payable to the Swap Provider and any Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event). The ratings on the Class A Certificates and Mezzanine Certificates will not address the likelihood of any such recovery of such interest shortfalls by holders of those certificates from amounts received or advanced on the Mortgage Loans. In addition, any Net Swap Payment payable by the Swap Provider on any given Distribution Date will be available to pay any Net WAC Rate Carryover Amounts remaining unpaid on such Distribution Date after taking into account any amounts paid in respect thereof from collections, advances and other recoveries on the Mortgage Loans.

As described under “Description of the Certificates—Allocation of Losses; Subordination,” amounts otherwise distributable to holders of the Mezzanine Certificates and the Class CE Certificates may be made available to protect the holders of the Class A Certificates against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by P&I Advances. Such delinquencies may affect the yield to investors in the Mezzanine Certificates and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the Mezzanine Certificates. In addition, the rate of delinquencies or losses will affect the rate of principal payments on the Mezzanine Certificates. See “Description of the Certificates—Principal Distributions on the Certificates” in this free writing prospectus.

Weighted Average Lives

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing of these payments. The “Assumed Final Distribution Date” for each class of the Offered Certificates is the Distribution Date occurring in November 2036. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of all of the Mortgage Loans. Since the rate of payment (including prepayments) of principal on the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining Mortgage Loan may be earlier, and could be substantially earlier, than the Assumed Final Distribution Date.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment assumption used in this free writing prospectus with respect to the adjustable-rate Mortgage Loans assumes a prepayment rate for the mortgage loans of 100% PPC. To assume 100% PPC is to assume (i) a per annum prepayment rate of 5% of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans, (ii) an additional 2% per annum in each month thereafter through the eleventh month, (iii) building to a constant prepayment rate of 27% per annum beginning in the twelfth month and remaining constant until the twenty-third month, (iv) increasing to and remaining constant at a prepayment rate of 60% per annum beginning in the twenty-fourth month until the twenty-seventh month and (v) decreasing and remaining constant at a prepayment rate of 30% per annum from the twenty-eighth month and thereafter; provided, however, the prepayment rate will not exceed 85% per annum in any period for any percentage of PPC. The prepayment assumption used in this free writing prospectus with respect to the fixed-rate Mortgage Loans assumes a prepayment rate of 100% PPC. To assume 100% PPC is to assume (i) a per annum prepayment rate of 4% of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans, (ii) an additional approximate 1.72727% per annum in each month thereafter through the eleventh month and (iii) a constant prepayment rate of 23% per annum beginning in the twelfth month and in each month thereafter during the life of the mortgage loans; provided, however, the prepayment rate will not exceed 85% per annum in any period for any percentage of PPC. No representation is made that the Mortgage Loans will prepay in accordance with such prepayment models or any other rate. We refer to each such prepayment model in this free writing prospectus as a “Prepayment Assumption”.

The tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption” indicate the percentage of the initial Certificate Principal Balance of the Offered Certificates that would be outstanding after each of the dates shown at various percentages of PPC, and the corresponding weighted average lives of these certificates. The tables are based on the following assumptions (the “Modeling Assumptions”): (i) the Mortgage Pool consists of 319 assumed mortgage loans with the characteristics set forth below, (ii) distributions on the certificates are received, in cash, on the 25th day of each month, commencing in February 2007; (iii) the Mortgage Loans prepay at the percentages of PPC indicated; (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans and no shortfalls due to the application of the Relief Act or similar state or local laws are incurred; (v) none of the Depositor, the Sponsor, the Servicer, the Master Servicer or any other person purchases from the trust fund any Mortgage Loan under any obligation or option under the pooling and servicing agreement, except as indicated in footnote two in the tables; (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in February 2007, and are computed prior to giving effect to any prepayments received in the prior month; (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in January 2007, and include 30 days’ interest thereon; (viii) the scheduled monthly payment for each Mortgage Loan is calculated based on the assumed mortgage loan characteristics stated below; (ix) the certificates are purchased on January 29, 2007; (x) Six-Month LIBOR remains constant at 5.3719% per annum and the gross mortgage rate on each ARM Loan is adjusted according to the assumed mortgage loan characteristics; (xi) One-Month LIBOR remains constant at 5.3200% per annum; (xii) One-Year CMT remains constant at 5.3719% per annum; (xiii) the Class P Certificates have a Certificate Principal Balance equal to zero; and (xiv) the sum of the rates at which the fees payable to the Servicer, the Master Servicer and the Credit Risk Manager are calculated is assumed to be equal to 0.52% per annum.

Assumed Group I Mortgage Loan Characteristics

Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Index Type*	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Remaining Interest Only Term (Months)
17,486,801.44	354	354	5	8.790	LIB6M	6.062	15.286	8.779	3.000	1.000	19	6	0
1,552,628.93	356	356	4	7.962	LIB6M	5.280	14.462	7.962	3.000	1.000	20	6	56
458,700.00	355	355	5	7.893	LIB6M	5.701	14.393	7.893	3.000	1.000	19	6	115
318,697.30	356	356	4	8.375	LIB6M	8.000	14.875	8.375	3.000	1.000	20	6	0
904,174.63	355	355	5	9.747	LIB6M	6.502	16.247	9.747	3.000	1.000	19	6	0
448,984.72	355	355	5	9.150	LIB6M	6.705	15.650	9.150	3.000	1.000	19	6	0
220,553.32	356	356	4	7.250	LIB6M	5.875	13.750	7.250	3.000	1.000	20	6	0
179,456.33	356	356	4	8.250	LIB6M	6.125	14.750	8.250	3.000	1.000	20	6	0
214,399.98	356	356	4	7.990	LIB6M	6.990	14.490	7.990	3.000	1.000	20	6	56
59,065.73	353	353	7	10.420	LIB6M	7.000	16.920	10.420	3.000	1.000	17	6	0
172,197.80	355	355	5	8.812	LIB6M	6.697	15.312	8.812	3.000	1.000	19	6	0
227,389.33	356	356	4	8.403	LIB6M	6.305	14.903	8.403	3.000	1.000	20	6	0
1,807,950.38	355	355	5	9.097	LIB6M	7.103	15.597	9.097	3.000	1.000	19	6	0
18,197,327.96	356	356	4	8.517	LIB6M	6.621	15.009	8.517	2.991	1.000	19	6	0
4,207,144.01	356	356	4	7.494	LIB6M	6.070	13.994	7.494	2.838	1.000	20	6	56
104,000.00	355	355	5	7.295	LIB6M	5.600	13.795	7.295	3.000	1.000	19	6	55
211,000.00	356	356	4	6.990	LIB6M	5.725	13.490	6.990	3.000	1.000	20	6	116
41,767,732.45	355	513	5	8.314	LIB6M	6.058	14.806	8.314	2.994	1.000	19	6	0
724,418.41	355	475	5	8.253	LIB6M	6.140	14.753	8.253	3.000	1.000	19	6	0
2,377,179.30	356	532	4	8.465	LIB6M	6.637	14.965	8.465	3.000	1.000	20	6	0
4,392,271.98	356	515	4	8.337	LIB6M	6.393	14.837	8.337	3.000	1.000	20	6	0
296,364.99	355	475	5	7.730	LIB6M	5.574	14.230	7.730	3.000	1.000	19	6	0
375,479.03	356	476	4	7.408	LIB6M	5.770	13.908	7.408	3.000	1.000	20	6	0
169,841.85	356	476	4	8.750	LIB6M	7.600	15.250	8.750	3.000	1.000	20	6	0
583,152.69	354	512	6	9.250	LIB6M	6.614	15.750	9.250	3.000	1.000	18	6	0
56,362,025.37	356	527	4	8.059	LIB6M	6.494	14.562	8.059	2.995	1.000	20	6	0
88,762.56	356	596	4	8.495	LIB6M	6.475	14.995	8.495	3.000	1.000	20	6	0
613,587.92	354	542	6	7.527	LIB6M	5.673	14.245	7.527	3.000	1.000	18	6	0
1,438,232.16	355	355	5	8.332	LIB6M	6.083	14.832	8.332	3.000	1.000	31	6	0
3,073,791.81	356	476	4	8.312	LIB6M	5.950	14.812	8.312	3.000	1.000	32	6	0

Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Index Type*	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Remaining Interest Only Term (Months)
593,558.51	356	596	4	7.731	LIB6M	5.795	14.231	7.731	3.000	1.000	32	6	0
106,617.11	353	353	7	10.200	LIB6M	7.200	16.200	10.200	3.000	1.000	29	6	0
232,000.00	355	355	5	7.870	LIB6M	6.250	14.370	7.870	3.000	1.000	31	6	55
80,574.04	356	356	4	7.845	LIB6M	5.750	14.345	7.845	3.000	1.000	32	6	0
560,350.92	356	356	4	7.664	LIB6M	5.708	14.164	7.664	3.000	1.000	32	6	0
276,700.00	356	356	4	6.125	LIB6M	5.575	12.625	6.125	3.000	1.000	32	6	56
91,929.24	355	475	5	10.145	LIB6M	8.000	16.645	10.145	3.000	1.000	31	6	0
696,693.74	355	475	5	8.065	LIB6M	6.542	14.565	8.065	3.000	1.000	31	6	0
71,165.57	356	596	4	8.945	LIB6M	6.375	15.445	8.945	3.000	1.000	32	6	0
160,668.26	356	596	4	6.725	LIB6M	5.225	13.225	6.725	3.000	1.000	32	6	0
8,731,468.01	356	356	4	8.036	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
135,000.00	353	353	7	10.990	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	113
530,469.51	356	356	4	8.441	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
3,402,235.63	356	356	4	7.936	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
446,617.25	356	356	4	8.140	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
517,353.95	355	355	5	8.634	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
267,343.32	356	356	4	8.045	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	116
353,629.15	356	356	4	8.539	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
112,135.77	354	354	6	9.150	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
58,392.03	354	354	6	9.695	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
615,779.82	355	355	5	8.535	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
6,941,140.73	356	356	4	8.120	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2,223,483.45	356	356	4	7.325	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	116
272,061.32	175	175	5	8.591	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
146,157.92	176	176	4	7.920	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
118,858.33	176	176	4	10.295	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
502,290.04	176	176	4	7.156	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
5,199,118.72	356	476	4	7.577	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
299,651.83	356	476	4	7.990	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
115,883.53	356	476	4	8.490	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
104,832.50	355	475	5	7.670	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0

Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Index Type*	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Remaining Interest Only Term (Months)
369,404.98	354	474	6	9.047	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
315,398.32	355	475	5	8.591	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
112,114.36	356	476	4	7.850	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
4,727,698.31	356	476	4	7.943	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2,030,859.18	355	595	5	7.913	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
130,469.35	356	596	4	9.990	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
110,328.70	356	596	4	7.370	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
3,349,803.58	356	596	4	7.363	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
4,909,155.41	356	356	4	11.424	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
89,107.98	356	356	4	11.074	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
267,134.35	356	356	4	11.998	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
81,077.37	356	356	4	10.815	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
173,466.58	356	356	4	11.943	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1,104,034.87	356	356	4	11.324	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
42,456.57	356	356	4	11.384	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
126,251.05	356	356	4	11.941	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
295,789.25	176	176	4	11.220	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
49,539.47	176	176	4	10.650	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
34,079.90	175	175	5	11.996	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
4,370,373.43	175	355	5	11.502	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
61,103.02	175	355	5	11.625	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
130,391.07	175	355	5	12.134	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
49,103.65	175	355	5	10.650	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
27,346.50	173	353	7	12.250	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
217,037.69	175	355	5	11.701	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
15,414.32	176	356	4	12.000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
106,021.53	175	355	5	11.995	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
143,427.41	175	355	5	11.526	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
165,091.45	175	355	5	11.883	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1,162,438.91	175	355	5	11.777	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
46,629.53	175	355	5	12.433	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0

Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Index Type*	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Remaining Interest Only Term (Months)
66,861.44	173	353	7	11.990	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
5,338,790.23	356	356	4	8.397	LIB6M	6.543	14.897	8.397	2.925	1.000	19	6	0
1,615,280.70	355	355	5	7.614	LIB6M	6.187	14.114	7.504	3.000	1.000	19	6	55
155,200.00	356	356	4	7.500	LIB6M	5.600	14.000	7.500	3.000	1.000	20	6	56
473,681.14	356	356	4	8.535	LIB6M	7.459	15.035	8.535	3.000	1.000	20	6	0
571,120.88	355	355	5	7.487	LIB6M	6.416	14.113	7.487	3.000	1.000	19	6	0
209,520.00	356	356	4	6.950	LIB6M	6.725	13.450	6.950	3.000	1.000	20	6	56
82,218.66	356	356	4	9.020	LIB6M	6.250	15.520	9.020	3.000	1.000	20	6	0
4,790,614.60	356	356	4	7.844	LIB6M	6.589	14.344	7.844	3.000	1.000	20	6	0
1,826,482.30	355	355	5	7.319	LIB6M	6.538	13.887	7.319	3.000	1.000	19	6	55
478,000.00	356	356	4	7.682	LIB6M	6.147	14.182	7.682	3.000	1.000	20	6	116
7,408,515.42	356	491	4	7.800	LIB6M	6.046	14.300	7.800	2.941	1.000	20	6	0
822,736.24	355	513	5	7.438	LIB6M	7.117	13.938	7.438	3.000	1.000	19	6	0
1,397,724.75	356	522	4	7.531	LIB6M	6.692	14.031	7.531	3.000	1.000	20	6	0
550,270.36	353	473	7	6.650	LIB6M	5.317	13.150	6.650	3.000	1.000	17	6	0
12,260,547.42	356	523	4	7.528	LIB6M	6.445	14.028	7.528	3.000	1.000	20	6	0
225,331.20	356	476	4	7.903	LIB6M	6.763	14.403	7.903	3.000	1.000	20	6	0
81,303.89	355	355	5	7.675	LIB6M	6.750	14.175	7.675	3.000	1.000	31	6	0
199,906.96	356	356	4	7.015	LIB6M	5.250	13.515	7.015	3.000	1.000	32	6	56
119,919.98	356	356	4	8.125	LIB6M	7.000	14.625	8.125	3.000	1.000	32	6	116
255,658.17	356	476	4	7.500	LIB6M	5.250	14.000	7.500	3.000	1.000	32	6	0
227,997.36	355	355	5	7.375	LIB6M	5.975	13.875	7.375	3.000	1.000	31	6	55
609,484.08	355	475	5	7.116	LIB6M	6.464	13.616	7.116	3.000	1.000	31	6	0
424,614.72	355	595	5	7.125	LIB6M	6.900	13.625	7.125	3.000	1.000	31	6	0
792,127.51	356	356	4	7.486	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
216,000.00	356	356	4	7.220	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	116
531,584.10	355	355	5	7.611	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
398,541.80	356	356	4	6.500	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
139,098.62	355	355	5	8.820	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2,457,593.70	356	356	4	7.322	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
286,658.34	355	355	5	7.625	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	115

Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Index Type*	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Remaining Interest Only Term (Months)
284,811.82	204	204	4	7.423	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
704,850.23	355	475	5	7.325	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
114,427.65	356	476	4	8.725	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2,086,120.33	356	356	4	10.616	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
73,233.57	356	356	4	8.875	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
186,131.25	356	356	4	11.392	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
139,413.58	356	356	4	11.744	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
984,390.08	356	356	4	10.705	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
66,676.36	176	176	4	10.010	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
14,840.98	176	176	4	10.625	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
36,526.56	174	174	6	9.500	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1,110,211.05	175	355	5	10.920	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
55,912.21	176	356	4	10.625	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
38,742.38	176	356	4	10.875	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
28,930.77	176	356	4	8.625	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
81,756.13	175	355	5	10.747	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
26,853.28	175	355	5	9.500	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
809,654.94	175	355	5	11.279	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0

*LIB6M means Six-Month LIBOR. FR means Fixed Rate.

Assumed Group II Mortgage Loan Characteristics

Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Index Type*	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Remaining Interest Only Term (Months)
16,814,440.30	356	356	4	8.637	LIB6M	6.215	15.124	8.612	3.000	1.000	20	6	0
1,911,888.30	356	356	4	7.603	LIB6M	6.161	14.077	7.603	3.000	1.000	20	6	56
420,000.00	356	356	4	6.990	LIB6M	5.250	13.490	6.990	3.000	1.000	20	6	116
621,645.29	355	355	5	8.801	LIB6M	6.652	15.301	8.801	3.000	1.000	19	6	0
350,862.16	355	355	5	8.250	LIB6M	7.250	14.250	7.250	3.000	1.000	19	6	0
702,137.19	356	356	4	8.786	LIB6M	6.858	15.286	8.786	3.000	1.000	20	6	0
471,999.99	356	356	4	7.929	LIB6M	5.994	14.429	7.929	3.000	1.000	20	6	56
778,463.03	354	354	6	8.775	LIB6M	6.856	15.211	8.775	3.000	1.000	18	6	0
67,684.33	350	350	10	9.950	LIB6M	7.500	15.950	7.500	3.000	1.000	14	6	0
2,326,584.48	355	355	5	8.966	LIB6M	6.927	15.466	8.966	3.000	1.000	19	6	0
26,966,680.34	356	356	4	8.299	LIB6M	6.529	14.785	8.299	3.000	1.000	20	6	0
9,830,541.94	356	356	4	7.202	LIB6M	5.826	13.728	7.202	3.000	1.000	20	6	56
1,777,540.00	356	356	4	7.381	LIB6M	5.738	13.881	7.381	3.000	1.000	20	6	116
115,877.96	355	355	5	9.520	LIB6M	7.300	16.020	9.520	3.000	1.000	19	6	0
49,430,950.40	355	515	5	8.283	LIB6M	6.357	14.812	8.307	3.000	1.000	19	6	0
217,704.57	356	596	4	8.395	LIB6M	6.500	14.895	8.395	3.000	1.000	20	6	0
4,293,109.31	356	561	4	8.968	LIB6M	6.924	15.468	8.968	3.000	1.000	20	6	0
7,671,989.00	356	503	4	8.439	LIB6M	6.697	14.939	8.439	3.000	1.000	20	6	0
439,526.30	356	476	4	8.250	LIB6M	5.700	14.750	8.250	3.000	1.000	20	6	0
184,770.66	351	471	9	7.750	LIB6M	6.250	14.250	7.750	3.000	1.000	15	6	0
106,939.44	354	474	6	8.125	LIB6M	8.000	14.625	8.125	3.000	1.000	18	6	0
62,335.13	356	476	4	8.370	LIB6M	6.475	14.870	8.370	3.000	1.000	20	6	0
1,398,728.75	355	498	5	8.371	LIB6M	6.175	14.871	8.371	3.000	1.000	19	6	0
115,115,152.62	356	533	4	7.986	LIB6M	6.538	14.486	7.976	2.998	1.000	20	6	0
538,753.92	356	566	4	8.348	LIB6M	6.726	14.606	8.348	3.000	1.000	20	6	0
943,701.74	356	356	4	9.194	LIB6M	6.868	15.694	9.194	3.000	1.000	32	6	0
304,000.00	356	356	4	7.750	LIB6M	6.250	14.250	7.750	3.000	1.000	32	6	56
2,159,305.71	355	475	5	7.946	LIB6M	5.748	14.446	7.946	3.000	1.000	31	6	0
2,067,052.71	356	596	4	7.885	LIB6M	6.374	14.385	7.885	3.000	1.000	32	6	0
1,564,477.77	356	356	4	7.922	LIB6M	6.514	14.422	7.922	3.815	1.000	80	6	0
389,263.58	356	356	4	7.839	LIB6M	6.615	14.339	7.839	5.000	1.000	56	6	56

Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Index Type*	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Remaining Interest Only Term (Months)
245,799.99	356	356	4	7.500	LIB6M	5.432	14.000	7.500	5.000	1.000	116	6	116
285,208.33	355	475	5	8.215	LIB6M	6.267	14.715	8.215	3.000	1.000	55	6	0
453,715.78	356	596	4	8.326	LIB6M	5.653	14.826	8.326	3.000	1.000	56	6	0
363,621.03	353	353	7	10.263	LIB6M	7.388	16.485	10.263	3.000	1.000	29	6	0
383,724.17	356	356	4	7.907	LIB6M	6.070	14.407	7.907	3.000	1.000	32	6	0
339,999.98	356	356	4	7.070	LIB6M	5.475	13.570	7.070	3.000	1.000	32	6	56
778,918.00	356	476	4	7.704	LIB6M	6.604	14.204	7.704	3.000	1.000	32	6	0
418,204.03	356	596	4	7.125	LIB6M	6.225	13.625	7.125	3.000	1.000	32	6	0
805,420.39	356	596	4	8.211	LIB6M	6.696	14.711	8.211	3.000	1.000	32	6	0
202,492.10	351	351	9	7.695	LIB6M	6.450	14.195	7.695	5.000	1.000	111	6	111
1,405,635.29	356	356	4	8.043	LIB6M	6.691	14.543	8.043	3.984	1.000	85	6	0
502,787.36	356	356	4	7.611	LIB6M	5.994	14.111	7.611	5.000	1.000	56	6	56
530,877.65	355	355	5	7.246	LIB6M	5.604	13.746	7.246	5.000	1.000	115	6	115
111,759.60	356	476	4	7.250	LIB6M	7.000	13.750	7.250	3.000	1.000	56	6	0
1,396,197.69	356	476	4	7.999	LIB6M	6.192	14.499	7.999	3.606	1.000	74	6	0
866,853.60	356	596	4	8.563	LIB6M	7.223	15.063	8.563	3.000	1.000	56	6	0
998,937.63	356	596	4	7.305	LIB6M	5.970	13.805	7.305	3.599	1.000	74	6	0
5,268,708.83	356	356	4	8.344	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
306,411.40	356	356	4	7.644	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	116
2,067,292.99	356	356	4	8.220	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
983,379.20	356	356	4	7.962	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
541,041.69	356	356	4	9.385	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
55,152.72	356	356	4	10.095	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
800,237.08	355	355	5	9.297	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
11,007,298.35	356	356	4	7.928	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
451,430.09	202	202	5	8.594	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
420,432.88	176	176	4	7.149	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
5,376,112.20	355	475	5	7.507	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
130,352.63	354	474	6	9.490	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
424,790.14	356	476	4	8.700	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
620,225.47	356	476	4	8.036	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0

Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Index Type*	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Remaining Interest Only Term (Months)
3,640,754.35	356	476	4	8.177	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1,753,055.29	356	596	4	7.879	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
891,363.09	356	596	4	7.834	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
594,524.71	356	596	4	8.225	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
4,225,955.40	356	596	4	7.628	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
9,447,140.49	356	356	4	11.581	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
568,489.98	356	356	4	12.251	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
47,145.14	356	356	4	12.000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
900,603.07	356	356	4	12.454	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
302,869.76	356	356	4	10.999	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
308,565.24	356	356	4	12.124	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
13,488,459.13	356	356	4	11.246	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
89,022.85	356	356	4	11.472	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
14,982.58	356	356	4	12.000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
41,944.85	356	356	4	12.875	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
290,341.74	356	356	4	10.676	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
681,836.52	176	176	4	11.157	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
77,202.83	175	175	5	11.990	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
8,064,801.04	175	355	5	11.571	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
63,139.56	176	356	4	12.875	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
32,161.33	175	355	5	12.875	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
588,576.02	175	355	5	11.248	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
331,963.66	175	355	5	12.291	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
121,079.15	175	355	5	11.843	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
143,011.56	176	356	4	12.677	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
229,462.92	175	355	5	11.999	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
7,563,351.99	175	355	5	11.438	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
47,954.49	175	355	5	11.990	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
193,654.56	175	355	5	11.059	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
11,483,970.87	356	356	4	8.218	LIB6M	6.426	14.716	8.218	3.000	1.000	20	6	0
5,600,582.83	356	356	4	7.895	LIB6M	6.464	14.395	7.895	3.000	1.000	20	6	56

Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Index Type*	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Remaining Interest Only Term (Months)
993,740.23	355	355	5	7.873	LIB6M	6.108	14.373	7.873	3.000	1.000	19	6	115
1,152,774.48	355	355	5	9.362	LIB6M	7.375	15.701	9.362	3.000	1.000	19	6	0
1,131,920.00	356	356	4	6.897	LIB6M	6.649	13.397	6.897	3.000	1.000	20	6	56
367,802.73	356	356	4	7.650	LIB6M	5.750	14.150	7.650	3.000	1.000	20	6	116
112,671.71	354	354	6	8.990	LIB6M	6.500	15.490	8.990	3.000	1.000	18	6	0
248,000.00	356	356	4	8.500	LIB6M	7.500	15.000	8.500	3.000	1.000	20	6	56
207,894.50	355	355	5	7.798	LIB6M	6.190	14.298	7.798	3.000	1.000	19	6	0
8,711,214.30	356	356	4	7.704	LIB6M	6.475	14.204	7.704	3.000	1.000	20	6	0
6,455,940.96	356	356	4	6.889	LIB6M	6.167	13.389	6.889	3.000	1.000	20	6	56
487,600.00	355	355	5	6.851	LIB6M	5.440	13.351	6.851	3.000	1.000	19	6	115
395,999.99	356	356	4	7.750	LIB6M	6.100	14.250	7.750	3.000	1.000	20	6	56
223,960.00	356	356	4	6.275	LIB6M	6.350	12.775	6.275	3.000	1.000	20	6	56
316,000.00	356	356	4	7.500	LIB6M	7.125	14.000	7.500	3.000	1.000	20	6	116
20,845,658.63	356	523	4	7.768	LIB6M	6.466	14.268	7.768	3.000	1.000	20	6	0
1,323,973.62	355	514	5	7.951	LIB6M	6.671	14.451	7.951	3.000	1.000	19	6	0
1,742,117.00	356	514	4	7.832	LIB6M	6.066	14.332	7.832	3.000	1.000	20	6	0
167,774.33	356	476	4	7.500	LIB6M	6.100	14.000	7.500	3.000	1.000	20	6	0
252,973.97	356	596	4	7.745	LIB6M	7.225	14.245	7.745	3.000	1.000	20	6	0
51,018,709.94	356	533	4	7.387	LIB6M	6.481	13.887	7.387	2.990	1.000	20	6	0
118,658.23	356	476	4	9.375	LIB6M	6.500	15.875	9.375	3.000	1.000	20	6	0
318,278.93	355	475	5	6.936	LIB6M	5.958	13.436	6.936	3.000	1.000	19	6	0
156,196.06	355	355	5	7.375	LIB6M	6.375	13.875	7.375	3.000	1.000	31	6	0
342,605.92	356	476	4	6.626	LIB6M	6.475	13.126	6.626	3.000	1.000	32	6	0
427,654.11	355	595	5	7.375	LIB6M	6.350	13.875	7.375	3.000	1.000	31	6	0
4,418,475.36	356	356	4	7.151	LIB6M	6.146	13.651	7.151	4.644	1.000	105	6	0
1,423,455.85	356	356	4	7.848	LIB6M	6.354	14.348	7.848	5.000	1.000	56	6	56
6,004,456.86	356	356	4	6.941	LIB6M	6.140	13.441	6.941	5.000	1.000	107	6	116
5,609,269.56	356	476	4	7.459	LIB6M	6.282	13.959	7.459	4.470	1.000	101	6	0
2,971,411.73	356	596	4	7.220	LIB6M	6.456	13.720	7.220	4.018	1.000	87	6	0
404,000.00	355	355	5	8.400	LIB6M	7.850	14.900	8.400	3.000	1.000	31	6	115
66,984.71	354	354	6	9.200	LIB6M	6.450	15.200	9.200	3.000	1.000	30	6	0

Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Index Type*	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Remaining Interest Only Term (Months)
653,732.71	356	356	4	6.775	LIB6M	5.975	13.275	6.775	5.000	1.000	116	6	0
920,483.84	354	354	6	6.980	TY1	2.750	11.980	2.750	5.000	2.000	114	12	0
1,768,862.76	356	356	4	6.793	LIB6M	6.106	13.293	6.793	5.000	1.000	116	6	116
905,410.22	356	356	4	7.093	LIB6M	6.266	13.593	7.093	3.000	1.000	56	6	0
1,012,800.00	356	356	4	6.696	LIB6M	6.607	13.196	6.696	5.000	1.000	116	6	116
558,400.00	354	354	6	7.425	LIB6M	6.500	13.925	7.425	5.000	1.000	114	6	114
202,000.00	356	356	4	6.450	LIB6M	4.980	12.950	6.450	5.000	1.000	56	6	56
4,656,845.22	356	356	4	6.905	LIB6M	6.211	13.405	6.905	4.477	1.000	100	6	0
3,234,924.06	356	356	4	7.272	LIB6M	6.308	13.772	7.272	5.000	1.000	56	6	56
27,499,259.44	356	356	4	6.526	LIB6M	5.883	13.026	6.526	5.000	1.000	115	6	116
116,000.00	354	354	6	8.100	TY1	2.750	13.100	2.750	5.000	2.000	114	12	114
207,767.82	356	476	4	8.125	LIB6M	6.700	14.625	8.125	3.000	1.000	56	6	0
338,747.05	356	476	4	7.500	LIB6M	5.850	14.000	7.500	3.000	1.000	56	6	0
711,027.64	356	476	4	7.429	LIB6M	6.771	13.929	7.429	5.000	1.000	116	6	0
5,912,961.33	356	476	4	7.352	LIB6M	6.253	13.852	7.352	4.442	1.000	99	6	0
191,385.33	356	476	4	7.000	TY1	2.750	12.000	2.750	5.000	2.000	116	12	0
411,684.18	356	596	4	6.910	LIB6M	7.100	13.410	6.910	3.000	1.000	56	6	0
607,510.90	356	596	4	6.775	LIB6M	6.825	13.275	6.775	5.000	1.000	116	6	0
1,054,254.13	356	596	4	6.881	LIB6M	6.173	13.381	6.881	3.397	1.000	68	6	0
235,873.72	356	596	4	7.870	LIB6M	7.500	14.370	7.870	3.000	1.000	56	6	0
7,198,181.92	356	596	4	7.019	LIB6M	6.436	13.519	7.019	4.057	1.000	87	6	0
2,898,368.83	355	355	5	7.428	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
240,000.00	356	356	4	6.620	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	116
448,065.84	355	355	5	7.370	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
238,584.43	355	355	5	6.904	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
3,085,889.77	356	356	4	7.633	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
3,231,729.18	356	356	4	6.931	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	116
74,164.24	176	176	4	7.250	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
182,642.81	176	176	4	6.990	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
181,547.77	176	176	4	6.945	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
162,474.99	176	176	4	6.190	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0

Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Index Type*	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Remaining Interest Only Term (Months)
599,168.00	356	476	4	7.465	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
83,911.87	356	476	4	8.345	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2,227,050.08	355	475	5	7.496	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
707,564.54	356	596	4	7.500	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
586,281.67	356	596	4	6.764	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1,431,528.72	356	596	4	7.347	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
6,935,487.06	356	356	4	11.053	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
228,602.72	356	356	4	10.625	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
126,595.78	356	356	4	10.567	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
248,724.38	356	356	4	12.222	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
88,871.01	356	356	4	10.990	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
9,473,099.18	356	356	4	10.445	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
281,593.27	176	176	4	11.148	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
158,268.28	176	176	4	8.990	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
65,388.47	176	176	4	12.125	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
4,710,695.11	175	355	5	10.927	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
420,868.91	175	355	5	11.093	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
139,259.74	174	354	6	10.500	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
347,463.34	175	355	5	11.334	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
30,958.34	175	355	5	12.375	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
38,817.01	175	355	5	10.750	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
6,759,333.80	175	355	5	10.399	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
32,997.66	176	356	4	9.990	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0

*LIB6M means Six-Month LIBOR. TY1 means One-Year CMT. FR means Fixed Rate.

There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption”. Any discrepancy may have an effect upon the percentages of the initial Certificate Principal Balance outstanding, and the weighted average lives, of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans will have characteristics that differ from those assumed in preparing the tables and since it is not likely the level of Six-Month LIBOR, One-Year CMT or One-Month LIBOR will remain constant as assumed, the Offered Certificates may mature earlier or later than indicated by the tables. In addition, as described under “Description of the Certificates-Principal Distributions on the Certificates” in this free writing prospectus, the occurrence of the Stepdown Date or a Trigger Event will have the effect of accelerating or decelerating the amortization of the Offered Certificates, affecting the weighted average lives of such certificates. Based on the foregoing assumptions, the tables indicate the weighted average lives of each class of Offered Certificates and set forth the percentages of the initial Certificate Principal Balance of such certificates that would be outstanding after each of the Distribution Dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used in this free writing prospectus nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Balances, and weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of all the Mortgage Loans equals any of the specified percentages of the Prepayment Assumption.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of the Prepayment Assumption

	Class A-1

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2008	99	85	72	66	56
January 25, 2009	99	63	38	24	11
January 25, 2010	98	50	21	8	0
January 25, 2011	98	38	20	8	0
January 25, 2012	97	32	14	8	0
January 25, 2013	97	27	10	5	0
January 25, 2014	96	23	7	4	0
January 25, 2015	95	19	5	2	0
January 25, 2016	95	16	4	2	0
January 25, 2017	94	14	3	1	0
January 25, 2018	93	11	2	1	0
January 25, 2019	91	10	1	0	0
January 25, 2020	90	8	1	0	0
January 25, 2021	89	7	1	0	0
January 25, 2022	84	5	0	0	0
January 25, 2023	82	4	0	0	0
January 25, 2024	80	4	0	0	0
January 25, 2025	79	3	0	0	0
January 25, 2026	76	3	0	0	0
January 25, 2027	74	2	0	0	0
January 25, 2028	71	2	0	0	0
January 25, 2029	68	1	0	0	0
January 25, 2030	65	1	0	0	0
January 25, 2031	61	1	0	0	0
January 25, 2032	57	1	0	0	0
January 25, 2033	53	0	0	0	0
January 25, 2034	48	0	0	0	0
January 25, 2035	42	0	0	0	0
January 25, 2036	37	0	0	0	0
January 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	23.67	4.85	2.55	1.84	1.20
Weighted Average Life in Years (1)(2)	23.67	4.49	2.33	1.66	1.20
_____________________

*If applicable, indicates a number that is greater than zero but less than 0.5%.

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)           Assumes that the Master Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of the Prepayment Assumption

	Class A-2A

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2008	99	71	48	35	17
January 25, 2009	98	31	0	0	0
January 25, 2010	98	5	0	0	0
January 25, 2011	97	0	0	0	0
January 25, 2012	96	0	0	0	0
January 25, 2013	95	0	0	0	0
January 25, 2014	94	0	0	0	0
January 25, 2015	92	0	0	0	0
January 25, 2016	91	0	0	0	0
January 25, 2017	90	0	0	0	0
January 25, 2018	88	0	0	0	0
January 25, 2019	85	0	0	0	0
January 25, 2020	83	0	0	0	0
January 25, 2021	80	0	0	0	0
January 25, 2022	68	0	0	0	0
January 25, 2023	65	0	0	0	0
January 25, 2024	61	0	0	0	0
January 25, 2025	58	0	0	0	0
January 25, 2026	54	0	0	0	0
January 25, 2027	49	0	0	0	0
January 25, 2028	44	0	0	0	0
January 25, 2029	39	0	0	0	0
January 25, 2030	33	0	0	0	0
January 25, 2031	26	0	0	0	0
January 25, 2032	18	0	0	0	0
January 25, 2033	9	0	0	0	0
January 25, 2034	0	0	0	0	0
January 25, 2035	0	0	0	0	0
January 25, 2036	0	0	0	0	0
January 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	18.62	1.61	1.00	0.83	0.67
Weighted Average Life in Years (1)(2)	18.62	1.61	1.00	0.83	0.67

*If applicable, indicates a number that is greater than zero but less than 0.5%.

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)    Assumes that the Master Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of the Prepayment Assumption

	Class A-2B

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	39	0	0
January 25, 2010	100	100	0	0	0
January 25, 2011	100	44	0	0	0
January 25, 2012	100	5	0	0	0
January 25, 2013	100	0	0	0	0
January 25, 2014	100	0	0	0	0
January 25, 2015	100	0	0	0	0
January 25, 2016	100	0	0	0	0
January 25, 2017	100	0	0	0	0
January 25, 2018	100	0	0	0	0
January 25, 2019	100	0	0	0	0
January 25, 2020	100	0	0	0	0
January 25, 2021	100	0	0	0	0
January 25, 2022	100	0	0	0	0
January 25, 2023	100	0	0	0	0
January 25, 2024	100	0	0	0	0
January 25, 2025	100	0	0	0	0
January 25, 2026	100	0	0	0	0
January 25, 2027	100	0	0	0	0
January 25, 2028	100	0	0	0	0
January 25, 2029	100	0	0	0	0
January 25, 2030	100	0	0	0	0
January 25, 2031	100	0	0	0	0
January 25, 2032	100	0	0	0	0
January 25, 2033	100	0	0	0	0
January 25, 2034	98	0	0	0	0
January 25, 2035	62	0	0	0	0
January 25, 2036	30	0	0	0	0
January 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	28.41	4.04	2.00	1.72	1.47
Weighted Average Life in Years (1)(2)	28.41	4.04	2.00	1.72	1.47
_____________________

*If applicable, indicates a number that is greater than zero but less than 0.5%.

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)           Assumes that the Master Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of the Prepayment Assumption

	Class A-2C

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	48	0
January 25, 2010	100	100	22	0	0
January 25, 2011	100	100	16	0	0
January 25, 2012	100	100	0	0	0
January 25, 2013	100	70	0	0	0
January 25, 2014	100	39	0	0	0
January 25, 2015	100	14	0	0	0
January 25, 2016	100	0	0	0	0
January 25, 2017	100	0	0	0	0
January 25, 2018	100	0	0	0	0
January 25, 2019	100	0	0	0	0
January 25, 2020	100	0	0	0	0
January 25, 2021	100	0	0	0	0
January 25, 2022	100	0	0	0	0
January 25, 2023	100	0	0	0	0
January 25, 2024	100	0	0	0	0
January 25, 2025	100	0	0	0	0
January 25, 2026	100	0	0	0	0
January 25, 2027	100	0	0	0	0
January 25, 2028	100	0	0	0	0
January 25, 2029	100	0	0	0	0
January 25, 2030	100	0	0	0	0
January 25, 2031	100	0	0	0	0
January 25, 2032	100	0	0	0	0
January 25, 2033	100	0	0	0	0
January 25, 2034	100	0	0	0	0
January 25, 2035	100	0	0	0	0
January 25, 2036	100	0	0	0	0
January 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	29.63	6.75	3.00	2.05	1.74
Weighted Average Life in Years (1)(2)	29.63	6.75	3.00	2.05	1.74

*If applicable, indicates a number that is greater than zero but less than 0.5%.

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)    Assumes that the Master Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of the Prepayment Assumption

	Class A-2D

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	100	61
January 25, 2010	100	100	100	43	0
January 25, 2011	100	100	100	43	0
January 25, 2012	100	100	81	43	0
January 25, 2013	100	100	59	31	0
January 25, 2014	100	100	42	20	0
January 25, 2015	100	100	30	13	0
January 25, 2016	100	94	22	9	0
January 25, 2017	100	79	16	6	0
January 25, 2018	100	66	11	3	0
January 25, 2019	100	55	8	1	0
January 25, 2020	100	46	6	0	0
January 25, 2021	100	39	3	0	0
January 25, 2022	100	30	1	0	0
January 25, 2023	100	25	0	0	0
January 25, 2024	100	20	0	0	0
January 25, 2025	100	17	0	0	0
January 25, 2026	100	14	0	0	0
January 25, 2027	100	12	0	0	0
January 25, 2028	100	9	0	0	0
January 25, 2029	100	8	0	0	0
January 25, 2030	100	6	0	0	0
January 25, 2031	100	4	0	0	0
January 25, 2032	100	3	0	0	0
January 25, 2033	100	1	0	0	0
January 25, 2034	100	0	0	0	0
January 25, 2035	100	0	0	0	0
January 25, 2036	100	0	0	0	0
January 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	29.66	13.81	7.34	4.75	2.17
Weighted Average Life in Years (1)(2)	29.66	11.80	6.11	3.76	2.17
_____________________

*If applicable, indicates a number that is greater than zero but less than 0.5%.

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)           Assumes that the Master Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of the Prepayment Assumption

	Class M-1

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	100	100
January 25, 2010	100	100	100	100	95
January 25, 2011	100	99	0	58	64
January 25, 2012	100	61	0	0	0
January 25, 2013	100	29	0	0	0
January 25, 2014	100	2	0	0	0
January 25, 2015	100	0	0	0	0
January 25, 2016	100	0	0	0	0
January 25, 2017	100	0	0	0	0
January 25, 2018	100	0	0	0	0
January 25, 2019	100	0	0	0	0
January 25, 2020	100	0	0	0	0
January 25, 2021	100	0	0	0	0
January 25, 2022	100	0	0	0	0
January 25, 2023	100	0	0	0	0
January 25, 2024	100	0	0	0	0
January 25, 2025	100	0	0	0	0
January 25, 2026	100	0	0	0	0
January 25, 2027	100	0	0	0	0
January 25, 2028	100	0	0	0	0
January 25, 2029	100	0	0	0	0
January 25, 2030	100	0	0	0	0
January 25, 2031	100	0	0	0	0
January 25, 2032	100	0	0	0	0
January 25, 2033	100	0	0	0	0
January 25, 2034	100	0	0	0	0
January 25, 2035	100	0	0	0	0
January 25, 2036	87	0	0	0	0
January 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	29.45	5.42	3.61	4.09	4.12
Weighted Average Life in Years (1)(2)	29.45	5.42	3.61	4.09	3.68

*If applicable, indicates a number that is greater than zero but less than 0.5%.

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)    Assumes that the Master Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of the Prepayment Assumption

	Class M-2

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	100	100
January 25, 2010	100	100	100	100	100
January 25, 2011	100	100	79	100	100
January 25, 2012	100	100	39	13	71
January 25, 2013	100	100	10	0	14
January 25, 2014	100	100	0	0	0
January 25, 2015	100	76	0	0	0
January 25, 2016	100	54	0	0	0
January 25, 2017	100	35	0	0	0
January 25, 2018	100	19	0	0	0
January 25, 2019	100	6	0	0	0
January 25, 2020	100	0	0	0	0
January 25, 2021	100	0	0	0	0
January 25, 2022	100	0	0	0	0
January 25, 2023	100	0	0	0	0
January 25, 2024	100	0	0	0	0
January 25, 2025	100	0	0	0	0
January 25, 2026	100	0	0	0	0
January 25, 2027	100	0	0	0	0
January 25, 2028	100	0	0	0	0
January 25, 2029	100	0	0	0	0
January 25, 2030	100	0	0	0	0
January 25, 2031	100	0	0	0	0
January 25, 2032	100	0	0	0	0
January 25, 2033	100	0	0	0	0
January 25, 2034	100	0	0	0	0
January 25, 2035	100	0	0	0	0
January 25, 2036	100	0	0	0	0
January 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	29.66	9.41	4.84	4.76	5.40
Weighted Average Life in Years (1)(2)	29.66	9.41	4.84	4.76	3.74
_____________________

*If applicable, indicates a number that is greater than zero but less than 0.5%.

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)           Assumes that the Master Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of the Prepayment Assumption

	Class M-3

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	100	100
January 25, 2010	100	100	100	100	100
January 25, 2011	100	100	100	100	100
January 25, 2012	100	100	100	100	100
January 25, 2013	100	100	100	62	100
January 25, 2014	100	100	84	41	62
January 25, 2015	100	100	61	27	24
January 25, 2016	100	100	44	14	3
January 25, 2017	100	100	32	0	0
January 25, 2018	100	100	23	0	0
January 25, 2019	100	100	11	0	0
January 25, 2020	100	92	0	0	0
January 25, 2021	100	76	0	0	0
January 25, 2022	100	59	0	0	0
January 25, 2023	100	49	0	0	0
January 25, 2024	100	41	0	0	0
January 25, 2025	100	34	0	0	0
January 25, 2026	100	28	0	0	0
January 25, 2027	100	23	0	0	0
January 25, 2028	100	17	0	0	0
January 25, 2029	100	9	0	0	0
January 25, 2030	100	2	0	0	0
January 25, 2031	100	0	0	0	0
January 25, 2032	100	0	0	0	0
January 25, 2033	100	0	0	0	0
January 25, 2034	100	0	0	0	0
January 25, 2035	100	0	0	0	0
January 25, 2036	100	0	0	0	0
January 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	29.66	16.85	9.09	6.93	7.44
Weighted Average Life in Years (1)(2)	29.66	13.20	6.88	5.16	3.74
___________

*If applicable, indicates a number that is greater than zero but less than 0.5%.

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)    Assumes that the Master Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of the Prepayment Assumption

	Class M-4

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	100	100
January 25, 2010	100	100	100	100	100
January 25, 2011	100	100	51	33	17
January 25, 2012	100	84	37	21	10
January 25, 2013	100	71	26	14	6
January 25, 2014	100	59	19	9	0
January 25, 2015	100	50	14	6	0
January 25, 2016	100	42	10	0	0
January 25, 2017	100	35	7	0	0
January 25, 2018	100	30	4	0	0
January 25, 2019	100	25	0	0	0
January 25, 2020	100	21	0	0	0
January 25, 2021	100	17	0	0	0
January 25, 2022	100	13	0	0	0
January 25, 2023	100	11	0	0	0
January 25, 2024	100	9	0	0	0
January 25, 2025	100	8	0	0	0
January 25, 2026	100	6	0	0	0
January 25, 2027	100	4	0	0	0
January 25, 2028	100	0	0	0	0
January 25, 2029	100	0	0	0	0
January 25, 2030	100	0	0	0	0
January 25, 2031	100	0	0	0	0
January 25, 2032	100	0	0	0	0
January 25, 2033	100	0	0	0	0
January 25, 2034	100	0	0	0	0
January 25, 2035	100	0	0	0	0
January 25, 2036	95	0	0	0	0
January 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	29.57	9.37	5.14	4.48	3.94
Weighted Average Life in Years (1)(2)	29.57	8.61	4.69	4.11	3.67
_____________________

*If applicable, indicates a number that is greater than zero but less than 0.5%.

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)           Assumes that the Master Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of the Prepayment Assumption

	Class M-5

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	100	100
January 25, 2010	100	100	100	100	100
January 25, 2011	100	100	51	33	17
January 25, 2012	100	84	37	21	10
January 25, 2013	100	71	26	14	1
January 25, 2014	100	59	19	9	0
January 25, 2015	100	50	14	4	0
January 25, 2016	100	42	10	0	0
January 25, 2017	100	35	7	0	0
January 25, 2018	100	30	0	0	0
January 25, 2019	100	25	0	0	0
January 25, 2020	100	21	0	0	0
January 25, 2021	100	17	0	0	0
January 25, 2022	100	13	0	0	0
January 25, 2023	100	11	0	0	0
January 25, 2024	100	9	0	0	0
January 25, 2025	100	8	0	0	0
January 25, 2026	100	5	0	0	0
January 25, 2027	100	0	0	0	0
January 25, 2028	100	0	0	0	0
January 25, 2029	100	0	0	0	0
January 25, 2030	100	0	0	0	0
January 25, 2031	100	0	0	0	0
January 25, 2032	100	0	0	0	0
January 25, 2033	100	0	0	0	0
January 25, 2034	100	0	0	0	0
January 25, 2035	100	0	0	0	0
January 25, 2036	95	0	0	0	0
January 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	29.57	9.32	5.09	4.36	3.74
Weighted Average Life in Years (1)(2)	29.57	8.61	4.66	4.02	3.49
__________________

*If applicable, indicates a number that is greater than zero but less than 0.5%.

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)    Assumes that the Master Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of the Prepayment Assumption

	Class M-6

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	100	100
January 25, 2010	100	100	100	100	100
January 25, 2011	100	100	51	33	17
January 25, 2012	100	84	37	21	10
January 25, 2013	100	71	26	14	0
January 25, 2014	100	59	19	9	0
January 25, 2015	100	50	14	0	0
January 25, 2016	100	42	10	0	0
January 25, 2017	100	35	3	0	0
January 25, 2018	100	30	0	0	0
January 25, 2019	100	25	0	0	0
January 25, 2020	100	21	0	0	0
January 25, 2021	100	17	0	0	0
January 25, 2022	100	13	0	0	0
January 25, 2023	100	11	0	0	0
January 25, 2024	100	9	0	0	0
January 25, 2025	100	6	0	0	0
January 25, 2026	100	0	0	0	0
January 25, 2027	100	0	0	0	0
January 25, 2028	100	0	0	0	0
January 25, 2029	100	0	0	0	0
January 25, 2030	100	0	0	0	0
January 25, 2031	100	0	0	0	0
January 25, 2032	100	0	0	0	0
January 25, 2033	100	0	0	0	0
January 25, 2034	100	0	0	0	0
January 25, 2035	100	0	0	0	0
January 25, 2036	95	0	0	0	0
January 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	29.57	9.25	5.03	4.26	3.59
Weighted Average Life in Years (1)(2)	29.57	8.61	4.64	3.95	3.36
_____________________

*If applicable, indicates a number that is greater than zero but less than 0.5%.

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)           Assumes that the Master Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of the Prepayment Assumption

	Class M-7

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	100	100
January 25, 2010	100	100	100	100	100
January 25, 2011	100	100	51	33	17
January 25, 2012	100	84	37	21	7
January 25, 2013	100	71	26	14	0
January 25, 2014	100	59	19	5	0
January 25, 2015	100	50	14	0	0
January 25, 2016	100	42	8	0	0
January 25, 2017	100	35	0	0	0
January 25, 2018	100	30	0	0	0
January 25, 2019	100	25	0	0	0
January 25, 2020	100	21	0	0	0
January 25, 2021	100	17	0	0	0
January 25, 2022	100	13	0	0	0
January 25, 2023	100	11	0	0	0
January 25, 2024	100	5	0	0	0
January 25, 2025	100	0	0	0	0
January 25, 2026	100	0	0	0	0
January 25, 2027	100	0	0	0	0
January 25, 2028	100	0	0	0	0
January 25, 2029	100	0	0	0	0
January 25, 2030	100	0	0	0	0
January 25, 2031	100	0	0	0	0
January 25, 2032	100	0	0	0	0
January 25, 2033	100	0	0	0	0
January 25, 2034	100	0	0	0	0
January 25, 2035	100	0	0	0	0
January 25, 2036	95	0	0	0	0
January 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	29.57	9.14	4.95	4.15	3.45
Weighted Average Life in Years (1)(2)	29.57	8.61	4.62	3.89	3.26
__________________

*If applicable, indicates a number that is greater than zero but less than 0.5%.

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)    Assumes that the Master Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of the Prepayment Assumption

	Class M-8

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	100	100
January 25, 2010	100	100	100	100	34
January 25, 2011	100	100	51	33	17
January 25, 2012	100	84	37	21	0
January 25, 2013	100	71	26	14	0
January 25, 2014	100	59	19	0	0
January 25, 2015	100	50	14	0	0
January 25, 2016	100	42	0	0	0
January 25, 2017	100	35	0	0	0
January 25, 2018	100	30	0	0	0
January 25, 2019	100	25	0	0	0
January 25, 2020	100	21	0	0	0
January 25, 2021	100	17	0	0	0
January 25, 2022	100	13	0	0	0
January 25, 2023	100	4	0	0	0
January 25, 2024	100	0	0	0	0
January 25, 2025	100	0	0	0	0
January 25, 2026	100	0	0	0	0
January 25, 2027	100	0	0	0	0
January 25, 2028	100	0	0	0	0
January 25, 2029	100	0	0	0	0
January 25, 2030	100	0	0	0	0
January 25, 2031	100	0	0	0	0
January 25, 2032	100	0	0	0	0
January 25, 2033	100	0	0	0	0
January 25, 2034	100	0	0	0	0
January 25, 2035	100	0	0	0	0
January 25, 2036	95	0	0	0	0
January 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	29.57	9.02	4.87	4.06	3.34
Weighted Average Life in Years (1)(2)	29.57	8.61	4.62	3.85	3.18
_____________________

*If applicable, indicates a number that is greater than zero but less than 0.5%.

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)           Assumes that the Master Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of the Prepayment Assumption

	Class M-9

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	100	100
January 25, 2010	100	100	100	100	31
January 25, 2011	100	100	51	33	17
January 25, 2012	100	84	37	21	0
January 25, 2013	100	71	26	8	0
January 25, 2014	100	59	19	0	0
January 25, 2015	100	50	6	0	0
January 25, 2016	100	42	0	0	0
January 25, 2017	100	35	0	0	0
January 25, 2018	100	30	0	0	0
January 25, 2019	100	25	0	0	0
January 25, 2020	100	21	0	0	0
January 25, 2021	100	17	0	0	0
January 25, 2022	100	5	0	0	0
January 25, 2023	100	0	0	0	0
January 25, 2024	100	0	0	0	0
January 25, 2025	100	0	0	0	0
January 25, 2026	100	0	0	0	0
January 25, 2027	100	0	0	0	0
January 25, 2028	100	0	0	0	0
January 25, 2029	100	0	0	0	0
January 25, 2030	100	0	0	0	0
January 25, 2031	100	0	0	0	0
January 25, 2032	100	0	0	0	0
January 25, 2033	100	0	0	0	0
January 25, 2034	100	0	0	0	0
January 25, 2035	100	0	0	0	0
January 25, 2036	95	0	0	0	0
January 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	29.57	8.90	4.80	3.99	3.26
Weighted Average Life in Years (1)(2)	29.57	8.61	4.62	3.84	3.15
________________

*If applicable, indicates a number that is greater than zero but less than 0.5%.

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)    Assumes that the Master Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of the Prepayment Assumption

	Class M-10

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100
January 25, 2009	100	100	100	100	100
January 25, 2010	100	100	100	100	31
January 25, 2011	100	100	51	33	6
January 25, 2012	100	84	37	19	0
January 25, 2013	100	71	26	0	0
January 25, 2014	100	59	12	0	0
January 25, 2015	100	50	0	0	0
January 25, 2016	100	42	0	0	0
January 25, 2017	100	35	0	0	0
January 25, 2018	100	30	0	0	0
January 25, 2019	100	25	0	0	0
January 25, 2020	100	17	0	0	0
January 25, 2021	100	6	0	0	0
January 25, 2022	100	0	0	0	0
January 25, 2023	100	0	0	0	0
January 25, 2024	100	0	0	0	0
January 25, 2025	100	0	0	0	0
January 25, 2026	100	0	0	0	0
January 25, 2027	100	0	0	0	0
January 25, 2028	100	0	0	0	0
January 25, 2029	100	0	0	0	0
January 25, 2030	100	0	0	0	0
January 25, 2031	100	0	0	0	0
January 25, 2032	100	0	0	0	0
January 25, 2033	100	0	0	0	0
January 25, 2034	100	0	0	0	0
January 25, 2035	100	0	0	0	0
January 25, 2036	95	0	0	0	0
January 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	29.57	8.70	4.64	3.84	3.14
Weighted Average Life in Years (1)(2)	29.57	8.60	4.58	3.79	3.10
_____________________

*If applicable, indicates a number that is greater than zero but less than 0.5%.

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)           Assumes that the Master Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

There is no assurance that prepayments of the Mortgage Loans included in the Mortgage Pool will conform to any of the levels of the Prepayment Assumption indicated in the immediately preceding tables, or to any other level, or that the actual weighted average lives of the Class A Certificates and the Mezzanine Certificates will conform to any of the weighted average lives set forth in the immediately preceding tables. Furthermore, the information contained in the tables with respect to the weighted average lives of the Class A Certificates and the Mezzanine Certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment assumptions.

The characteristics of the Mortgage Loans will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity or that all of the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Yield Sensitivity of the Mezzanine Certificates

If the Certificate Principal Balances of the Class CE, Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3 and Class M-2 Certificates have been reduced to zero, the yield to maturity on the Class M-1 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-1 Certificates. If the Certificate Principal Balances of the Class CE, Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4 and Class M-3 Certificates have been reduced to zero, the yield to maturity on the Class M-2 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-2 Certificates. If the Certificate Principal Balances of the Class CE, Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5 and Class M-4 Certificates have been reduced to zero, the yield to maturity on the Class M-3 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-3 Certificates. If the Certificate Principal Balances of the Class CE, Class M-10, Class M-9, Class M-8, Class M-7, Class M-6 and Class M-5 Certificates have been reduced to zero, the yield to maturity on the Class M-4 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-4 Certificates. If the Certificate Principal Balances of the Class CE, Class M-10, Class M-9, Class M-8, Class M-7 and Class M-6 Certificates have been reduced to zero, the yield to maturity on the Class M-5 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-5 Certificates. If the Certificate Principal Balances of the Class CE, Class M-10, Class M-9, Class M-8 and Class M-7 Certificates have been reduced to zero, the yield to maturity on the Class M-6 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-6 Certificates. If the Certificate Principal Balances of the Class CE, Class M-10, Class M-9 and Class M-8 Certificates have been reduced to zero, the yield to maturity on the Class M-7 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-7 Certificates. If the Certificate Principal Balances of the Class CE, Class M-10 and Class M-9 Certificates have been reduced to zero, the yield to maturity on the Class M-8 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-8 Certificates. If the Certificate Principal Balances of the Class CE Certificates and Class M-10 Certificates have been reduced to zero, the yield to maturity on the Class M-9 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-9 Certificates. If the Certificate Principal Balance of the Class CE Certificates has been reduced to zero, the yield to maturity on the Class M-10 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-10 Certificates. The initial undivided interests in the trust fund evidenced by the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE Certificates are approximately 3.30%, approximately 2.85%, approximately 1.80%, approximately 1.60%, approximately 1.60%, approximately 1.50%, approximately 1.35%, approximately 0.75%, approximately 0.75%, approximately 1.00% and approximately 2.25%, respectively. Investors in the Mezzanine Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of investors to fully recover their investments. In addition, except as otherwise provided in this free writing prospectus under “Description of the Certificates—Allocation of Losses”, once Realized Losses have been allocated to the Mezzanine Certificates, their Certificate Principal Balances will be permanently reduced by the amounts so allocated. Therefore, the amounts of Realized Losses allocated to the Mezzanine Certificates will no longer accrue interest nor will these amounts be reinstated (except in the case of subsequent recoveries as described in this free writing prospectus). However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow and from payments received by the Securities Administrator in respect of the Interest Rate Swap Agreement in the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement” in this free writing prospectus.

Unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, principal distributions on the Mezzanine Certificates will only commence on or after the Stepdown Date and during periods in which a Trigger Event is not in effect. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among all of the Class A Certificates and Mezzanine Certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. For additional considerations relating to the yield on the Mezzanine Certificates, see “Yield Considerations” in the prospectus.

DESCRIPTION OF THE CERTIFICATES

General

The ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1, Asset Backed Pass-Through Certificates will consist of eighteen classes of certificates, designated as (i) the Class A-1 Certificates; (ii) the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Class A-2 Certificates”; and together with the Class A-1 Certificates, the “Class A Certificates”); (iii) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (collectively, the “Mezzanine Certificates”); (iv) the Class CE Certificates (collectively, with the Mezzanine Certificates, the “Subordinate Certificates”); (v) the Class P Certificates; and (vi) the Class R Certificates (also referred to in this free writing prospectus as the “Residual Certificates”). Only the Class A Certificates and the Mezzanine Certificates (collectively, the “Offered Certificates”) are offered by this free writing prospectus.

Distributions on the Offered Certificates will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in February 2007 to the persons in whose names such certificates are registered at the close of business on the Record Date. The “Record Date” for the Offered Certificates and any Distribution Date is the business day immediately preceding such Distribution Date, for so long as such certificates are held in book-entry form and the last business day of the month immediately preceding the month in which the related Distribution Date occurs if such certificates are held in physical form.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust fund consisting primarily of the Mortgage Pool of conventional, one- to four-family, first and second lien, fixed-rate and adjustable-rate Mortgage Loans having original terms to maturity of not greater than approximately 30 years. The Mortgage Loans have an aggregate principal balance as of the Cut-off Date of approximately $853,364,263, subject to a permitted variance of plus or minus 10%.

The Offered Certificates will have the initial Certificate Principal Balance set forth in the table appearing on the cover of this free writing prospectus. The Pass-Through Rates on the Offered Certificates will be calculated for each Distribution Date as described under “—Pass-Through Rates” below. The Class A Certificates evidence an initial aggregate undivided interest of approximately 81.25% in the trust fund, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates evidence initial undivided interests of approximately 3.30%, approximately 2.85%, approximately 1.80%, approximately 1.60%, approximately 1.60%, approximately 1.50%, approximately 1.35%, approximately 0.75%, approximately 0.75% and approximately 1.00%, respectively, in the trust fund and the Class CE Certificates evidence an initial undivided interest of approximately 2.25% in the trust fund.

Book-Entry Certificates

The Offered Certificates will be book-entry Certificates (for so long as they are registered in the name of the applicable depository or its nominee, the “Book-Entry Certificates”). Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold such certificates through The Depository Trust Company (“DTC”) in the United States, or Clearstream Banking Luxembourg, formerly known as Cedelbank SA (“Clearstream”), or the Euroclear System (“Euroclear”) in Europe, if they are participants of such systems (“Clearstream Participants” or “Euroclear Participants”, respectively), or indirectly through organizations which are Clearstream or Euroclear Participants. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories which in turn will hold such positions in customers’ securities accounts in the depositories, names on the books of DTC. Citibank, N.A. will act as depository for Clearstream, and JPMorgan Chase Bank, N.A. will act as depository for Euroclear (in such capacities, individually the “Relevant Depository” and collectively the “European Depositories”). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof. Except as described below, no Certificate Owner acquiring a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only “Certificateholder” of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC (“DTC Participants”).

The Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Certificate Owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants (each as defined below) on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following the DTC settlement date. For information with respect to tax documentation procedures relating to the Certificates, see “Global Clearance and Settlement and Documentation Procedures-Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and, directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system, if the transaction meets its settlement requirements, will deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositories.

DTC which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules of DTC, as in effect from time to time.

Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream’s stock.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A/N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

Under a book-entry format, Certificate Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations REMICS-Taxation of Certain Foreign Investors” in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

DTC has advised the Securities Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the pooling and servicing agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Securities Administrator, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined in the pooling and servicing agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the Securities Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to cause DTC to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Securities Administrator will issue Definitive Certificates, and thereafter the Securities Administrator will recognize the holders of such Definitive Certificates as Certificateholders under the pooling and servicing agreement.

In the event any Definitive Certificates are issued, surrender of such Definitive Certificates shall occur at the office designated from time to time for such purposes by the certificate registrar. As of the Closing Date, the certificate registrar designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for this purpose.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or any transfers thereof.

Pass-Through Rates

The pass-through rate (the “Pass-Through Rate”) on the Class A-1 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____% in the case of each Distribution Date through and including the first Distribution Date on which the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the trust fund as of the last day of the related Due Period has been reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Optional Termination Date”), or One-Month LIBOR plus ____%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass-Through Rate on the Class A-2A Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus ____% in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass Through Rate for the Distribution Date.

The Pass-Through Rate on the Class A-2B Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus ____%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass Through Rate for the Distribution Date.

The Pass-Through Rate on the Class A-2C Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus _____%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass Through Rate for the Distribution Date.

The Pass-Through Rate on the Class A-2D Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus ____%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass Through Rate for the Distribution Date.

The Pass-Through Rate on the Class M-1 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus ____%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass-Through Rate on the Class M-2 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus ____%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass-Through Rate on the Class M-3 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus ____%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass-Through Rate on the Class M-4 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus ____%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass-Through Rate on the Class M-5 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus ____%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass-Through Rate on the Class M-6 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus ____%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass-Through Rate on the Class M-7 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus ____%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass-Through Rate on the Class M-8 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus ____%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass Through Rate on the Class M-9 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____% in the case of each Distribution Date through and including the Optional Termination Date, or One Month LIBOR plus ____%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass Through Rate for the Distribution Date.

The Pass Through Rate on the Class M-10 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____% in the case of each Distribution Date through and including the Optional Termination Date, or One Month LIBOR plus ____%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass Through Rate for the Distribution Date.

Glossary

“Administration Fee Rate”: With respect to each Mortgage Loan, the Administration Fee Rate is equal to the sum of (i) the Servicing Fee Rate, (ii) the rate at which the fee payable to the Master Servicer is calculated and (iii) the rate at which the fee payable to the Credit Risk Manager is calculated.

“Allocated Realized Loss Amount”: The Allocated Realized Loss Amount with respect to any class of Mezzanine Certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to that class of certificates on the Distribution Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Distribution Date.

“Available Distribution Amount”: The Available Distribution Amount for any Distribution Date is equal to the sum, net of amounts payable or reimbursable therefrom to the Servicer, the Master Servicer, the Securities Administrator, the Custodian, the Credit Risk Manager or the Trustee, of an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including principal prepayments received during the related Prepayment Period, Compensating Interest payments received for such Distribution Date, insurance proceeds, liquidation proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans received during the related Prepayment Period); and (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date.

“Certificate Principal Balance”: The Certificate Principal Balance of a Class A Certificate or Mezzanine Certificate outstanding at any time represents the then maximum amount that the holder of such certificate is entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the trust fund. The Certificate Principal Balance of a Class A Certificate or Mezzanine Certificate as of any date of determination is equal to the initial Certificate Principal Balance of such certificate plus, in the case of a Mezzanine Certificate, any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate, as described under “Description of the Certificates - Allocation of Losses; Subordination” in this free writing prospectus, and reduced by the aggregate of (i) all amounts allocable to principal previously distributed with respect to that certificate and (ii) any reductions in the Certificate Principal Balance of any Mezzanine Certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this free writing prospectus. The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the Mortgage Loans over (ii) the then aggregate Certificate Principal Balance of the Class A Certificates, Mezzanine Certificates and the Class P Certificates. The initial Certificate Principal Balance of the Class P Certificates is equal to $100.

“Class A Principal Distribution Amount”: The Class A Principal Distribution Amount is an amount equal to the sum of the Class A-1 Principal Distribution Amount and the Class A-2 Principal Distribution Amount.

“Class A-1 Allocation Percentage”: For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group I Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

“Class A-1 Principal Distribution Amount”: The Class A-1 Principal Distribution Amount is an amount equal to the excess of (x) the Certificate Principal Balance of the Class A-1 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 60.50% to 64.50% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

“Class A-2 Allocation Percentage”: For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

“Class A-2 Principal Distribution Amount”: The Class A-2 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the Certificate Principal Balances of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 60.50% to 64.50% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

“Class M-1/M-2/M-3 Principal Distribution Amount”: The Class M-1/M-2/M-3 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date and (ii) the sum of the Certificate Principal Balances of the Class M-1, Class M-2 and Class M-3 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 76.40% to 80.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-4 Principal Distribution Amount”: The Class M-4 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates after taking into account the payment of the Class M-1/M-2/M-3 Principal Distribution Amount on the Distribution Date and (iii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 79.60% to 83.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-5 Principal Distribution Amount”: The Class M-5 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates after taking into account the payment of the Class M-1/M-2/M-3 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date and (iv) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 82.80% to 86.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-6 Principal Distribution Amount”: The Class M-6 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates after taking into account the payment of the Class M-1/M-2/M-3 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on the Distribution Date and (v) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 85.80% to 89.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-7 Principal Distribution Amount”: The Class M-7 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates after taking into account the payment of the Class M-1/M-2/M-3 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the payment of the Class M-6 Principal Distribution Amount on the Distribution Date and (vi) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 88.50% to 92.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-8 Principal Distribution Amount”: The Class M-8 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates after taking into account the payment of the Class M-1/M-2/M-3 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the payment of the Class M-6 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the payment of the Class M-7 Principal Distribution Amount on the Distribution Date and (vii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 90.00% to 94.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-9 Principal Distribution Amount”: The Class M-9 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates after taking into account the payment of the Class M-1/M-2/M-3 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the payment of the Class M-6 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the payment of the Class M-7 Principal Distribution Amount on the Distribution Date, (vii) the Certificate Principal Balance of the Class M-8 Certificates after taking into account the payment of the Class M-8 Principal Distribution Amount on the Distribution Date and (viii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 91.50% to 95.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-10 Principal Distribution Amount”: The Class M-10 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates after taking into account the payment of the Class M-1/M-2/M-3 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the payment of the Class M-6 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the payment of the Class M-7 Principal Distribution Amount on the Distribution Date, (vii) the Certificate Principal Balance of the Class M-8 Certificates after taking into account the payment of the Class M-8 Principal Distribution Amount on the Distribution Date, (viii) the Certificate Principal Balance of the Class M-9 Certificates after taking into account the payment of the Class M-9 Principal Distribution Amount on the Distribution Date and (ix) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 93.50% to 97.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Credit Enhancement Percentage”: The Credit Enhancement Percentage for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

“Determination Date”: With respect to any Distribution Date, the 18th day of the calendar month in which such Distribution Date occurs, or if such 18th day is not a business day, the business day immediately preceding such 18th day.

“Due Period”: With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Group I Allocation Percentage”: The aggregate principal balance of the Group I Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and Group II Mortgage Loans.

“Group I Interest Remittance Amount”: The Group I Interest Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group I Mortgage Loans (net of any Prepayment Charges collected with respect to the Group I Mortgage Loans) minus any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodian, the Credit Risk Manager, the Master Servicer or the Securities Administrator with respect to the Group I Mortgage Loans.

“Group I Principal Distribution Amount”: The Group I Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group I Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the pooling and servicing agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I Mortgage Loans and (iv) the Class A-1 Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date minus (v) the Class A-1 Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date minus any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodian, the Credit Risk Manager, the Master Servicer or the Securities Administrator. In no event will the Group I Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Class A-1 Certificates and the Mezzanine Certificates.

“Group I Principal Remittance Amount”: The Group I Principal Remittance Amount for any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group I Principal Distribution Amount net of any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodian, the Credit Risk Manager, the Master Servicer or the Securities Administrator.

“Group II Allocation Percentage”: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

“Group II Interest Remittance Amount”: The Group II Interest Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group II Mortgage Loans (net of any Prepayment Charges collected with respect to the Group II Mortgage Loans) minus any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodian, the Credit Risk Manager, the Master Servicer or the Securities Administrator with respect to the Group II Mortgage Loans.

“Group II Principal Distribution Amount”: The Group II Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group II Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the pooling and servicing agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II Mortgage Loans and (iv) the Class A-2 Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date minus (v) the Class A-2 Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date minus any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodian, the Credit Risk Manager, the Master Servicer or the Securities Administrator. In no event will the Group II Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Class A-2 Certificates and the Mezzanine Certificates.

“Group II Principal Remittance Amount”: The Group II Principal Remittance Amount for any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group II Principal Distribution Amount net of any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodian, the Credit Risk Manager, the Master Servicer or the Securities Administrator.

“Interest Accrual Period”: The Interest Accrual Period for the Class A Certificates and Mezzanine Certificates and any Distribution Date is the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first period, commencing on the Closing Date), and ending on the day preceding such Distribution Date. All distributions of interest on such certificates will be based on a 360-day year and the actual number of days which have elapsed in the applicable Interest Accrual Period.

“Interest Carry Forward Amount”: The Interest Carry Forward Amount with respect to any class of Class A Certificates or Mezzanine Certificates and any Distribution Date is equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on the certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class of certificates remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate on the certificates for the most recently ended Interest Accrual Period.

“Interest Distribution Amount”: The Interest Distribution Amount for any class of Class A Certificates or Mezzanine Certificates on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class reduced (to an amount not less than zero), in the case of each such class, by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and shortfalls resulting from the application of the Relief Act or similar state or local laws.

“Interest Remittance Amount”: The Interest Remittance Amount for any Distribution Date is the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount.

“Net Monthly Excess Cashflow”: The Net Monthly Excess Cashflow for any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of (x) the Available Distribution Amount for the Distribution Date over (y) the sum for such Distribution Date of the aggregate of the Senior Interest Distribution Amounts payable to the holders of the Class A Certificates, the aggregate of the Interest Distribution Amounts payable to the holders of the Mezzanine Certificates, the Principal Remittance Amount and any Net Swap Payment or Swap Termination Payment (not caused by the occurrence of a Swap Provider Trigger Event) owed to the Swap Provider.

“Net WAC Pass-Through Rate”: The Net WAC Pass-Through Rate for any Distribution Date and (A) the Class A-1 Certificates, is a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (i) twelve and (ii) a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Group I Mortgage Loans during the related Due Period minus the fees payable to the Master Servicer, the Servicer and the Credit Risk Manager with respect to the Group I Mortgage Loans for such Distribution Date and the Group I Allocation Percentage of any Net Swap Payment payable to the Swap Provider and Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event, in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Group I Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date) after giving effect to principal prepayments received during the related Prepayment Period which were distributed on the immediately preceding Distribution Date.

(B) any class of Class A-2 Certificates, is a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (i) twelve and (ii) a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Group II Mortgage Loans during the related Due Period minus the fees payable to the Master Servicer, the Servicer and the Credit Risk Manager with respect to the Group II Mortgage Loans for such Distribution Date and the Group II Allocation Percentage of any Net Swap Payment payable to the Swap Provider and Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event, in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Group II Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date) after giving effect to principal prepayments received during the related Prepayment Period which were distributed on the immediately preceding Distribution Date.

(C) the Mezzanine Certificates, is a rate per annum equal to the weighted average (weighted in proportion to the results of subtracting from the Scheduled Principal Balance of each loan group, the aggregate Certificate Principal Balance of the related Class A Certificates) of (i) the Net WAC Pass-Through Rate for the Class A-1 Certificates and (ii) the Net WAC Pass-Through Rate for the Class A-2 Certificates.

“Net WAC Rate Carryover Amount”: With respect to any class of Class A Certificates or Mezzanine Certificates and any Distribution Date on which the Pass-Through Rate is limited to the applicable Net WAC Pass-Through Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest such class would have been entitled to receive on such Distribution Date had the applicable Net WAC Pass-Through Rate not been applicable to such class on such Distribution Date over (y) the amount of interest paid on such Distribution Date at the applicable Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the Pass-Through Rate for such class of certificates for the most recently ended Interest Accrual Period determined without taking into account the applicable Net WAC Pass-Through Rate.

“Overcollateralization Amount”: The Overcollateralization Amount as of any Distribution Date is equal to the amount by which the sum of the aggregate outstanding principal balance of the Mortgage Loans immediately following the Distribution Date exceeds the sum of the Certificate Principal Balances of the Class A Certificates, Mezzanine Certificates and Class P Certificates after taking into account the payment of the Principal Remittance Amount on the related Distribution Date.

“Overcollateralization Increase Amount”: An Overcollateralization Increase Amount for any Distribution Date is the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the classes of Class A Certificates and Mezzanine Certificates then entitled to distributions of principal to the extent the Required Overcollateralization Amount exceeds the Overcollateralization Amount.

“Overcollateralization Reduction Amount”: An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the Overcollateralization Amount exceeds the Required Overcollateralization Amount, but is limited to the Principal Remittance Amount. The Overcollateralization Reduction Amount is equal to zero when a Trigger Event is in effect.

“Prepayment Period”: For any Distribution Date, the period from the 16th day of the month immediately preceding such Distribution Date to the 15th day of the month of such Distribution Date.

“Principal Distribution Amount”: The Principal Distribution Amount for any Distribution Date is the sum of the Group I Principal Distribution Amount and Group II Principal Distribution Amount.

“Principal Remittance Amount”: The Principal Remittance Amount for any Distribution Date is the sum of the Group I Principal Remittance Amount and Group II Principal Remittance Amount.

“Required Overcollateralization Amount”: Initially, shall mean an amount equal to the product of (i) a percentage ranging from 1.25% to 3.25% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, which may be decreased as described under “—Overcollateralization Provisions” in this free writing prospectus.

“Scheduled Principal Balance”: The Scheduled Principal Balance of any Mortgage Loan as of any date of determination is equal to the principal balance of the Mortgage Loan as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by (i) the principal portion of all monthly payments due on or before the date of determination, whether or not received; (ii) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs and (iii) any Bankruptcy Loss occurring as a result of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

“Senior Interest Distribution Amount”: The Senior Interest Distribution Amount for any Distribution Date is equal to the sum of the Interest Distribution Amount for such Distribution Date for the Class A Certificates and the Interest Carry Forward Amount, if any, for such Distribution Date for the Class A Certificates.

“Servicer Remittance Date”: With respect to any Distribution Date, the 22nd day of each month in which such Distribution Date occurs; provided that if the 22nd day of a given month is not a business day, the Servicer Remittance Date for such month shall be the business day immediately preceding such 22nd day; provided, further, that if the Servicer Remittance Date falls on a Friday, the Servicer Remittance Date shall be the business day immediately preceding such Friday.

“Stepdown Date”: The Stepdown Date is the earlier to occur of (i) the later to occur of (x) the Distribution Date occurring in February 2010 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date), is greater than or equal to a percentage ranging from 35.50% to 39.50% and (ii) the first Distribution Date following the Distribution Date on which the Certificate Principal Balance of the Class A Certificates has been reduced to zero.

“Subsequent Recoveries”: As of any Distribution Date, amounts received during the related Prepayment Period by the Servicer specifically related to a defaulted Mortgage Loan or disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after the liquidation or disposition of such defaulted Mortgage Loan, net of any amounts reimbursable to the Servicer related to obtaining such Subsequent Recovery.

“Trigger Event”: With respect to any Distribution Date, a Trigger Event is in effect if (x) the percentage obtained by dividing (i) the principal amount of Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, bankruptcy and REO) by (ii) the aggregate principal balance of the Mortgage Loans, in each case as, of the last day of the previous calendar month exceeds a percentage ranging from 40.31% to 42.31% of the Credit Enhancement Percentage with respect to such Distribution Date or (y) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Range of Percentages
February 2009 to January 2010	a percentage ranging from 0.50% to 1.50%, plus 1/12th of 1.80% for each month thereafter

February 2010 to January 2011	a percentage ranging from 2.30% to 3.30%, plus 1/12th of 1.80% for each month thereafter

February 2011 to January 2012	a percentage ranging from 4.10% to 5.10%, plus 1/12th of 1.50% for each month thereafter

February 2012 to January 2013	a percentage ranging from 5.60% to 6.60%, plus 1/12th of 0.80% for each month thereafter

February 2013 and thereafter	a percentage ranging from 6.40% to 7.40%

The Cap Agreements

HSBC Bank USA, National Association as trustee will enter into two separate interest rate cap agreements (each, a “Cap Agreement”) with a cap provider that has, to the extent that it is rated by each of the following rating agencies (i) a long-term credit rating of not less than A+ from S&P and (ii) a long-term credit rating or other similar rating of at least “Aa3” by Moody’s, or if the Cap Provider has both a long-term credit rating and a short-term credit rating from Moody’s, a long-term credit rating of not less than A2 by Moody’s or a short-term rating of not less than P-1 from Moody’s (the “Cap Provider”). The Trustee will appoint the Securities Administrator to receive and distribute funds in respect of the Cap Agreements on behalf of the trust. For the avoidance of doubt, the Cap Agreements will not be assets of any REMIC. Under the Cap Agreement relating to the Class A-1 Certificates and Mezzanine Certificates (the “Group I Cap Agreement”) on or before each Distribution Date commencing with the Distribution Date in February 2007 and terminating immediately following the Distribution Date in July 2007, the Cap Provider will be obligated to make a payment for that Distribution Date equal to the product of (x) the excess, if any, of (i) One-Month LIBOR as determined pursuant to the Group I Cap Agreement for the related calculation period (as defined in the Group I Cap Agreement) over (ii) the strike rate for such Distribution Date set forth in the Group I Cap Agreement, (y) the Group I Cap Agreement Notional Amount (as defined below) for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.

The Group I Cap Agreement Notional Amount for each Distribution Date will be equal to the lesser of (x) the aggregate principal balance of the Group I Mortgage Loans at the beginning of the related calculation period and (y) Group I Cap Agreement Calculation Amount set forth in the Group I Cap Agreement for such Distribution Date (such lesser amount, the “Group I Cap Agreement Notional Amount”).

The Group I Cap Agreement will terminate following the Distribution Date in July 2007, unless terminated earlier upon the occurrence of a Cap Agreement Event of Default, a Cap Agreement Termination Event or a Cap Agreement Additional Termination Event, each as defined below.

Under the Cap Agreement relating to the Class A-2 Certificates and the Mezzanine Certificates (the “Group II Cap Agreement”) on or before each Distribution Date commencing with the Distribution Date in February 2007 and terminating immediately following the Distribution Date in July 2007, the Cap Provider will be obligated to make a payment for that Distribution Date equal to the product of (x) the excess, if any, of (i) One-Month LIBOR as determined pursuant to the Group II Cap Agreement for the related calculation period (as defined in the Group II Cap Agreement) over (ii) the strike rate for such Distribution Date set forth in the Group II Cap Agreement, (y) the Group II Cap Agreement Notional Amount (as defined below) for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.

The Group II Cap Agreement Notional Amount for each Distribution Date will be equal to the lesser of (x) the aggregate principal balance of the Group II Mortgage Loans at the beginning of the related calculation period and (y) Group II Cap Agreement Calculation Amount set forth in the Group II Cap Agreement for such Distribution Date (such lesser amount, the “Group II Cap Agreement Notional Amount”).

The Group II Cap Agreement will terminate following the Distribution Date in July 2007, unless terminated earlier upon the occurrence of a Cap Agreement Event of Default, a Cap Agreement Termination Event or a Cap Agreement Additional Termination Event, each as defined below.

If, on any Distribution Date, the payments received by the Securities Administrator under the Cap Agreements exceed the amount of the Net WAC Rate Carryover Amounts payable to the Class A Certificates and Mezzanine Certificates for such Distribution Date, such excess will be distributed to the Class CE Certificates.

The obligations of the Cap Provider to pay specified amounts due under each Cap Agreement (other than Cap Agreement Termination Payments (as defined below)) will generally be subject to the following conditions precedent: (1) no Cap Agreement Event of Default or event that with the giving of notice or lapse of time or both would become a Cap Agreement Event of Default will have occurred and be continuing with respect to the related Cap Agreement and (2) no “early termination date” (as defined in the related Cap Agreement) has occurred or been effectively designated with respect to the related Cap Agreement.

Events of default under each Cap Agreement (each a “Cap Agreement Event of Default”) include the following:

•	failure to make a payment due under the Cap Agreement, after notice of such failure is received and expiration of a specified grace period,

•
failure by the Cap Provider to comply with or perform certain agreements or obligations required under the related Cap Agreement after notice of such failure is received and expiration of a specified grace period,

•
failure by the Cap Provider to comply with or perform the second rating trigger collateral posting requirements of the related Cap Agreement if a second rating trigger downgrade has occurred and after notice of such failure is received and expiration of a specified grace period,

•	certain representations by the Cap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the Cap Provider or its credit support provider in respect of any derivative or similar transactions entered into between the trustee and the Cap Provider and specified for this purpose in the related Cap Agreement,

•	cross-default by the Cap Provider or its credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the related Cap Agreement,

•	certain insolvency or bankruptcy events, and

•	a merger by the Cap Provider without an assumption of the Cap Provider’s obligations under the related Cap Agreement,

each as further described in the related Cap Agreement.

Termination events under each Cap Agreement (each a “Cap Agreement Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the related Cap Agreement),

•	tax event (which generally relates to the application of certain withholding taxes to amounts payable under the related Cap Agreement, as a result of a change in tax law or certain similar events) and

•	tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the related Cap Agreement as a result of a merger or similar transaction);

each as further described in the related Cap Agreement.

“Additional termination events” under each Cap Agreement (each a “Cap Agreement Additional Termination Event”) include the following:

•	failure of the Cap Provider to comply with the first rating trigger collateral posting requirements of the related Cap Agreement,

•	if a second rating trigger downgrade has occurred and been continuing for 30 or more business days and a firm offer from a replacement cap provider remains capable of acceptance by the offeree,

•
failure of the Cap Provider to comply with the Regulation AB provisions of the Cap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the related Cap Agreement), and

•	occurrence of an optional termination of the securitization pursuant to the terms of the pooling and servicing agreement,

each as further described in the related Cap Agreement.

If the Cap Provider’s credit ratings are withdrawn or reduced below the first ratings threshold specified in the related Cap Agreement, the Cap Provider will be required, at its own expense, to post collateral in accordance with such Cap Agreement.

If the Cap Provider’s credit ratings are withdrawn or reduced below the second ratings threshold specified in the related Cap Agreement, the Cap Provider will be required, at its own expense, either (1) to obtain a substitute cap provider which will assume the obligations of the Cap Provider under such Cap Agreement and which meets all eligibility requirements provided therein or in any related documentation, or (2) to obtain a guarantor which will provide a guarantee of the obligations of the Cap Provider under such Cap Agreement that meets all eligibility requirements provided therein or in any related documentation.

Upon the occurrence of a Cap Agreement Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Cap Agreement Termination Event or a Cap Agreement Additional Termination Event, an Early Termination Date may be designated by one of the parties as specified in the Cap Agreement, and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Cap Agreement to a related entity within a specified period after notice has been given of the Cap Agreement Termination Event, and, in the case of downgrade below the second ratings threshold, only if a firm offer from a replacement cap provider remains capable of acceptance by the offeree, all as set forth in the Cap Agreement. The occurrence of an Early Termination Date under the related Cap Agreement will constitute a “Cap Agreement Early Termination.”

Upon a Cap Agreement Early Termination, the Cap Provider may be liable to make a termination payment (the “Cap Agreement Termination Payment”) to the Securities Administrator (regardless, if applicable, of which of the parties has caused the termination). The Cap Agreement Termination Payment will be based on the value of related Cap Agreement computed in accordance with the procedures set forth in such Cap Agreement.

Upon a Cap Agreement Early Termination other than in connection with the optional termination of the trust, the Securities Administrator, pursuant to the pooling and servicing agreement, will use reasonable efforts to appoint a successor cap provider to enter into a new cap agreement on terms substantially similar to the related Cap Agreement, with a successor cap provider meeting all applicable eligibility requirements. The Securities Administrator will apply any Cap Agreement Termination Payment received from the original Cap Provider in connection with such Cap Agreement Early Termination to the upfront payment required to appoint the successor cap provider. If the Securities Administrator is unable to appoint a successor cap provider within 30 days of the Cap Agreement Early Termination, then the Securities Administrator will deposit any Cap Termination Payment received from the original Cap Provider into a separate, non-interest bearing reserve account and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the payment, if any, that would have been paid to the Securities Administrator by the original Cap Provider calculated in accordance with the terms of the original Cap Agreement, and distribute such amount in accordance with the terms of the Pooling and Servicing Agreement.

Upon a Cap Agreement Early Termination in connection with the Optional Termination relating to the Mortgage Loans, if the Securities Administrator receives a Cap Agreement Termination Payment from the Cap Provider, such Cap Agreement Termination Payment generally will not be available to holders of the Certificates; rather, the Securities Administrator will distribute such Cap Agreement Termination Payment in accordance with the terms of the Pooling and Servicing Agreement.

The significance percentage of the Cap Agreements and the Interest Rate Swap Agreement, individually and in combination, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%. The Cap Agreements and the Interest Rate Swap Agreement will provide that the Cap Provider and Swap Provider may be replaced in certain circumstances, including if the significance percentage of the Cap Agreements and the Interest Rate Swap Agreement, individually or in combination, is equal to or greater than 10%.

The Cap Agreements will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Cap Provider are limited to those specifically set forth in the Cap Agreements.

The Interest Rate Swap Agreement

HSBC Bank USA, National Association as trustee (the “Supplemental Interest Trust Trustee”) on behalf of a separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”), with a swap provider that has, to the extent that it is rated by each of the following rating agencies (i) a long-term credit rating of not less than A+ from S&P and (ii) a long-term credit rating or other similar rating of at least “Aa3” by Moody’s, or if the Swap Provider has both a long-term credit rating and a short-term credit rating from Moody’s, a long-term credit rating of not less than A2 by Moody’s or a short-term rating of not less than P-1 from Moody’s (the “Swap Provider”). The Interest Rate Swap Agreement will be held in the Supplemental Interest Trust. The Supplemental Interest Trust Trustee will appoint the Securities Administrator to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the Supplemental Interest Trust. On each Distribution Date, the Securities Administrator will deposit into an account held in the Supplemental Interest Trust (the “Derivative Account”), certain amounts, if any, received from the Swap Provider. For the avoidance of doubt, the Supplemental Interest Trust, the Interest Rate Swap Agreement, and the Derivative Account will not be assets of any REMIC.

Pursuant to the Interest Rate Swap Agreement, on each Distribution Date commencing on the Distribution Date occurring in August 2007 and terminating immediately following the Distribution Date in January 2012 (i) the Securities Administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will be obligated to pay to the Swap Provider, a fixed amount equal to the product of (x) a fixed rate equal to ___% per annum, (y) the Swap Notional Amount for that Distribution Date set forth in the final prospectus supplement and (z) a fraction, the numerator of which is 30, and the denominator of which is 360; and (ii) the Swap Provider will be obligated to pay to the Supplemental Interest Trust for the benefit of the holders of the Class A Certificates and Mezzanine Certificates, a floating amount equal to the product of (x) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Swap Notional Amount set forth in the final prospectus supplement, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date, and the denominator of which is 360. A net payment will be required to be made on each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the Securities Administrator to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the Securities Administrator, to the extent that the floating amount exceeds the corresponding fixed amount. For each Distribution Date in respect of which the Securities Administrator is required to make a Net Swap Payment to the Swap Provider, the trust will be required to make a payment to the Securities Administrator in the same amount.

The Swap Notional Amount for each Distribution Date, commencing with the Distribution Date in August 2007, will be the amount set forth in the Interest Rate Swap Agreement for such Distribution Date (the “Swap Notional Amount”). The Interest Rate Swap Agreement will terminate immediately following the Distribution Date in January 2012, unless terminated earlier upon the occurrence of a Swap Event of Default, a Swap Termination Event or a Swap Additional Termination Event (each as defined below).

The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement (other than Swap Termination Payments (as defined below)) will be subject to the following conditions precedent: (1) no Swap Event of Default or event that with the giving of notice or lapse of time or both would become a Swap Event of Default, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “Early Termination Date” (as defined in the Interest Rate Swap Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

Events of default under the Interest Rate Swap Agreement (each a “Swap Event of Default”) will generally include the following, among others:

•	failure to make a payment due under the Interest Rate Swap Agreement after notice of such failure is received and expiration of a specified grace period,

•
failure by the Swap Provider to comply with or perform certain agreements or obligations required under the Interest Rate Swap Agreement after notice of such failure is received and expiration of a specified grace period,

•
failure by the Swap Provider to comply with or perform the second rating trigger collateral posting requirements of the Interest Rate Swap Agreement if a second rating trigger downgrade has occurred and been continuing for 30 or more business days and after notice of such failure is received and expiration of a specified grace period,

•	certain representations by the Swap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the Swap Provider or its credit support provider in respect of any derivative or similar transactions entered into between the Supplemental Interest Trust Trustee and the Swap Provider and specified for this purpose in the Interest Rate Swap Agreement, cross-default by the Swap Provider or its credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Interest Rate Swap Agreement,

•	certain insolvency or bankruptcy events, and

•	a merger by a party to the Interest Rate Swap Agreement without an assumption of such party’s obligations under the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

Termination events under the Interest Rate Swap Agreement (each a “Swap Termination Event”) will generally include the following, among others:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

•
tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement, as a result of a change in tax law or, in certain circumstances solely with respect to the Securities Administrator, certain similar events) and

•
tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement as a result of a merger or similar transaction);

each as further described in the Interest Rate Swap Agreement.

Additional termination events under the Interest Rate Swap Agreement (each a “Swap Additional Termination Event”), will generally include the following, among others:

•	failure of the Swap Provider to comply with the first rating trigger collateral posting requirements of the Interest Rate Swap Agreement,

•	if a second rating trigger downgrade has occurred and been continuing for 30 or more business days and a firm offer remains capable of acceptance by the offeree,

•
failure of the Swap Provider to comply with the Regulation AB provisions of the Interest Rate Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Interest Rate Swap Agreement),

•	occurrence of an optional termination of the securitization pursuant to the terms of the pooling and servicing agreement, and

•	amendment of the pooling and servicing agreement in a manner contrary to the requirements of the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

If the Swap Provider’s credit ratings are withdrawn or reduced below the first ratings threshold specified in the Interest Rate Swap Agreement, the Swap Provider will be required, at its own expense, to post collateral in accordance with the Interest Rate Swap Agreement.

If the Swap Provider’s credit ratings are withdrawn or reduced below the second ratings threshold specified in the Interest Rate Swap Agreement, the Swap Provider will be required, at its own expense, either (1) to obtain a substitute swap provider which will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement and which meets all eligibility requirements provided therein or in any related documentation, or (2) to obtain a guarantor which will provide a guarantee of the obligations of the Swap Provider under the Interest Rate Swap Agreement that meets all eligibility requirements provided therein or in any related documentation.

Upon the occurrence of a Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Swap Termination Event or a Swap Additional Termination Event, an Early Termination Date may be designated by one of the parties as specified in the Interest Rate Swap Agreement, and will occur only upon notice (including, in some circumstances, notice to the rating agencies) and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Swap Termination Event, and, in the case of downgrade below the second ratings threshold, only if a firm offer remains capable of acceptance by the offeree, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”

Upon a Swap Early Termination, the Securities Administrator (on behalf of the Supplemental Interest Trust) or the Swap Provider may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Securities Administrator is required to make a Swap Termination Payment to the Swap Provider, the trust will be required to make a payment to the Securities Administrator in the same amount (to the extent such Swap Termination Payment has not been paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee). In the case of a Swap Termination Payment not triggered by a Swap Provider Trigger Event (as defined in this free writing prospectus), the trust will be required to make such payment on the related distribution date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders. In the case of a Swap Termination Payment triggered by a Swap Provider Trigger Event, the trust’s obligation to make such payment generally will be subordinated to distributions to the holders of the Offered Certificates to the extent described in the pooling and servicing agreement.

Upon a Swap Early Termination other than in connection with the optional termination with respect to the Mortgage Loans, the Securities Administrator shall, at the direction of the depositor, appoint a successor swap provider. If the securities administrator receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, the Securities Administrator will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the Securities Administrator is required to pay a Swap Termination Payment to the Swap Provider in connection with such Swap Early Termination, the Securities Administrator will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment. If the Securities Administrator is unable to appoint a successor swap provider within 30 days of the Swap Early Termination, then the securities administrator will deposit any Swap Termination Payment received from the original Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the Securities Administrator by the original Swap Provider calculated in accordance with the terms of the original Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the pooling and servicing agreement.

Upon a Swap Early Termination in connection with the optional termination of the trust, if the Securities Administrator is required to make a Swap Termination Payment to the Swap Provider, the party exercising such optional termination with respect to the Mortgage Loans will be required to include in its payment an amount equal to such Swap Termination Payment, as described in this free writing prospectus. If the Securities Administrator receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, such Swap Termination Payment generally will not be available to certificateholders; rather, the Securities Administrator will distribute such Swap Termination Payment in accordance with the terms of the pooling and servicing agreement.

A “Swap Provider Trigger Event” will mean: (i) a Swap Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Swap Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) a Swap Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

The significance percentage of the Cap Agreements and the Interest Rate Swap Agreement, individually and in combination, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%. The Cap Agreements and the Interest Rate Swap Agreement will provide that the Cap Provider and Swap Provider may be replaced in certain circumstances, including if the significance percentage of the Cap Agreements and the Interest Rate Swap Agreement, individually or in combination, is equal to or greater than 10%.

On each Distribution Date commencing on the Distribution Date occurring in August 2007 and terminating immediately following the Distribution Date in January 2012 to the extent required, following the distribution of the Net Monthly Excess Cashflow and withdrawals from the Reserve Fund, as described in “—Overcollateralization Provisions” in this free writing prospectus, any Net Swap Payment payable to the Securities Administrator on behalf of the Supplemental Interest Trust by the Swap Provider will be distributed on the related Distribution Date in the following order of priority:

first, concurrently, to each class of Class A Certificates, the related Senior Interest Distribution Amount remaining undistributed after the distributions of the Group I Interest Remittance Amount and Group II Interest Remittance Amount, on a pro rata basis based on such respective remaining Senior Interest Distribution Amounts;

second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount and Group II Interest Remittance Amount and the Net Monthly Excess Cashflow;

third, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain or restore the Required Overcollateralization Amount after taking into account distributions made pursuant to clause first under “—Overcollateralization Provisions;”

fourth, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

fifth, concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of amounts received by the Securities Administrator in respect of the Net Monthly Excess Cashflow on deposit in the Reserve Fund, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;

sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of Net Monthly Excess Cashflow on deposit in the Reserve Fund;

seventh, to the Swap Provider, an amount equal to any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement; and

eighth, to the Class CE Certificates, any remaining amounts.

Amounts payable by the trust to the Securities Administrator in respect of Net Swap Payments and Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event (and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) will be deducted from related available funds before distributions to the holders of the Class A Certificates and Mezzanine Certificates. On or before each Distribution Date, such amounts will be distributed by the trust to the Securities Administrator, and paid by the Securities Administrator to the Swap Provider as follows:

(i) first, to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date, and

(ii) second, to make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Securities Administrator).

The Interest Rate Swap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Swap Provider are limited to those specifically set forth in the Interest Rate Swap Agreement, as applicable.

Interest Distributions on the Certificates

Holders of the certificates will be entitled to receive on each Distribution Date, interest distributions in an aggregate amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balances thereof at the then-applicable Pass-Through Rates thereon, in the priorities set forth below.

(A)           On each Distribution Date, the Group I Interest Remittance Amount will be distributed in the following order of priority:

first, commencing on the Distribution Date occurring in August 2007, to the Supplemental Interest Trust, an amount equal to (x) the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event and (y) any Swap Payment and Swap Termination Payment not paid pursuant to clause (x) in (B) “first” below;

second, to the holders of the Class A-1 Certificates, the Senior Interest Distribution Amount allocable to the Class A-1 Certificates; and

third, concurrently, to the holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, the Senior Interest Distribution Amount allocable to each such class, to the extent remaining unpaid after distribution of the Group II Interest Remittance Amount as set forth in clause (B) below, on a pro rata basis, based on the entitlement of each such class.

(B)           On each Distribution Date, the Group II Interest Remittance Amount will be distributed in the following order of priority:

first, commencing on the Distribution Date occurring in August 2007, to the Supplemental Interest Trust, an amount equal to (x) the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event and (y) any Swap Payment and Swap Termination Payment not paid pursuant to clause (x) in (A) “first” above;

second, concurrently, to the holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, the Senior Interest Distribution Amount allocable to each such class, on a pro rata basis, based on the entitlement of each such class; and

third, to the holders of the Class A-1 Certificates, the Senior Interest Distribution Amount allocable to the Class A-1 Certificates, to the extent remaining unpaid after distribution of the Group I Interest Remittance Amount as set forth in clause (A) above.

(C)           On each Distribution Date, following the deposit of the Net Swap Payment and any Swap Termination Payment into the Supplemental Interest Trust as described in clauses (A) and (B) above and the distributions of interest to the holders of the Class A Certificates as described in clauses (A) and (B) above, any Group I Interest Remittance Amount and Group II Interest Remittance Amount remaining will be distributed sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, to the extent of the Interest Distribution Amount allocable to each such class.

On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any similar state or local law and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer or the Master Servicer will be allocated first, to Net Monthly Excess Cashflow according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus, second, to the Class M-10 Certificates, third, to the Class M-9 Certificates, fourth, to the Class M-8 Certificates, fifth, to the Class M-7 Certificates, sixth to the Class M-6 Certificates, seventh, to the Class M-5 Certificates, eighth, to the Class M-4 Certificates, ninth, to the Class M-3 Certificates, tenth, to the Class M-2 Certificates, eleventh, to the Class M-1 Certificates and twelfth, to the Class A Certificates, on a pro rata basis, based on their respective Senior Interest Distribution Amounts before such reduction. The holders of the Class A Certificates and Mezzanine Certificates will be entitled to reimbursement for any of these interest shortfalls, subject to available funds, in the priorities described under “—Overcollateralization Provisions” in this free writing prospectus.

With respect to any Distribution Date, to the extent that the aggregate Interest Distribution Amount exceeds the Interest Remittance Amount, a shortfall in interest distributions on one or more classes of Class A Certificates or Mezzanine Certificates will result and payments of Interest Carry Forward Amounts to such classes of certificates will be made. The Interest Carry Forward Amount with respect to the Class A Certificates, if any, is distributed as part of the Senior Interest Distribution Amount on each Distribution Date. The Interest Carry Forward Amount with respect to the Mezzanine Certificates, if any, may be carried forward to succeeding Distribution Dates and, subject to available funds, will be distributed in the manner set forth in “—Overcollateralization Provisions” and “—The Interest Rate Swap Agreement” in this free writing prospectus.

Except as otherwise described in this free writing prospectus, on any Distribution Date, distributions of the Interest Distribution Amount for a class of certificates will be made in respect of that class of certificates, to the extent provided in this free writing prospectus, on a pari passu basis, based on the Certificate Principal Balance of the certificates of each class.

Calculation of One-Month LIBOR

With respect to each Interest Accrual Period (other than the initial Interest Accrual Period) and the Offered Certificates, on the second business day preceding such Interest Accrual Period, (each such date, an “Interest Determination Date”), the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period. With respect to the initial Interest Accrual Period, on the Closing Date, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period based on information available on the second business day preceding the Closing Date (the related “Interest Determination Date”). “One-Month LIBOR” means, as of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 (as defined in this free writing prospectus) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined in this free writing prospectus) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined in this free writing prospectus).

As used in this section, “business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York; “Telerate Page 3750” means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) not controlling, controlled by, or under common control with, the Depositor or the Securities Administrator, and “Reserve Interest Rate” shall be the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Offered Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Principal Distributions on the Certificates

On each Distribution Date, the Principal Distribution Amount will be distributed to the holders of the certificates then entitled to principal distributions. In no event will the Principal Distribution Amount with respect to any Distribution Date be (i) less than zero or (ii) greater than the then outstanding aggregate Certificate Principal Balance of the Class A Certificates and Mezzanine Certificates.

(A)            On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

first, commencing on the Distribution Date occurring in August 2007, to the Supplemental Interest Trust, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount on such Distribution Date;

second, to the holders of the Class A-1 Certificates, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero; and

third, sequentially, to the holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, after taking into account the distribution of the Group II Principal Distribution Amount as described below, until the Certificate Principal Balance of each such class has been reduced to zero.

(B)           On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

first, commencing on the Distribution Date occurring in August 2007, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount on such Distribution Date;

second, sequentially, to the holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; and

third, to the holders of the Class A-1 Certificates, after taking into account the distribution of the Group I Principal Distribution Amount as described above, until the Certificate Principal Balance of such class has been reduced to zero.

(C)            On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and Group II Principal Distribution Amount remaining undistributed for such Distribution Date will be made sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case until the Certificate Principal Balance of each such class has been reduced to zero.

(D)            On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

first, commencing on the Distribution Date occurring in August 2007, to the Supplemental Interest Trust, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount on such Distribution Date;

second, to the holders of the Class A-1 Certificates, the Class A-1 Principal Distribution Amount, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero; and

third, sequentially, to the holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, after taking into account the distribution of the Group II Principal Distribution Amount on such Distribution Date, as described below, up to an amount equal to the amount, if any, of the Class A-2 Principal Distribution Amount remaining unpaid on such Distribution Date, until the Certificate Principal Balance of each such class has been reduced to zero.

(E)           On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

first, commencing on the Distribution Date occurring in August 2007, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount on such Distribution Date;

second, sequentially, to the holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, the Class A-2 Principal Distribution Amount, until the Certificate Principal Balance of each such class has been reduced to zero; and

third, to the holders of the Class A-1 Certificates, after taking into account the distribution of the Group I Principal Distribution Amount on such Distribution Date, as described above up to an amount equal to the amount, if any, of the Class A-1 Principal Distribution Amount remaining unpaid on such Distribution Date, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero.

(F)            On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount remaining undistributed for such Distribution Date will be made in the following amounts and order of priority:

first, sequentially, to the holders of the Class M-1, Class M-2 and Class M-3 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Supplemental Interest Trust and to the holders of the Class A Certificates under (D) and (E) above, and (y) the Class M-1/M-2/M-3 Principal Distribution Amount, in each case, until the Certificate Principal Balances of the Class M-1, Class M-2 and Class M-3 Certificates have been reduced to zero;

second, to the holders of the Class M-4 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust and to the holders of the Class A Certificates under (D) and (E) above and to the holders of the Class M-1, Class M-2 and Class M-3 Certificates under clause first above and (y) the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero;

third, to the holders of the Class M-5 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1, Class M-2 and Class M-3 Certificates under clause first above and to the holders of the Class M-4 Certificates under clause second above and (y) the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero;

fourth, to the holders of the Class M-6 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1, Class M-2 and Class M-3 Certificates under clause first above, to the holders of the Class M-4 Certificates under clause second above and to the holders of the Class M-5 Certificates under clause third above, and (y) the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero;

fifth, to the holders of the Class M-7 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1, Class M-2 and Class M-3 Certificates under clause first above, to the holders of the Class M-4 Certificates under clause second above, to the holders of the Class M-5 Certificates under clause third above and to the holders of the Class M-6 Certificates under clause fourth above, and (y) the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero;

sixth, to the holders of the Class M-8 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1, Class M-2 and Class M-3 Certificates under clause first above, to the holders of the Class M-4 Certificates under clause second above, to the holders of the Class M-5 Certificates under clause third above, to the holders of the Class M-6 Certificates under clause fourth above and to the holders of the Class M-7 Certificates under clause fifth above, and (y) the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero;

seventh, to the holders of the Class M-9 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1, Class M-2 and Class M-3 Certificates under clause first above, to the holders of the Class M-4 Certificates under clause second above, to the holders of the Class M-5 Certificates under clause third above, to the holders of the Class M-6 Certificates under clause fourth above, to the holders of the Class M-7 Certificates under clause fifth above and to the holders of the Class M-8 Certificates under clause sixth above, and (y) the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-9 Certificates has been reduced to zero; and

eighth, to the holders of the Class M-10 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1, Class M-2 and Class M-3 Certificates under clause first above, to the holders of the Class M-4 Certificates under clause second above, to the holders of the Class M-5 Certificates under clause third above, to the holders of the Class M-6 Certificates under clause fourth above, to the holders of the Class M-7 Certificates under clause fifth above, to the holders of the Class M-8 Certificates under clause sixth above and to the holders of the Class M-9 Certificates under clause seventh above, and (y) the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-10 Certificates has been reduced to zero.

The allocation of distributions in respect of principal to the Class A Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the Mortgage Loans evidenced by the Mezzanine Certificates. Increasing the respective percentage interest in the trust fund of the Mezzanine Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Mezzanine Certificates.

Notwithstanding the priority of distributions described in this section with respect to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, on any Distribution Date which occurs after the Certificate Principal Balances of the Mezzanine Certificates and Class CE Certificates have been reduced to zero distributions in respect of principal to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates will be made on a pro rata basis, based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the Mortgage Loans and other assets of the trust fund, while the Class A Certificates and Mezzanine Certificates are outstanding.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the Mortgage Loans.

Item	Fee or Expense	Paid To	Paid From	Frequency
Servicing Fee(1)	0.5000% per annum of the Scheduled Principal Balance of each Mortgage Loan	Servicer	Mortgage Loan interest collections	Monthly

Master Servicing Fee(2)	0.0040% per annum of the Scheduled Principal Balance of each Mortgage Loan	Master Servicer	Mortgage Loan interest collections	Monthly

Credit Risk Manager Fee(3)	0.0135% per annum of the Scheduled Principal Balance of each Mortgage Loan	Credit Risk Manager	Mortgage Loan interest collections	Monthly

Item	Fee or Expense	Paid To	Paid From	Frequency
P&I Advances and Servicing Advances	To the extent of funds available, the amount of any advances and servicing advances	Servicer or Master Servicer, as applicable
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan
Time to Time

Nonrecoverable Advances and Servicing Advances	The amount of any advances and servicing advances deemed nonrecoverable	Servicer or Master Servicer, as applicable	All collections on the Mortgage Loans	Time to Time

Reimbursement for certain expenses, costs and liabilities incurred by the Servicer, the Master Servicer, the Securities Administrator, the Sponsor or the Depositor in connection with any legal action relating to the pooling and servicing agreement or the certificates (4)
	The amount of the expenses, costs and liabilities incurred	Servicer, Master Servicer, Securities Administrator, Sponsor or Depositor, as applicable	All collections on the Mortgage Loans	Time to Time

Indemnification expenses	Amounts for which the Sponsor, the Servicer, the Master Servicer, the Securities Administrator and the Depositor are entitled to indemnification (5)	Servicer, Master Servicer, Securities Administrator Sponsor or Depositor, as applicable	All collections on the Mortgage Loans (or, in the case of the Servicer, the related Mortgage Loans)	Time to Time

Indemnification expenses	Amounts for which the Trustee or the Custodian is entitled to indemnification (6)	Trustee or the Custodian, as applicable	All collections on the Mortgage Loans	Time to Time

Item	Fee or Expense	Paid To	Paid From	Frequency
Reimbursement for any amounts payable by the Trustee or the Master Servicer for recording of assignments of mortgages to the extent not paid by the Servicer	The amounts paid by the Trustee or the Master Servicer	Trustee or the Master Servicer, as applicable	All collections on the Mortgage Loans	Time to Time

Reimbursement for costs associated with the transfer of servicing or master servicing in the event of termination of the Master Servicer or a defaulting Servicer
The amount of costs incurred by the Master Servicer or the Trustee in connection with the transfer of servicing to the Master Servicer or a successor servicer or by the Trustee in the event of termination the Master Servicer, to the extent not paid by the terminated Servicer or Master Servicer
		Trustee or Master Servicer, as applicable	All collections on the Mortgage Loans	Time to Time

Reimbursement for any expenses incurred by the Trustee or the Securities Administrator in connection with a tax audit of the trust	The amount incurred by the Trustee or the Securities Administrator in connection with a tax audit of the trust	Trustee and Securities Administrator	All collections on the Mortgage Loans	Time to Time

(1)	The servicing fee is paid on a first priority basis from collections allocable to interest on the Mortgage Loans, prior to distributions to the Certificateholders.
(2)	The master servicing fee is paid on a first priority basis from collections allocable to interest on the Mortgage Loans, prior to distributions to the Certificateholders.
(3)	The credit risk manager fee is paid on a first priority basis from collections allocable to interest on the Mortgage Loans, prior to distributions to the Certificateholders.
(4)	The Master Servicer pays trustee fees and ongoing custodial and safekeeping fees out of its compensation.
(5)	See “The Securities Administrator, The Master Servicer and The Custodian” in this free writing prospectus.
(6)	See “The Trustee“ in this free writing prospectus.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Class A Certificates consists of subordination, as described in this section, and overcollateralization, as described under “—Overcollateralization Provisions” in this free writing prospectus.

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this section, to the rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford holders of the Class A Certificates protection against Realized Losses.

The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by (i) the preferential right of the holders of the Class A Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, subject to available funds and (ii) if necessary, the right of the holders of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Subordinate Certificates.

In addition, (i) the rights of the holders of the Class M-1 Certificates will be senior to the rights of holders of the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE Certificates, (ii) the rights of the holders of the Class M-2 Certificates will be senior to the rights of the holders of the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE Certificates, (iii) the rights of the holders of the Class M-3 Certificates will be senior to the rights of the holders of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE Certificates, (iv) the rights of the holders of the Class M-4 Certificates will be senior to the rights of the holders of the Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE Certificates, (v) the rights of the holders of the Class M-5 Certificates will be senior to the rights of the holders of the Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE Certificates, (vi) the rights of the holders of the Class M-6 Certificates will be senior to the rights of the holders of the Class M-7, Class M-8, Class M-9, Class M-10 and Class CE Certificates, (vii) the rights of the holders of the Class M-7 Certificates will be senior to the rights of the holders of the Class M-8, Class M-9, Class M-10 and Class CE Certificates, (viii) the rights of the holders of the Class M-8 Certificates will be senior to the rights of the holders of the Class M-9, Class M-10 and Class CE Certificates, (ix) the rights of the holders of the Class M-9 Certificates will be senior to the rights of the holders of the Class M-10 Certificates and Class CE Certificates and (x) the rights of the holders of the Class M-10 Certificates will be senior to the rights of the holders of the Class CE Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior certificates of distributions in respect of interest and principal and to afford these holders protection against Realized Losses.

Overcollateralization Provisions

The weighted average Mortgage Rate for the Mortgage Loans, less the Administration Fee Rate and the amount, expressed as a per annum rate of any Net Swap Payments payable to the Swap Provider and any Swap Termination Payments payable to the Swap Provider not due to a Swap Provider Trigger Event, is expected to be higher than the weighted average of the Pass-Through Rates on the Class A Certificates and Mezzanine Certificates, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest distributions on the Class A Certificates and Mezzanine Certificates. Additional excess interest will be generated by the portion of the Mortgage Pool represented by the Overcollateralization Amount. The pooling and servicing agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on the related Distribution Date as an accelerated payment of principal on the class or classes of Class A Certificates and Mezzanine Certificates then entitled to receive distributions in respect of principal, but only to the limited extent described in this section.

With respect to any Distribution Date, any Net Monthly Excess Cashflow (or, in the case of clause first below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be paid as follows:

first, to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount for such Distribution Date, owed to such holders, to be paid as part of Principal Distribution Amount;

second, sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount equal to the Interest Carry Forward Amount allocable to each such class;

third, sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount equal to the Allocated Realized Loss Amount allocable to each such class;

fourth, concurrently to the holders of the Class A Certificates, in an amount equal to such certificates’ allocated share of any Prepayment Interest Shortfalls on the related Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the related Mortgage Loans;

fifth, sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount equal to each such certificates’ allocated share of any Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the Mortgage Loans;

sixth, to the reserve fund (the “Reserve Fund”) established in accordance with the terms of the pooling and servicing agreement, the amount by which the Net WAC Rate Carryover Amounts, if any, with respect to the Class A Certificates and Mezzanine Certificates exceeds the sum of any amounts received by the Securities Administrator with respect to the Cap Agreements since the prior Distribution Date and any amounts in the Reserve Fund that were not distributed on prior Distribution Dates;

seventh, to the Supplemental Interest Trust, an amount equal to any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;

eighth, to the holders of the Class P Certificates and Class CE Certificates as provided in the pooling and servicing agreement; provided, however, that the Certificate Principal Balance of the Class P Certificates will not be reduced until the Distribution Date following the expiration of the latest prepayment charge term with respect to the Mortgage Loans; and

ninth, to the holders of the Residual Certificates, any remaining amounts.

On each Distribution Date, the Securities Administrator will deposit all amounts received with respect to the Cap Agreements in the Reserve Fund. On each Distribution Date, after making the distributions required under “Interest Distributions on the Certificates”, “Principal Distributions on the Certificates” and after the distribution of the Net Monthly Excess Cashflow as described above, the Securities Administrator will withdraw from the Reserve Fund the amounts on deposit therein (which shall include any payments received under the Cap Agreements) and distribute such amounts to the Class A Certificates and the Mezzanine Certificates in respect of any Net WAC Rate Carryover Amounts due to each such class in the following manner and order of priority:

(A)           any amounts received by the Securities Administrator on account of the Group I Cap Agreement will be distributed to the holders of the Class A-1 Certificates in respect of the related Net WAC Rate Carryover Amount for such Distribution Date;

(B)           any amounts received by the Securities Administrator on account of the Group II Cap Agreement will be distributed concurrently to the holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates in respect of the related Net WAC Rate Carryover Amount for such Distribution Date, on a pro rata basis, based on the entitlement of each such class;

(C)           any remaining amounts received by the Securities Administrator on account of the Cap Agreements will be distributed sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in respect of the related Net WAC Rate Carryover Amount for each such class for such Distribution Date;

20.	any amounts deposited in the Reserve Fund from the Net Monthly Excess Cashflow will be distributed:

first, concurrently, (i) to the holders of the Class A-1 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date to the extent not paid pursuant to clause (A) above, and (ii) to the holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date to the extent not paid pursuant to clause (B) above, on a pro rata basis, based on the entitlement of each such class; and

second, sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in respect of the related Net WAC Rate Carryover Amount for each such class for such Distribution Date to the extent not paid pursuant to clause (C) above.

If, on any Distribution Date, the payments received by the Securities Administrator under the Cap Agreements exceed the amount of the Net WAC Rate Carryover Amounts payable to the Class A Certificates and Mezzanine Certificates for such Distribution Date, such excess will be distributed to the Class CE Certificates.

As of the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the sum of the aggregate Certificate Principal Balances of the Class A Certificates, Mezzanine Certificates and Class P Certificates by an amount equal to approximately $19,201,163 (subject to a permitted variance of plus or minus 10%), which is equal to the initial Certificate Principal Balance of the Class CE Certificates. This amount represents approximately 2.25% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, which is the initial amount of overcollateralization required to be provided by the Mortgage Pool under the pooling and servicing agreement. Under the pooling and servicing agreement, the Overcollateralization Amount is required to be maintained at the “Required Overcollateralization Amount.” In the event that Realized Losses are incurred on the Mortgage Loans, such Realized Losses may result in an overcollateralization deficiency since the Realized Losses will reduce the principal balance of the Mortgage Loans without a corresponding reduction to the aggregate Certificate Principal Balances of the Class A Certificates and the Mezzanine Certificates. In the event of an overcollateralization deficiency, the pooling and servicing agreement requires the payment from Net Monthly Excess Cashflow and any Net Swap Payments received from the Swap Provider in respect of the Interest Rate Swap Agreement, subject to available funds, of an amount equal to the overcollateralization deficiency, which shall constitute a principal distribution on the Class A Certificates and Mezzanine Certificates in reduction of the Certificate Principal Balances of the Class A Certificates and the Mezzanine Certificates. These payments have the effect of accelerating the amortization of the Class A Certificates and the Mezzanine Certificates relative to the amortization of the Mortgage Loans, and of increasing the Overcollateralization Amount.

On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralization Amount may be permitted to decrease (“step down”), to a level equal to a percentage ranging from 3.50% to 5.50% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor equal to the product (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event that the Required Overcollateralization Amount is permitted to step down on any Distribution Date, the pooling and servicing agreement provides that a portion of the principal which would otherwise be distributed to the holders of the Class A Certificates and Mezzanine Certificates on the related Distribution Date shall be distributed to the holders of the Class CE Certificates pursuant to the priorities set forth above.

With respect to each Distribution Date, the Overcollateralization Reduction Amount, after taking into account all other distributions to be made on the related Distribution Date, shall be distributed as Net Monthly Excess Cashflow pursuant to the priorities set forth above. This has the effect of decelerating the amortization of the Class A Certificates and Mezzanine Certificates relative to the amortization of the Mortgage Loans, and of reducing the Overcollateralization Amount. However, if on any Distribution Date a Trigger Event is in effect, the Required Overcollateralization Amount will not be permitted to step down on the related Distribution Date.

Allocation of Losses; Subordination

With respect to any defaulted Mortgage Loan that is finally liquidated through foreclosure sale or disposition of the related Mortgaged Property (if acquired on behalf of the certificateholders by deed in lieu of foreclosure or otherwise), the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which the related Mortgage Loan was finally liquidated or charged-off, after application of all amounts recovered (net of amounts reimbursable to the Servicer or the Master Servicer for P&I Advances, servicing advances and other related expenses, including attorneys’ fees) towards interest and principal owing on the Mortgage Loan. The amount of loss realized and any Bankruptcy Losses are referred to in this free writing prospectus as “Realized Losses.” In the event that amounts recovered in connection with the final liquidation of a defaulted Mortgage Loan are insufficient to reimburse the Servicer or the Master Servicer for P&I Advances, servicing advances and unpaid servicing fees, these amounts may be reimbursed to the Servicer or the Master Servicer out of any funds in the collection account prior to any remittance to the Securities Administrator of funds for distribution on the certificates. In addition, to the extent the Servicer receives Subsequent Recoveries with respect to any defaulted Mortgage Loan, the amount of the Realized Loss with respect to that defaulted Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any class of Certificates on any Distribution Date.

Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date: first, to Net Monthly Excess Cashflow and to Net Swap Payments received from the Swap Provider under the Interest Rate Swap Agreement for that purpose, second, to the Class CE Certificates, third, to the Class M-10 Certificates until the Certificate Principal Balance of the Class M-10 Certificates has been reduced to zero, fourth, to the Class M-9 Certificates until the Certificate Principal Balance of the Class M-9 Certificates has been reduced to zero, fifth, to the Class M-8 Certificates until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero, sixth, to the Class M-7 Certificates until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero, seventh, to the Class M-6 Certificates until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero, eighth, to the Class M-5 Certificates until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero, ninth, to the Class M-4 Certificates until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero, tenth, to the Class M-3 Certificates until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero, eleventh, to the Class M-2 Certificates until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero and twelfth, to the Class M-1 Certificates until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero.

The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class A Certificates or Class P Certificates. Investors in the Class A Certificates should note that although Realized Losses cannot be allocated to the Class A Certificates, under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans to pay the Class A Certificates all interest and principal amounts to which they are then entitled.

Except as described below, once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such certificates will no longer accrue interest, and such amounts will not be reinstated thereafter (except in the case of Subsequent Recoveries as described below). However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow and from amounts received by the Securities Administrator under the Interest Rate Swap Agreement, according to the priorities set forth under “—Overcollateralization Provisions” and “—The Interest Rate Swap Agreement” above.

Any allocation of a Realized Loss to a Mezzanine Certificate will be made by reducing the Certificate Principal Balance of that certificate by the amount so allocated as of the Distribution Date in the month following the calendar month in which the Realized Loss was incurred. Notwithstanding anything to the contrary described in this free writing prospectus, in no event will the Certificate Principal Balance of any Mezzanine Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from Net Monthly Excess Cashflow and from amounts on deposit in the Supplemental Interest Trust.

A “Bankruptcy Loss” is a Deficient Valuation or a Debt Service Reduction. With respect to any Mortgage Loan, a “Deficient Valuation” is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A “Debt Service Reduction” is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

In the event that the Servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be distributed as part of the Available Distribution Amount in accordance with the priorities described under “Description of the Certificates” in this free writing prospectus and the Certificate Principal Balance of each class of Mezzanine Certificates that has been reduced by the allocation of a Realized Loss to such certificate will be increased, in order of seniority, by the amount of such Subsequent Recoveries but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of such certificate, and only to the extent that such certificate has not been reimbursed for the amount of such Realized Loss (or any portion thereof) allocated to such certificate from Net Monthly Excess Cashflow as described under “Description of the Certificates—Overcollateralization Provisions” and from amounts on deposit in the Supplemental Interest Trust as described under “Description of the Certificates—The Interest Rate Swap Agreement” in this free writing prospectus. Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator will make available to each certificateholder and the Depositor a statement generally setting forth, among other information:

1.           the applicable Interest Accrual Periods and general Distribution Dates;

2.           with respect to each loan group, the total cash flows received and the general sources thereof;

3.           the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4.           with respect to each loan group, the amount of the related distribution to holders of the Class A Certificates and Mezzanine Certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Overcollateralization Increase Amount included therein;

5.           with respect to each loan group, the amount of such distribution to holders of the Class A Certificates and Mezzanine Certificates (by class) allocable to interest and the portion thereof, if any, provided by the Interest Rate Swap Agreement in the aggregate;

6.           with respect to each loan group, the Interest Carry Forward Amounts and any Net WAC Rate Carryover Amounts for the related Class A Certificates and Mezzanine Certificates (if any);

7.           with respect to each loan group, the Certificate Principal Balance of the related Class A Certificates and Mezzanine Certificates before and after giving effect to the distribution of principal and allocation of Allocated Realized Loss Amounts on such distribution date;

8.           with respect to each loan group, the number and Scheduled Principal Balance of all the Mortgage Loans for the following Distribution Date;

9.           the Pass-Through Rate for each class of Class A Certificates and Mezzanine Certificates for such Distribution Date;

10.           with respect to each loan group, the aggregate amount of advances included in the distributions on the Distribution Date (including the general purpose of such advances);

11.           with respect to each loan group, the number and aggregate principal balance of any Mortgage Loans (not including any Liquidated Mortgage Loans as of the end of the Prepayment Period) that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) using the “OTS” method (1) one scheduled payment is delinquent, (2) two scheduled payments are delinquent, (3) three scheduled payments are delinquent and (4) foreclosure proceedings have been commenced, and loss information for the period;

12.           with respect to each loan group, the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

13.           with respect to each loan group and any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and Scheduled Principal Balance of, and Realized Loss on, such Mortgage Loan as of the end of the related Prepayment Period;

14.           with respect to each loan group, whether the Stepdown Date has occurred and whether a Trigger Event is in effect;

15.           with respect to each loan group, the total number and principal balance of any real estate owned, or REO, properties as of the end of the related Prepayment Period;

16.           with respect to each loan group, the cumulative Realized Losses through the end of the preceding month;

17.           with respect to each loan group, the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans in such loan group that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Scheduled Principal Balances of all of the Mortgage Loans in such loan group;

18.           with respect to each loan group, the amount of the Prepayment Charges remitted by the Servicer;

19.           the amount of any cap payments payable to the trust by the Cap Provider; and

20.           the amount of any Net Swap Payment payable to the trust, any related Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the trust and any related Swap Termination Payment payable to the Swap Provider.
On each Distribution Date, the Securities Administrator will make the monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Securities Administrator’s internet website. Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports in each case, as prepared and filed by the Securities Administrator with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the Securities Administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon written request, prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

STATIC POOL INFORMATION

Static pool information material to this offering may be found at http://regab.db.com.

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

ISSUING ENTITY

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1 is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement between the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee, dated as of January 1, 2007 (the “Pooling and Servicing Agreement”). The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1 will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates, (iii) making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of holders of Certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “Description of the Agreements — Amendment” in the prospectus.

The assets of the ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1 will consist of the Mortgage Loans and certain related assets.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM1’s fiscal year end is December 31.

THE DEPOSITOR

ACE Securities Corp., the Depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the Depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The Depositor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1999. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $30 billion.

After issuance and registration of the securities contemplated in this free writing prospectus, the Depositor will have no duties or responsibilities with respect to the pool assets or securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Pooling and Servicing Agreement.

All of the shares of capital stock of the Depositor are held by Altamont Holdings Corp., a Delaware corporation.

THE SPONSOR

DB Structured Products, Inc. is the Sponsor. The Sponsor was incorporated in the State of Delaware on February 4, 1970 under the name “Sharps Pixley Incorporated”. The name of the Sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc. The Sponsor maintains its principal office at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

Through September 30, 2006, the Sponsor has purchased over $25 billion in residential mortgage loans. This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans.

The Sponsor has been securitizing residential mortgage loans since 2004. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2004		December 31, 2005		September 30, 2006
Loan Type	Number	Total Portfolio of Loans ($)	Number	Total Portfolio of Loans ($)	Number	Total Portfolio of Loans ($)
Alt-A ARM	----	----	3,466	1,088,327,305	12,139	3,702,747,571
Alt-A/Alt-B Fixed	----	----	17,892	3,361,707,721	14,182	2,855,024,224
Alt-A Mixed	----	----	----	----	3,602	947,810,575
Prime ARM	3,612	1,096,433,033	----	----	----	----
Prime Fixed	5,275	986,186,740	----	----	----	----
Scratch & Dent/Reperf	1,376	135,671,795	4,913	500,710,103	1,807	315,271,319
Seconds	----	----	5,227	258,281,341	36,822	2,082,515,320
SubPrime	31,174	5,481,240,453	71,747	13,066,859,416	76,110	14,071,814,009
Seasoned	----	----	1,827	165,210,069	----	----
TOTAL:	41,437	7,699,532,021	105,072	18,441,095,955	144,662	23,975,183,018

SERVICING OF THE MORTGAGE LOANS

General

Primary servicing of the Mortgage Loans will be provided by Countrywide Home Loans Servicing LP. Countrywide Home Loans Servicing LP will service the Mortgage Loans in accordance with the Pooling and Servicing Agreement. The Master Servicer will be required to monitor Countrywide Home Loans Servicing LP performance under the Pooling and Servicing Agreement. In the event of a default by Countrywide Home Loans Servicing LP under the Pooling and Servicing Agreement, the Master Servicer shall enforce any remedies against Countrywide Home Loans Servicing LP.

The information set forth in the following paragraphs has been provided by Countrywide Home Loans Servicing LP.

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc. (“Countrywide Home Loans”). Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by CWABS, Inc. or CWMBS, Inc. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Countrywide Home Loans has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide Home Loans does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide Home Loans has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage Association seller/servicer. Except as otherwise indicated, reference in the remainder of this section to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and September 30, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,244.311 billion, respectively, substantially all of which were being serviced for unaffiliated persons. As of December 31, 2005, and September 30, 2006, Countrywide Home Loans provided servicing for subprime first and second lien mortgage loans (excluding mortgage loans being subserviced by Countrywide Home Loans) with an aggregate principal balance of approximately $121.734 billion and $118.908 billion, respectively.

Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a) collecting, aggregating and remitting mortgage loan payments;

(b) accounting for principal and interest;
(c) holding escrow (impound) funds for payment of taxes and insurance;

(d) making inspections as required of the mortgaged properties;

(e) preparation of tax related information in connection with the mortgage loans;

(f) supervision of delinquent mortgage loans;

(g) loss mitigation efforts;

(h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i) generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate is provided by Countrywide Servicing to the borrower with these statements.

Collection Procedures

When a borrower fails to make a payment on a subprime Mortgage Loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the borrower. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures for subprime Mortgage Loans, Countrywide Servicing generally mails to the borrower a notice of intent to foreclose after the loan becomes 31 days past due (two payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Subprime Mortgage Loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If the mortgaged property was subject to a senior lien, Countrywide Servicing will either directly manage the foreclosure sale of the property and satisfy the lien at the time of sale or take other action deemed necessary to protect the interest in the mortgaged property. After foreclosure, if the mortgaged property securing a second lien subprime mortgage loan is also securing a first lien mortgage loan, Countrywide Servicing may liquidate the mortgaged property and charge off the second lien subprime mortgage loan balance that was not recovered through liquidation proceeds. If, in the judgment of Countrywide Servicing, the cost of maintaining or purchasing the senior lien mortgage loan exceeds the economic benefit of such action, Countrywide Servicing will generally charge off the entire second lien subprime mortgage loan and may seek a money judgment against the borrower. If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Home Loans. Generally, Countrywide Servicing will charge off the entire second lien subprime mortgage loan when the related mortgaged property is liquidated, unless Countrywide Servicing has determined that liquidation proceeds in respect of such mortgaged property, which have not been received by that date, may be received by Countrywide Servicing subsequently.

Servicing and charge-off policies and collection practices with respect to subprime Mortgage Loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

Servicing and Other Compensation and Payment of Expenses

The Servicer will provide customary servicing functions with respect to the Mortgage Loans. Among other things, the Servicer is obligated under some circumstances to make P&I Advances with respect to the Mortgage Loans. In managing the liquidation of defaulted Mortgage Loans, the Servicer will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted Mortgage Loans and REO properties as described in the Pooling and Servicing Agreement.

The principal compensation to be paid to the Servicer in respect of the servicing activities performed by the Servicer will be a servicing fee (the “Servicing Fee”) calculated at a per annum rate (the “Servicing Fee Rate”) equal to 0.50% with respect to each Mortgage Loan on the Scheduled Principal Balance of each such Mortgage Loan. As additional servicing compensation, the Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, extension fees, non-sufficient funds fees, late payment charges and other ancillary fees and charges in respect of the Mortgage Loans (with the exception of Prepayment Charges, which will be distributed to the holders of the Class P Certificates), to the extent collected from mortgagors, together with any interest or other income earned on funds held in the collection account and any related escrow account.

The Servicer is entitled to retain any Prepayment Interest Excess (as defined in the Pooling and Servicing Agreement) with respect to the Mortgage Loans. The Servicer is obligated to pay insurance premiums and other ongoing expenses associated with the related Mortgage Loans in connection with its responsibilities under the Pooling and Servicing Agreement and is entitled to reimbursement for these expenses as provided in the Pooling and Servicing Agreement. See “Description of the Agreements-Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements-Retained Interest, Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the Servicer.

Payments on Mortgage Loans; Deposits to Collection Account

The Servicer will establish and maintain or cause to be maintained a separate trust account (the “Collection Account”) for the benefit of the certificateholders. The Collection Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement). Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fees or other servicing compensation, reimbursement for P&I Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited by the Servicer may be invested in Permitted Investments maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be remitted to the Securities Administrator. All investment income on funds in the Collection Account shall be for the benefit of the Servicer.

Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the certificateholders will be considered a Permitted Investment:

(i)           obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)            general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii)            commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency rating such paper, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iv)            certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(v)            guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(vi)            repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vii)            securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(viii)            interests in any money market fund (including any such fund managed or advised by the trustee or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(ix)            short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Trustee or the Master Servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(x)            such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency.

Prepayment Interest Shortfalls and Compensating Interest

When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Servicemembers Civil Relief Act (the “Relief Act”) and similar state or local laws to any Mortgage Loan could adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on such Mortgage Loans. The Servicer is obligated to pay from its own funds only those interest shortfalls attributable to voluntary principal prepayments in full by the mortgagors on the Mortgage Loans received from the 16th day of the month prior to the month of the related Distribution Date to the last day of such prior month; provided, however that the obligation of the Servicer to remit the amount of any shortfall in interest resulting from a principal prepayment in full on a Mortgage Loan shall be limited to the aggregate Servicing Fee (as defined in this free writing prospectus) payable to the Servicer for the related Due Period. The Servicer will not remit any shortfalls in interest attributable to the application of the Relief Act or any similar state or local laws. Any interest shortfalls attributable to voluntary principal prepayments required to be funded but not funded by the Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the master servicing compensation payable to the Master Servicer for the applicable Distribution Date. Accordingly, the effect of interest shortfalls resulting from principal prepayments in full or in part on the Mortgage Loans (each, a “Prepayment Interest Shortfall”) to the extent that they exceed any payments by the Master Servicer or the Servicer (“Compensating Interest”) or any shortfalls resulting from the application of the Relief Act or similar state or local laws, will be to reduce the aggregate amount of interest collected that is available for distribution to certificateholders. Any such shortfalls will be allocated among the certificates as provided under “Description of the Certificates—Interest Distributions on the Certificates” and “— Overcollateralization Provisions” in this free writing prospectus. See “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus.

P&I Advances

Subject to the limitations set forth in the following paragraph, the Servicer will be obligated to advance or cause to be advanced on or before each Servicer Remittance Date its own funds, or funds in the Collection Account that are not included in the Available Distribution Amount for the Distribution Date. The amount of the related advance will be equal to the aggregate of all scheduled payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the related Mortgage Loans and that were delinquent on the related Determination Date, plus amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (net of the Servicing Fees). These advances are referred to in this free writing prospectus as “P&I Advances”.

P&I Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds on the related Mortgage Loan. The purpose of making the P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on any Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act or similar state or local laws. All P&I Advances will be reimbursable to the Servicer or the Master Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any Mortgage Loan that are deemed by the Servicer or the Master Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer or the Master Servicer out of any funds in the collection account prior to the distributions on the certificates. In the event that the Servicer fails in its obligation to make any required P&I Advance, a successor servicer will be obligated to make the P&I Advance on the Distribution Date for which the Servicer was required to make such P&I Advance, to the extent required in the Pooling and Servicing Agreement.

In the event that a Balloon Loan is not paid in full on its maturity date, the Servicer will also be obligated to make advances with respect to the assumed monthly payments that would have been due on such Balloon Loan based upon the original amortization schedule for the loan, unless the Servicer determines that the advance would not be recoverable. In no event will the Servicer be obligated to advance the balloon payment due on any Balloon Loan.

Upon an Event of Default by the Servicer under the Pooling and Servicing Agreement, the Master Servicer may terminate the Servicer and appoint a successor servicer. Such successor servicer must meet the requirements for successor servicers under the Pooling and Servicing Agreement (including receipt of confirmation from each Rating Agency that the appointment of such successor servicer would not lead to a qualification, downgrade or withdrawal of the ratings then assigned to the Offered Certificates in accordance with the terms and conditions of the Pooling and Servicing Agreement).

The Pooling and Servicing Agreement also provides that the Servicer may enter into a facility with any person which provides that such person may fund P&I Advances or servicing advances, although no such facility shall reduce or otherwise affect the obligations of the Servicer to fund such P&I Advances or servicing advances. Any P&I Advances or servicing advances funded by an advancing person will be reimbursed to the advancing person in the same manner as reimbursements would be made to the Servicer. The Pooling and Servicing Agreement also provides that the Servicer may pledge its servicing rights under the Pooling and Servicing Agreement to one or more lenders.

Modifications

In instances in which a Mortgage Loan is in default or if default is reasonably foreseeable, and if determined by the Servicer to be in the best interest of the certificateholders, the Servicer may permit servicing modifications of the Mortgage Loan rather than proceeding with foreclosure. However, the Servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following: any amounts added to the principal balance of the Mortgage Loan, or capitalized amounts added to the Mortgage Loan, will be required to be fully amortized over the remaining term, or the extended term, of the Mortgage Loan; all capitalizations are to be implemented in accordance with the Servicer’s standards and may be implemented only by the Servicer for that purpose; the final maturity of any Mortgage Loan will not be extended beyond the Assumed Final Distribution Date; and no servicing modification with respect to a Mortgage Loan will have the effect of reducing the Mortgage Rate below one half of the Mortgage Rate as in effect on the Cut off Date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all Mortgage Loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, but this limit may increase from time to time with the consent of the Rating Agencies.

Any advances made on any Mortgage Loan will be reduced to reflect any related servicing modifications previously made. The Mortgage Rate and net Mortgage Rate as to any Mortgage Loan will be deemed not reduced by any servicing modification, so that the calculation of the Interest Distribution Amount (as defined in this free writing prospectus) payable on the Class A Certificates and Mezzanine Certificates will not be affected by the servicing modification.

Evidence as to Compliance

The Pooling and Servicing Agreement will provide that each year on or before the date set forth in the Pooling and Servicing Agreement, beginning with the first year after the year in which the Cut-off Date occurs, each party responsible for the servicing function will provide to the Depositor, the Master Servicer and the Securities Administrator a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Pooling and Servicing Agreement will also provide for delivery to the Master Servicer, the Securities Administrator and the Depositor, each year on or before the date set forth in the Pooling and Servicing Agreement, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the Servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the Master Servicer at the address of the Master Servicer set forth under “The Securities Administrator, the Master Servicer and the Custodian” in this free writing prospectus. These items will be filed with the Issuing Entity’s annual report on Form 10-K, to the extent required under Regulation AB.

THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE CUSTODIAN

Wells Fargo Bank, National Association

General

The information set forth in the following five paragraphs has been provided by Wells Fargo Bank, National Association.

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as Securities Administrator, Master Servicer and the Custodian under the Pooling and Servicing Agreement and the custodial agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, 23+ million customers and 167,000+ employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Securities Administrator. Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,370,000,000 of outstanding residential mortgage-backed securities.

Master Servicer. Wells Fargo Bank acts as Master Servicer pursuant to the Pooling and Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicer under the terms of the Pooling and Servicing Agreement. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the Servicer. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the Pooling and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust and against the defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,805,000,000.

Custodian. Wells Fargo Bank is acting as the custodian of the mortgage loan files pursuant to a custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the related mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

All of the mortgage loan files will be held by Wells Fargo Bank pursuant to a custodial agreement to be entered into among HSBC Bank USA, National Association, as Trustee, Wells Fargo Bank, as custodian and the Servicer.

Master Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the certificates will be a master servicing fee equal to one-twelfth of the product of 0.0040% multiplied by the Scheduled Principal Balance of the Mortgage Loans as of the Due Date in the preceding calendar month. In addition, the Master Servicer will be entitled to any interest or other income earned on funds held in the Distribution Account.

In the event that the Servicer fails to pay the amount of any Prepayment Interest Shortfall required to be paid on any Distribution Date, the Master Servicer shall pay such amount up to the master servicing compensation payable to the Master Servicer on such Distribution Date.

The Distribution Account

The Securities Administrator will establish an account (the “Distribution Account”) into which will be deposited amounts remitted to it by the Servicer for distribution to certificateholders on a Distribution Date and payment of certain fees and expenses of the trust. The Distribution Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement). Amounts on deposit therein may be invested in Permitted Investments (as defined under “Servicing of the Mortgage Loans -- Payments on Mortgage Loans; Deposits to Collection Account” in this free writing prospectus) maturing on or before the Business Day prior to the related Distribution Date unless such Permitted Investments are invested in investments managed or advised by the Securities Administrator or an affiliate thereof, in which case such Permitted investments may mature on the related Distribution Date.

Transfer of Master Servicing

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under the Pooling and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the Master Servicer under the Pooling and Servicing Agreement (a) shall have a net worth of not less than $25,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (b) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as Master Servicer under the Pooling and Servicing Agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an officer’s certificate and an opinion of independent counsel, each stating that all conditions precedent to such action under the Pooling and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

Indemnification

The Master Servicer and any director, officer, employee or agent of the Master Servicer will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

The Securities Administrator and any director, officer, employee or agent of the Securities Administrator will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

The Custodian and any director, officer, employee or agent of the Custodian will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Custodial Agreement.

THE TRUSTEE

HSBC Bank USA, National Association will be the Trustee under the Pooling and Servicing Agreement. The Depositor and the Master Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee’s corporate trust office is located at 452 Fifth Avenue, New York, New York 10018, Attention: CTLA - Structured Finance/ACE 2007-WM1 or at such other address as the Trustee may designate from time to time.

HSBC Bank USA, National Association, has been, and currently is, serving as trustee for numerous securities transactions involving similar pool assets to those found in this transaction.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the Trustee, including the following:

1.
Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to the Pooling and Servicing Agreement, the Trustee (or the Custodian) shall examine them to determine whether they are in the required form; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2.
The Trustee shall promptly remit to the Servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the Trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided than any such notice (i) is delivered to the Trustee at its Corporate Trust Office, (ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property (as defined in the Pooling and Servicing Agreement). The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

3.
Except for those actions that the Trustee is required to take under the Pooling and Servicing Agreement, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

Without limiting the generality of the foregoing, if an Event of Default shall occur, the Trustee shall, at the direction of at least 51% of the Voting Rights, by notice in writing to the Master Servicer and to the Depositor, with a copy to each Rating Agency, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under the Pooling and Servicing Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise including, without limitation, the compensation payable to the Master Servicer under the Pooling and Servicing Agreement, shall pass to and be vested in the Trustee, and, without limitation, the Trustee shall be authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Notwithstanding the foregoing, The Trustee may, if is shall be unwilling to so to act, or shall, if it is legally unable to act, appoint, or petition a court of competent jurisdiction to appoint, a successor master servicer in accordance with the terms of the Pooling and Servicing Agreement.

To the extent that the costs and expenses of the Trustee related to the termination of the Master Servicer, appointment of a successor master servicer or the transfer and assumption of the master servicing by the Trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Master Servicer as a result of an Event of Default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to master service the Mortgage Loans in accordance with the Pooling and Servicing Agreement) are not fully and timely reimbursed by the terminated master servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

For further discussion of the duties of the Trustee, please see “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Duties of the Trustee” in the prospectus.

The Master Servicer will pay the Trustee the trustee’s fee in respect of its obligations under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the trust and will be held harmless against any loss, liability, expense or cost including, without limitation, attorneys fees and expenses (not including expenses and disbursements incurred or made by the Trustee in the ordinary course of the Trustee’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the Trustee in connection with any pending or threatened legal action or arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreement, other than any loss, liability or expense (i) resulting from a breach of the obligations and duties of the Servicer under the Pooling and Servicing Agreement (for which the Trustee receives indemnity from the Servicer) or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreement or by reason of reckless disregard, of the Trustee’s obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreement.

The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of the circumstances, the Depositor will be obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of the certificates evidencing not less a majority of the voting rights in the trust fund. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the Trustee resigns or is removed by the Depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the Distribution Account. If the Trustee is removed by holders of certificates, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

THE CREDIT RISK MANAGER

Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company), as credit risk manager for the trust (the “Credit Risk Manager”) will monitor the performance of the Servicer and/or Master Servicer, and make recommendations to the Servicer and/or Master Servicer regarding certain delinquent and defaulted Mortgage Loans and will report to the Depositor on the performance of the Mortgage Loans, pursuant to a Credit Risk Management Agreement to be entered into by the Credit Risk Manager and the Servicer and/or Master Servicer on or prior to the Closing Date. The Credit Risk Manager will rely upon mortgage loan data that is provided to it by the Servicer and/or Master Servicer in performing its advisory and monitoring functions. The Credit Risk Manager will be entitled to receive a “Credit Risk Manager’s Fee” until the termination of the trust or until its removal by a vote of at least 66 2/3% of the Certificateholders. Such fee will be paid by the trust and will be equal to one-twelfth of the product of 0.0135% multiplied by the then current aggregate principal balance of the Mortgage Loans.

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued under the Pooling and Servicing Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission (“SEC”) following the initial issuance of the certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds of the Mortgage Loans; (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties; (iv) the rights of the Trustee under all insurance policies required to be maintained under the Pooling and Servicing Agreement; (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement; (vi) the Reserve Fund and any amounts on deposit in the Reserve Fund from time to time and any proceeds thereof; (vii) the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider under the Interest Rate Swap Agreement; and (viii) payments made pursuant to the Cap Agreements. For the avoidance of doubt, the trust fund does not include the Supplemental Interest Trust. Reference is made to the prospectus for important information in addition to that set forth in this free writing prospectus regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The Depositor will provide to a prospective or actual certificate holder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, mortgage, assignment of mortgage in recordable form in blank and other related documents (collectively, the “Related Documents”), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The Trustee, concurrently with such transfer, will deliver the certificates to the Depositor. Each Mortgage Loan transferred to the trust will be identified on a schedule (the “Mortgage Loan Schedule”) delivered to the Trustee and the Servicer pursuant to the Pooling and Servicing Agreement. The Mortgage Loan Schedule will include information such as the principal balance of each Mortgage Loan as of the Cut-off Date, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

The Pooling and Servicing Agreement will require that, prior to the Closing Date, the Depositor will deliver or cause to be delivered to the Trustee (or the Custodian, as the Trustee’s agent for such purpose) the mortgage notes endorsed in blank and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit. The assignments of mortgage are generally required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records, except (i) in states as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the Trustee’s interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Sponsor, or (ii) with respect to any Mortgage Loan electronically registered through the Mortgage Electronic Registration Systems, Inc.

On or prior to the Closing Date, the Trustee or the Custodian on its behalf will review the Mortgage Loans and the Related Documents pursuant to the Custodial Agreement and, if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Sponsor by the Trustee or the Servicer, the Sponsor will be obligated either to (i) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Code; or (ii) purchase such Mortgage Loan at a price (the “Purchase Price”) equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unpaid Servicing Fees or unreimbursed P&I Advances and servicing advances made by the Servicer plus all unreimbursed costs and damages incurred by the trust and the Trustee in connection with any violation by any such Mortgage Loan of any predatory or abusive lending law. The Purchase Price will be required to be remitted to the Servicer for deposit in the Collection Account for remittance to the Securities Administrator prior to the next succeeding Distribution Date after such obligation arises. The obligation of the Sponsor to repurchase or substitute for a Deleted Mortgage Loan (as defined in this free writing prospectus) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the certificateholders.

In connection with the substitution of a Qualified Substitute Mortgage Loan, the Sponsor will be required to remit to the Servicer for deposit in the Collection Account for remittance to the Securities Administrator prior to the next succeeding Distribution Date after such obligation arises an amount (the “Substitution Shortfall Amount”) equal to the excess of the principal balance of the related Deleted Mortgage Loan over the principal balance of such Qualified Substitute Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a mortgage loan substituted for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the principal balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) if such mortgage loan is an adjustable-rate mortgage loan, have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective rate for the Deleted Mortgage Loan and have a Gross Margin equal to or greater than the Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vii) be of the same or better credit quality as the Mortgage Loan being replaced; (viii) have the same lien priority on the related mortgaged property as the Mortgage Loan being replaced and (ix) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

The Sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan. In addition, the Sponsor will represent and warrant, as of the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Sponsor has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws including, but not limited to, predatory lending laws; (iii) the Mortgage Loans are not subject to the requirements of the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is classified and/or defined as a “high cost”, “covered” or “predatory” loan under any other federal, state or local law or ordinance or regulation including, but not limited to, the States of Georgia, Arkansas, Kentucky, New Jersey, New Mexico, Indiana or Illinois; and (iv) no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and Related Documents, the Sponsor will have a period of 90 days after the earlier of discovery or receipt of written notice of the breach to effect a cure; provided, however that any breach of the representations and warranties set forth in clauses (ii), (iii) or (iv) above (or certain other representations and warranties made by the Sponsor with respect to any Group I Mortgage Loan), shall be deemed to materially and adversely affect the interests of the certificateholders in the related Group I Mortgage Loan. If the breach cannot be cured within the 90-day period, the Sponsor will be obligated to (i) substitute for such Deleted Mortgage Loan a Qualified Substitute Mortgage Loan or (ii) purchase such Deleted Mortgage Loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the certificateholders. The Depositor will file the mortgage loan purchase agreement as an exhibit to the Pooling and Servicing Agreement with the Securities and Exchange Commission in a Current Report on Form 8-K.

Mortgage Loans required to be transferred to the Sponsor as described in the preceding paragraphs are referred to as “Deleted Mortgage Loans.”

Events of Default

Upon the occurrence of events of default described under “Description of the Agreements-Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements-Events of Default under the Agreement” and “-Rights Upon Events of Default under the Agreements” in the prospectus, the Servicer may be removed as the servicer of the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement. As further described in, and in accordance with the provisions of, the Pooling and Servicing Agreement upon the removal of the Servicer after the occurrence of an Event of Default, a successor to the Servicer (which may be the Master Servicer) will become the successor to the Servicer under the Pooling and Servicing Agreement subject to certain conditions (including receipt of confirmation from each Rating Agency that the appointment of such successor servicer would not lead to a qualification, downgrade or withdrawal of the ratings then assigned to the Offered Certificates in accordance with the terms and conditions of the Pooling and Servicing Agreement). See “Description of the Agreements-Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements-Events of Default under the Agreement” and “-Rights Upon Events of Default under the Agreements” in the prospectus.

Voting Rights

At all times, 98% of all voting rights will be allocated among the holders of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates, 1% of all voting rights will be allocated to the holders of the Class P Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates and 1% of all voting rights will be allocated to the holders of the Residual Certificates. The initial owner of the Residual Certificates is Deutsche Bank Securities Inc.

Termination

The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the certificates are described in “Description of the Securities-Termination” in the prospectus. The Master Servicer will have the right to purchase all remaining Mortgage Loans on a servicing retained basis and any properties acquired in respect thereof and thereby effect early retirement of the certificates on any Distribution Date following the Due Period during which the aggregate principal balance of the Mortgage Loans and properties acquired in respect thereof remaining in the trust fund at the time of purchase has been reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event the Master Servicer exercises its option, the purchase price payable in connection with the option will be equal to par with respect to the Mortgage Loans and the fair market value of all properties acquired by the trust in respect of any Mortgage Loans, plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which the repurchase price is distributed, together with (to the extent not covered by the foregoing) all amounts due and owing to the Trustee, the Servicer, the Master Servicer, the Securities Administrator and the Swap Provider as of the termination date and pursuant to the Pooling and Servicing Agreement and the Interest Rate Swap Agreement. In the event the Master Servicer exercises this option, the portion of the purchase price allocable to the Class A Certificates and Mezzanine Certificates will be, to the extent of available funds, (i) 100% of the then outstanding Certificate Principal Balance of the Class A Certificates and Mezzanine Certificates, plus (ii) one month’s interest on the then outstanding Certificate Principal Balance of the Class A Certificates and Mezzanine Certificates at the then applicable Pass-Through Rate for each such class, plus (iii) any previously accrued but unpaid interest thereon to which the holders of the Class A Certificates and Mezzanine Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts. The holders of the Residual Certificates shall pledge any amount received in a termination in excess of par to the holders of the Class CE Certificates. In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Pooling and Servicing Agreement. See “Description of the Securities-Termination” in the prospectus.

The Securities Administrator shall give notice of any termination to the Certificateholders, upon which the Certificateholders shall surrender their Certificates to the Securities Administrator for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator therein specified.

In the event such notice is given in connection with the purchase of all of the Mortgage Loans by the Master Servicer, the Master Servicer shall deliver to the Securities Administrator for deposit in the Distribution Account not later than the Business Day prior to the Distribution Date on which the final distribution on the certificates an amount in immediately available funds equal to the above-described Termination Price. The Securities Administrator shall remit to the Servicer, the Master Servicer, the Trustee and the Custodian from such funds deposited in the Distribution Account (i) any amounts which the Servicer would be permitted to withdraw and retain from the Collection Account as if such funds had been deposited therein (including all unpaid Servicing Fees, Master Servicing Fees and all outstanding P&I Advances and Servicing Advances) and (ii) any other amounts otherwise payable by the Securities Administrator to the Master Servicer, the Trustee, the Custodian, the Servicer and the Swap Provider from amounts on deposit in the Distribution Account or Collection Account pursuant to the terms of the Pooling and Servicing Agreement prior to making any final distributions. Upon certification to the Trustee by the Securities Administrator of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Master Servicer the Mortgage Files for the remaining Mortgage Loans, and Trustee shall execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one (1) year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) on the final Distribution Date for final payment thereof. Any such amounts held in trust by the Securities Administrator shall be held uninvested in an Eligible Account.

In the event that the Master Servicer purchases all the Mortgage Loans and any properties acquired in respect thereof or the final payment on or other liquidation of the last Mortgage Loan, the Trust Fund shall be terminated in accordance with the following additional requirements:

(i)           The Securities Administrator shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an opinion of counsel obtained by and at the expense of the Master Servicer;

(ii)           During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer for cash; and

(iii)           At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

At the expense of the Master Servicer (or, if the Trust Fund is being terminated as a result of the Last Scheduled Distribution Date, at the expense of the Trust Fund), the Master Servicer shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC.

By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Securities Administrator to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Thacher Proffitt & Wood llp, counsel to the Depositor, assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each of the REMICs established under the Pooling and Servicing Agreement will qualify as a REMIC under the Code.

For federal income tax purposes (i) the Residual Certificates will represent the “residual interests” in each REMIC elected by the trust and (ii) the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates (exclusive of any right of the holder of such certificates to receive payments from or any obligation to make payments to the Reserve Fund in respect of Net WAC Rate Carryover Amounts or the Supplemental Interest Trust) and the Class P Certificates will represent the “regular interests” in, and will be treated as debt instruments of, a REMIC. See “Material Federal Income Tax Considerations-REMICs” in the prospectus.

For federal income tax purposes, certain classes of Offered Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the adjustable-rate Mortgage Loans will prepay at a rate equal to 100% PPC (calculated based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this free writing prospectus) and the fixed-rate Mortgage Loans will prepay at a rate equal to 100% PPC calculated based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this free writing prospectus). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See “Material Federal Income Tax Consideration-General” and “-REMICs-Taxation of Owners of Regular Securities” in the prospectus.

The holders of the Offered Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

The Internal Revenue Service (the “IRS”) has issued original issue discount regulations (the “OID Regulations”) under sections 1271 to 1275 of the Code that address the treatment of debt instruments issued with original issue discount, Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trust in preparing reports to the certificateholders and the IRS.

If the method for computing original issue discount described above results in a negative amount for any period with respect to a Certificateholder, the amount of original issue discount allocable to that period would be zero and the Certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those Certificates.

Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholders purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Material Federal Income Tax Considerations- REMICs—Taxation of Owners of Regular Securities” in the Prospectus.

Each holder of an Offered Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Reserve Fund or the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount or the obligation to make payments to the Supplemental Interest Trust. The Reserve Fund, the Interest Rate Swap Agreement and the Supplemental Interest Trust are not assets of any REMIC. The REMIC regular interest corresponding to an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Pass-Through Rate computed for this purpose by limiting the Swap Notional Amount of the Interest Rate Swap Agreement to the aggregate principal balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an Offered Certificate may exceed the actual amount of distributions on the Offered Certificate.

The treatment of amounts received by a holder of an Offered Certificate under such holder’s right to receive any Net WAC Rate Carryover Amount, will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC Regulations, each holder of an Offered Certificate must allocate its purchase price for the Offered Certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The Securities Administrator will, as required, treat payments made to the holders of the Offered Certificates with respect to any Net WAC Rate Carryover Amount, as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The OID Regulations provide that the Trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust’s allocation. For tax reporting purposes, the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of Net WAC Rate Carryover Amount with respect to the Offered Certificates may be treated as having more than a de minimis value as provided in the pooling and servicing agreement. Upon request, the Securities Administrator will make available information regarding such amounts as has been provided to it. Under the REMIC Regulations, the Securities Administrator is required to account for the REMIC regular interest, the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount as discrete property rights. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Offered Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the Securities Administrator’s treatment of payments of any Net WAC Rate Carryover Amount is respected, ownership of the right to any Net WAC Rate Carryover Amount will entitle the owner to amortize the price paid for the right to any Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.

Any payments made to a beneficial owner of an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net WAC Rate Carryover Amount, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Net WAC Rate Carryover Amount for such taxable year. Although not clear, net income or a net deduction with respect to any Net WAC Rate Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

Because a beneficial owner of any Net WAC Rate Carryover Amount will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amount would be subject to the limitations described above.

Upon the sale of an Offered Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Offered Certificate, as the case may be. A holder of an Offered Certificate will have gain or loss from such a termination of the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount.

Gain or loss realized upon the termination of the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of any Net WAC Rate Carryover Amount could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

The REMIC regular interest component of each Offered Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Offered Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Offered Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

Because any Net WAC Rate Carryover Amount is treated as separate rights of the Offered Certificates not payable by any REMIC elected by the Trust, such rights will not be treated as qualifying assets for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or REMIC. In addition, any amounts received from the Reserve Fund and the Supplemental Interest Trust will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

For further information regarding federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations—REMICs” in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the second amended and restated underwriting agreement, dated as of June 24, 1999, as amended and restated to and including, January 25, 2006 and a terms agreement to be executed on or before the Closing Date (collectively, the “Underwriting Agreement”), between the Underwriter and the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates.

Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be ____% of the aggregate initial Certificate Principal Balance of the Offered Certificates. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the Closing Date. The Offered Certificates will be offered in Europe and the United States of America.

The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against those civil liabilities set forth in the Underwriting Agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect of these liabilities.

SECONDARY MARKET

There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriter intends to establish a market in the Offered Certificates but it is not obligated to do so. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be available on an ongoing basis. The limited nature of the information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in this free writing prospectus under “Description of the Certificates-Reports to Certificateholders” which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement.

LEGAL MATTERS

Legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood llp, New York, New York.

RATINGS

It is a condition to the issuance of the certificates that the Offered Certificates receive at least the following ratings from Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Dominion Bond Rating Service (“DBRS”):

Offered Certificates	S&P	Moody’s	DBRS
Class A-1	AAA	Aaa	AAA
Class A-2A	AAA	Aaa	AAA
Class A-2B	AAA	Aaa	AAA
Class A-2C	AAA	Aaa	AAA
Class A-2D	AAA	Aaa	AAA
Class M-1	AA+	Aa1	AA (high)
Class M-2	AA	Aa2	AA
Class M-3	AA	Aa3	AA (low)
Class M-4	AA-	A1	A (high)
Class M-5	A+	A2	A
Class M-6	A	A3	A (low)
Class M-7	BBB+	Baa1	BBB (high)
Class M-8	BBB	Baa2	BBB
Class M-9	BBB	Baa3	BBB
Class M-10	BBB-	Ba1	BBB (low)

The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the Mortgage Loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from that originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events. In addition, the ratings on the Offered Certificates do not address the likelihood of receipt by the holders of such certificates of any amounts in respect of Net WAC Rate Carryover Amounts from amounts received or advanced on the Mortgage Loans.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

The Depositor has not requested that any rating agency rate the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated in this section.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuer requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuer’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, the Issuing Entity, the Master Servicer, the Servicer, the Originator, the Securities Administrator or the Custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Certificateholders.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

There are no affiliations between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the Master Servicer, the Securities Administrator, the Custodian, the Originator, the Servicer and the Trustee. There are no affiliations among the Master Servicer, the Securities Administrator or the Custodian and any of the Servicer, the Originator and the Trustee. There are no affiliations among the Servicer, the Originator and the Trustee. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the Master Servicer, the Securities Administrator, the Custodian, the Servicer, the Originator or the Trustee, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

LEGAL INVESTMENT

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of Offered Certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The Depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans”). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire Offered Certificates is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Offered Certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described in this free writing prospectus and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has issued an Exemption, as described under “ERISA Considerations” in the prospectus, to the Underwriters. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates rated at least “BBB-” (or its equivalent) by S&P, Fitch Ratings or Moody’s at the time of purchase and underwritten by the Underwriters and the servicing and operation of asset pools consisting of certain types of secured obligations, such as mortgage loans, provided that the conditions of the Exemption are satisfied. However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of Certificates be “BBB-” or higher at the time of purchase. The Exemption also requires that each Mortgage Loan have a loan-to-value ratio of not more than 100%, based on the outstanding principal balance of such Mortgage Loan and the fair market value of the related Mortgaged Property as of the Closing Date. It is possible that, if the fair market value of any of the Mortgage Loans has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other mortgage loans.

For so long as the holder of an Offered Certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the Offered Certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Offered Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under PTCE 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

A fiduciary of or other investor of Plan assets contemplating purchasing an Offered Certificate should consult their legal counsel concerning the availability of, and the scope of relief provided by, the Exemption and the enumerated class Exemptions.

Each beneficial owner of a Mezzanine Certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust (which holds the Interest Rate Swap Agreement) shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such subordinated certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the subordinated certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Fitch or Moody’s or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account”, as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of this section shall indemnify to the extent permitted by law and hold harmless the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, the Servicer, the Underwriter and the Trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Plan fiduciaries are encouraged to consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of any class of Offered Certificates to a Plan is in no respect a representation by the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Servicer or the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

AVAILABLE INFORMATION

The Depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the Depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The Depositor does not intend to send any financial reports to security holders.

The Issuing Entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Certificates — Reports to Certificateholders” and “Servicing of the Mortgage Loans — Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as will have been filed with the Commission will be posted on the Securities Administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.ctslink.com

REPORTS TO CERTIFICATEHOLDERS

So long as the Issuing Entity is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

If the Issuing Entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the Securities Administrator’s website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing of the Mortgage Loans — Evidence as to Compliance” and “Description of the Certificates — Reports to Certificateholders.”

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this free writing prospectus by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the Depositor with respect to the trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates. All documents subsequently filed by the Depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of the offering prior to the termination of the offering of the Offered Certificates will also be deemed incorporated by reference into this free writing prospectus.

The Depositor will provide or cause to be provided without charge to each person to whom this free writing prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of the person, a copy of any or all the reports incorporated in this free writing prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the Offered Certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to ACE Securities Corp., 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211, or by telephone at (704) 365-0569. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

ANNEX I

GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and sellers accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depository, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants For deliver to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is ineffectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

Exemption or reduced rate for non-U.S. Persons subject to special U.S. federal income tax rules (Form W-8EXP). A non-U.S. Person that is a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S. possession may obtain an exemption or reduced tax rate on certain income by filing Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding).

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payers Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20,1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.